Exhibit 10.5

BAY COLONY CORPORATE CENTER

WALTHAM, MASSACHUSETTS

OFFICE LEASE

BAY COLONY CORPORATE CENTER LLC,

a Delaware limited liability company,

Landlord

and

OSCIENT PHARMACEUTICALS CORPORATION,

a Massachusetts corporation,

Tenant

DATED AS OF: June 23, 2004

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43.	Authority	50
44.	No Offer	51
45.	Real Estate Brokers	51
46.	Consents and Approvals	51
47.	Reserved Rights	52
48.	Financial Statements	52
49.	Deleted	52
50.	Nondisclosure of Lease Terms	52
51.	Furniture	53
52.	Right of First Offer	53
53.	Renewal Option	54
54.	Notice of Lease; Termination Agreement	56

EXHIBITS

A – Outline of Premises

B – Rules and Regulations

C – Form of Commencement Date Letter

D – Description of Final Plans

E – Letter of Credit

F – List of Existing Furniture

G – Outline of First Offer Space

H – Fleet SNDA

I – Form of Notice of Lease

J – Form of Termination Agreement

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LEASE

THIS LEASE is made as of the 23 day of June, 2004, between BAY COLONY CORPORATE CENTER LLC, a Delaware limited liability company (“Landlord”), and OSCIENT PHARMACEUTICALS CORPORATION, a Massachusetts corporation (“Tenant”).

1. Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, on the terms and conditions set forth herein, the space outlined on the attached Exhibit A (the “Premises”) which Premises consist of “Increment 1” and “Increment 2,” as shown on Exhibit A. The Premises are located on the floor specified in Paragraph 2 below of the building located at 1000 Winter Street, Waltham, Massachusetts (the “Building”). The parcel(s) of land (the “Land”) on which the Building is located and the other improvements on the Land (including the Building, driveways, and landscaping) are referred to herein as the “Real Property.” The Real Property is situated within Bay Colony Corporate Center (the “Office Park”).

Tenant’s lease of the Premises shall include the right to use, in common with others and subject to the other provisions of this Lease, the public lobbies, entrances, stairs, elevators and other public portions of the Building and the parking lots, driveways and sidewalks serving the Office Park. All of the windows and outside walls of the Premises and any space in the Premises used for shafts, stacks, pipes, conduits, ducts, electrical equipment or other utilities or Building facilities are reserved solely to Landlord and Landlord shall have rights of access through the Premises for the purpose of operating, maintaining and repairing the same, subject to the provisions of Paragraph 23 below regarding Landlord’s access to the Premises.

2. Certain Basic Lease Terms. As used herein, the following terms shall have the meaning specified below:

a.	Floor(s) on which the Premises are located: Second (2nd) floor. The Premises are currently designated as Suite 2200. Landlord and Tenant agree that for the purpose of this Lease, Increment 1 shall be deemed to contain 8,688 rentable square feet of space and Increment 2 shall be deemed to contain 22,813 rentable square feet of space, for a total rentable square footage for the Premises of 31,501 rentable square feet of space.

b.	Lease term: Approximately seven (7) years and eight (8) months. The Lease term as to Increment 1 shall commence on the date hereof (the “Increment 1 Commencement Date”). The Lease term as to Increment 2 shall commence on the date of Substantial Completion (as defined in Paragraph 4.b. below) of the portion of the Tenant Improvements (as defined in Paragraph 4.a. below) that are located in Increment 2 (the “Increment 2 Commencement Date”). References in this Lease to the “Commencement Date” shall be deemed to refer to the Increment 1 Commencement Date as to Increment 1 and be deemed to refer to the Increment 2 Commencement Date as to Increment 2.

The Lease term shall end on the date (the “Expiration Date”) that is the last day of the ninetieth (90th) full calendar month following the Increment 2 Commencement Date.

c.	Monthly Rent: The sums set forth below for the respective periods:

Period	Monthly Rate
Increment 1 Commencement Date through July 31, 2004	$1,810.00	(electricity and cleaning for Increment 1 only)
August 1, 2004 through July 31, 2005	$50,821.61
August 1, 2005 through July 31, 2007	$60,376.92
August 1, 2007 through July 31, 2009	$65,627.08
August 1, 2009 through Expiration Date	$70,877.25

Notwithstanding the above, Tenant’s Monthly Rent shall be fully abated for the following six (6) calendar months: November and December of 2005, November and December of 2006, and November and December of 2007.

d.	Security: Letter of credit in the amount of Three Hundred Ninety Three Thousand Seven Hundred Sixty Two and 50/100 Dollars ($393,762.50).

e.	Tenant’s Share: 11.2838%, which percentage is based upon (A) the rentable square feet of the Premises set forth in Paragraph 2.a. above, divided by (B) the total rentable square feet of the Building, which Landlord and Tenant agree, for the purpose of this Lease, shall be deemed to contain 279,189 rentable square feet.

Base Year: The calendar year 2004.

f.	Base Tax Year: The fiscal tax year ending June 30, 2005.

g.	Initial Contemplated Use of Premises: Biopharmaceutical development. Paragraph 8.a. below sets forth the permitted uses of the Premises.

h.	Real estate broker(s): Shorenstein Realty Services, L.P., Trammell Crow Company and Spaulding & Slye.

i.	Tenant’s Electrical Charge: Three Thousand Two Hundred Eighty One and 35/100 Dollars ($3,281.35) per month.

3. Term; Delivery of Possession of Premises.

a. Term. The term of this Lease shall commence as to Increment 1 on the Increment 1 Commencement Date (as defined in Paragraph 2.b. above) and commence as to Increment 2 on the Increment 2 Commencement Date (as defined in Paragraph 2.b. above) and, unless sooner terminated pursuant to the terms hereof or at law, shall expire on the Expiration Date (as defined in Paragraph 2.b.). Upon either party’s request after the Increment 2 Commencement Date, Landlord and Tenant shall execute a letter to substantially the form of Exhibit C attached hereto confirming the Increment 2 Commencement Date.

b. Delivery of Increment 1 and Increment 2. Increment 1 shall initially be delivered by Landlord to Tenant in its as-is condition on the date of this Lease. In the event of any delay in the delivery of Increment 1 to Tenant in its as-is condition caused by fire or other casualty, acts of God or any other cause beyond the reasonable control of Landlord, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but Landlord shall use reasonable diligent efforts to deliver Increment 1 to Tenant as soon as is reasonably possible after the date of this Lease. No delay in delivery of possession of Increment 1 to Tenant shall amend Tenant’s obligations under this Lease; provided, however, that if Increment 1 is not delivered to Tenant on the date of this Lease, then the Increment 1 Commencement Date shall be modified to be the date that Increment 1 is actually delivered to Tenant in its as-is condition. Notwithstanding the initial delivery of Increment 1 to Tenant in its as-is condition, Tenant Improvements will subsequently be constructed in Increment 1 pursuant to Paragraph 4 below.

Increment 2 shall be delivered to Tenant upon Substantive 1 Completion of the portion of the Tenant Improvements that are to be constructed in Increment 2 pursuant to Paragraph 4 below.

If Substantial Completion of the Tenant Improvements I located in Increment 1 and/or Increment 2 is delayed for any reason whatsoever, this Lease shall not be void or voidable. Further, no delay in the Substantial Completion of the Tenant Improvements shall amend Tenant’s obligations under this Lease. In no event shall Landlord be liable to Tenant for any delay in completion of the Tenant Improvements that is caused or occasioned by strikes, lockout, labor disputes, shortages of material or labor, fire or other casualty, acts of God or any other cause beyond the commercially reasonable control of Landlord (“Force Majeure”). Notwithstanding the foregoing, if the Tenant Improvements for both Increment 1 and Increment 2 are not Substantially Completed by the Target Completion Date (as defined in Paragraph 4.c.

below) due to Landlord’s failure to comply with the construction schedule set forth in Paragraph 4.c. below for any reason other than delays caused by Force Majeure or a Tenant Delay (as defined in Paragraph 4.d. below) (any such delay caused by other than Force Majeure or a Tenant Delay being referred to hereinafter as a “Landlord Delay”), then Tenant’s Monthly Rent shall be abated one (1) day for each day beyond the Target Completion Date that the Tenant Improvements were not Substantially Completed due to a Landlord Delay, which abatement shall be applied as soon as the Target Completion Date (as extended by any delays caused by Force Majeure or a Tenant Delay) has been passed. In no event shall Tenant’s Monthly Rent be abated if the Tenant Improvements are not completed by the Target Completion Date due to Force Majeure and/or a Tenant Delay(s).

c. Early Occupancy. If, at Tenant’s request, Landlord permits Tenant to take occupancy of Increment 1 and/or Increment 2 prior to their respective Commencement Dates set forth above, then the Commencement Date as to that increment shall be the date of such early occupancy by Tenant; provided, however, that the Expiration Date of this Lease shall not be affected by such early occupancy of either increment of the Premises. Tenant’s entry into the Premises for the purposes provided for in Paragraph 4.e. below shall not constitute occupancy of the Premises for the purposes of this Paragraph 3.c.

4. Condition of Premises. Except as otherwise expressly provided in this Paragraph 4, Tenant shall accept the Premises in their “as-is” condition and Landlord shall have no obligation to make or pay for any improvements or renovations in or to the Premises.

a. Tenant Improvements; Final Plans; Budget. Landlord shall cause Landlord’s designated contractor (“Contractor”) to construct the improvements in the Premises (the “Tenant Improvements”) which are specifically described in the construction plans and specifications described on the attached Exhibit D (the “Final Plans”).

As soon as reasonably possible after the date hereof, Landlord shall provide Tenant with an estimated budget for the Tenant Improvements, which budget shall include Contractor’s fee, the Construction Management Fee (as defined in Paragraph 4.e. below) and a reasonable contingency. Tenant shall have three (3) business days after the receipt of the estimated budget to approve or reasonably disapprove of the estimated budget or to approve or reasonably disapprove of particular line items in the estimated budget. If Tenant disapproves of the budget or any line item thereon within such three (3) business day period, then Landlord shall cause Landlord’s architect to modify the Final Plans to satisfactorily address the desired change to the budget. Any and all revisions to the Final Plans shall be subject to Landlord’s reasonable approval. Upon the revision of the Final Plans, Landlord shall cause Contractor to promptly prepare and submit to Tenant a revised estimated budget, Tenant shall respond to the revised estimated budget in the manner described above with regard to the initial budget. Any delay in Substantial Completion of the Tenant Improvements caused directly or indirectly by any revision to the Final Plans or the initial estimated budget or any subsequently revised budget (other than revisions required to correct errors or incomplete work by Landlord, Landlord’s architect or Contractor) shall constitute a Tenant Delay as defined in Paragraph 4.d. below. In the event Tenant shall fail to raise any objections to the initial budget or any revised budget within the three (3) business day period(s) described above, Tenant shall be deemed to have approved the proposed budget or revised budget, as applicable. The budget, as approved by Landlord and Tenant, is referred to hereinafter as the “Final Budget”

Notwithstanding anything to the contrary in this Paragraph 4.a, or elsewhere in this Paragraph 4, Landlord and Tenant agree that, although the Final Budget represents a good faith estimate by Contractor of the costs of the construction of the Tenant Improvements, the Final Budget is only an estimate based on information presently known by Contractor with regard to the present condition of the Premises and the anticipated costs of the design and construction of the Tenant Improvements. Tenant hereby authorizes Landlord to make expenditures from the contingency category of the Final Budget to cover any unforeseen expenses; provided, however, in no event may Landlord spend amounts in excess of the Final Budget contingency without Tenant’s prior written consent.

b. Changes. If Tenant requests any change, addition or alteration in or to the Final Plans (“Changes”), Landlord shall cause Landlord’s architect to prepare additional plans implementing such Change (which additional plans shall be subject to Landlord’s reasonable approval) and Landlord’s reasonable architectural charges in connection therewith shall be added to the cost of the Tenant Improvements. As soon as practicable after the completion of such additional plans, Landlord shall notify Tenant of the estimated cost of the Change. Within three (3) business days after receipt of such cost estimate, Tenant shall notify Landlord in writing whether Tenant approves the Change. If Tenant approves the Change, Landlord shall proceed with the Change and the cost of the Change shall be added to the cost of the Tenant Improvements and the Final Budget adjusted accordingly. If Tenant fails to approve the Change within such three (3) business day period, the requested Change shall not be incorporated into the Tenant Improvements.

c. Construction; Substantial Completion. Landlord shall cause Contractor to commence the construction of the Tenant Improvements as soon as is reasonably possible after the approval by Landlord and Tenant of the Final Budget and Tenant’s delivery to Landlord of the Letter of Credit, in the form required by Paragraph 6 below. In no event shall Landlord be required to commence construction of the Tenant Improvements prior to the date the Letter of Credit is received by Landlord. If Tenant has not delivered the Letter of Credit to Landlord on or before the date (the “LOC Date”) that is ten (10) business days following the date of this Lease, then any delay in the Substantial Completion of the Tenant Improvements that is caused by Tenant’s failure to deliver the Letter of Credit to Landlord on or before the LOC Date, shall constitute a Tenant Delay for purposes of the third grammatical paragraph of Paragraph 3 above.

Landlord and Contractor shall adhere to the following schedule for construction:

Receive permits for construction not later than July 15, 2004

Substantial Completion of Tenant Improvements in Increment 2 on or before August 12, 2004

Substantial Completion of Tenant Improvements in Increment 1 on or before September 16,2004 (“Target Completion Date”)

Tenant acknowledges that the portion of the Tenant Improvements being constructed in Increment 1 will be constructed therein after Tenant has commenced occupancy of Increment 1. Landlord and Tenant shall agree upon a mutually acceptable staging schedule for the construction of the Tenant Improvements so that Tenant can vacate the portions of Increment 1 that are required to be vacated in order for certain of the Tenant Improvement work to be performed therein; provided, however, that any delay in the Substantial Completion of the Tenant Improvements caused by such staging shall constitute a Tenant Delay, rather than a Landlord Delay, for purposes of applying Paragraph 3.b. above. Tenant shall not be entitled to any abatement of the electricity or cleaning charge during the construction of the Tenant Improvements in Increment 1, nor of Monthly Rent if the Tenant Improvements are not completed prior to August 1, 2004; subject, however, to the third grammatical paragraph of Paragraph 3.b. above.

Landlord shall provide and cause to be installed only those wall terminal boxes and/or floor monuments required for Tenant’s telephone or computer systems as are shown on the Final Plans. Landlord will provide ordinary power wiring to locations shown on the Final Plans and shall provide and cause to be installed conduits as required for Tenant’s telephone and computer systems as shown on the Final Plans, but shall in no event install, pull or hook up such wires or provide wiring necessary for special conditioned power to the Premises. Further, notwithstanding anything to the contrary herein, Landlord and Tenant shall cooperate with each other to resolve any space plan issues raised by applicable local building codes. The Tenant Improvements shall be deemed to be “Substantially Completed” when (i) they have, as determined by Landlord’s architect, been completed in accordance with the Final Plans, subject only to correction or completion of “Punch List” items, which items shall be limited to minor items of incomplete or defective work or materials or mechanical maladjustments that are of such a nature that they do not materially interfere with or impair Tenant’s use of the Premises for Tenant’s business and (ii) any governmental approvals (which may be oral approvals by inspectors or other officials, and may be temporary or conditional in accordance with local practice) and permits required for the lega1 occupancy of the Premises have been issued. The definition of “Substantially Completed” shall also apply to the terms “Substantial Completion” and “Substantially Complete”.

d. Tenant Delays. Tenant shall be responsible for, and shall pay to Landlord, any and all costs and expenses incurred by Landlord in connection with any delay in the commencement or completion of the Tenant Improvements and any increase in the cost of the Tenant Improvements caused by (i) any Changes requested by Tenant in the Final Plans (including any cost or delay resulting from proposed changes that are not ultimately made), (ii) any failure by Tenant to timely pay any amounts due from Tenant hereunder, including any additional costs resulting from any Change (it being acknowledged that if Tenant fails to make or otherwise delays making such payments, Landlord may stop work on the Tenant Improvements rather than incur costs which Tenant is obligated to fund but has not yet funded and any delay from such a work stoppage will be a Tenant Delay), (iii) the inclusion in the Tenant Improvements of any so-called “long lead” materials (such as fabrics, paneling, carpeting or other items that are not readily available within industry standard lead times (e.g., custom made items that require time to procure beyond that customarily required for standard items, or items that are currently out of stock and will require extra time to back order) and for which suitable substitutes exist), (iv) Tenant’s failure to respond within three (3) business days to reasonable inquiries by Landlord or Contractor regarding the construction of the Tenant Improvements, or (v) any other delay requested or caused by Tenant. Each of the foregoing is referred to herein as a “Tenant Delay”.

e. Cost of Tenant Improvements. Landlord shall bear the cost of the construction of the Tenant Improvements (including the architectural costs for the preparation of the Tenant Approved Plans and the Final Plans, Contractor’s fee and the Construction Management Fee (as defined below)), limited however to a maximum expenditure by Landlord therefor of Four Hundred Seventy Two Thousand Five Hundred Fifteen Dollars ($472,515.00) (“Landlord’s Allowance”). A portion of Landlord’s Allowance not to exceed One Hundred Fifty Seven Thousand Five Hundred Five Dollars ($157,515.00) may be applied to the reasonable architectural and engineering costs for the design of the Tenant Improvements and to wiring and cabling, Tenant’s security system in the Premises, signage, moving expenses and costs of breaking down and reinstalling the Furniture (as defined in Paragraph 51 below) (“Soft Costs”). No portion of Landlord’s Allowance may (i) be applied to the cost of equipment, trade fixtures, furniture or free rent, (ii) be applied to any portion of the Premises which is then the subject of a sublease, or (iii) be used to prepare any portion of the Premises for a proposed subtenant or assignee. Disbursements of Landlord’s Allowance for payment of Soft Costs pursuant to the foregoing shall be made by Landlord within thirty (30) days following Landlord’s receipt of Tenant’s written request therefor accompanied by written invoices (in form reasonably acceptable to Landlord) evidencing the subject costs.

Subject to the expenditure restrictions set forth in the last sentence of Paragraph 4.a. above, Tenant shall pay for all costs of the construction of the Tenant Improvements in excess of Landlord’s Allowance (the “Excess Cost”). Based on the estimated cost of the construction of the Tenant Improvements, as shown on the Final Budget (the “Estimated Costs”), the prorata share of the Estimated Costs payable by Landlord and Tenant shall be determined and an appropriate percentage share established for each (a “Share of Costs”). Tenant and Landlord shall fund the cost of the construction (including the applicable portion of the applicable fees) as the same is performed, in accordance with their respective Share of Costs for the construction, with Tenant’s payments being made to Landlord within thirty (30) days of Landlord’s written demand. At such time as Landlord’s Allowance has been entirely disbursed, Tenant shall pay the remaining Excess Cost, if any, to Landlord, which payment shall be made, at Landlord’s option, in advance or in course of construction installments. Upon Tenant’s written request, Landlord or Contractor shall provide Tenant with a breakdown of all construction costs to date and of Landlord’s and Tenant’s prior contributions toward such costs.

Notwithstanding the foregoing, Landlord shall retain from the amount of Landlord’s Allowance, as compensation to Landlord for review of the Final Plans and for construction inspection, administration and management with regard to the Tenant Improvements, a sum (the “Construction Management Fee”) equal to (i) five percent (5%) of the first One Hundred Thousand Dollars ($100,000.00) of the hard construction costs for the Tenant Improvements and the costs of the mechanical, engineering and plumbing drawings for the

Tenant Improvements, plus (ii) three percent (3%) of such costs in excess of One Hundred Thousand Dollars ($100,000.00). At the time Landlord makes any disbursement of Landlord’s Allowance, Landlord shall retain from Landlord’s Allowance, as a partial payment of the Construction Management Fee, a proportionate amount of the Construction Management Fee based upon Landlord’s reasonable estimation of the amount required to be withheld from each disbursement in order to ensure that the entire Construction Management Fee is retained over the course of construction on a prorata basis. At such time as Landlord’s Allowance has been entirely disbursed, Tenant shall, within ten (10) business days of written demand, pay to Landlord the remainder, if any, of the Construction Management Fee not yet paid to Landlord. Landlord’s aforementioned written demand shall detail the manner in which the Construction Management Fee was calculated and specify which portion of the Construction Management Fee was previously paid and the portion owed.

f. Early Entry. Notwithstanding anything to the contrary in this Lease, Tenant may, prior to the Substantial Completion of Tenant Improvements, enter the Premises for the purpose of installing telephones, electronic communication or related equipment fixtures, furniture and equipment, provided that Tenant shall be solely responsible for any of such equipment, fixtures, furniture or material and for any loss or damage thereto from any cause whatsoever, excluding only the gross negligence or deliberate misconduct of Landlord or Landlord’s contractors. Such early access to the Premises and such installation shall be permitted only to the extent that Landlord determines that such early access and installation activities will not delay Landlord’s completion of the construction of the Tenant Improvements. Landlord and Tenant shall cooperate in the scheduling of Tenant’s early access to the Premises and of Tenant’s installation activities in an attempt to maximize the benefits to Tenant of this Paragraph 4.e. without interfering with Contractor’s completion of the construction of the Tenant Improvements. The provisions of the final grammatical paragraph of Paragraph 8.a. below, the provisions of Paragraph 9.a. below, and the provisions of Paragraphs 14 and 15 below shall apply in full during the period of any such early entry, and Tenant shall (i) provide certificates of insurance evidencing the existence and amounts of liability insurance carried by Tenant and its agents and contractors, reasonably satisfactory to Landlord, prior to such early entry, and (ii) comply with all applicable laws, regulations, permits and other approvals applicable to such early entry work in the Premises.

5. Monthly Rent.

a. Commencing as of the Commencement Date, and continuing thereafter on or before the first day of each calendar month during the term hereof, Tenant shall pay to Landlord, as monthly rent for the Premises, the applicable Monthly Rent and Tenant’s Electrical Charge specified in Paragraph 2 above for the periods referred to therein. If Tenant’s obligation to pay Monthly Rent hereunder commences on a day other than the first day of a calendar month, or if the term of this Lease terminates on a day other than the last day of a calendar month, then the Monthly Rent and Tenant’s Electrical Charge payable for such partial month shall be appropriately prorated on the basis of a thirty (30)-day month. Monthly Rent, Tenant’s Electrical Charge and the Additional Rent specified in Paragraph 7 shall be paid by Tenant to Landlord, in advance, without deduction, offset, prior notice or demand, in immediately available funds of lawful money of the United States of America, or by good check as described below, to the lockbox location designated by Landlord, or to such other person or at such other place as Landlord may from time to time designate in writing. Payments made by check must be drawn either on a California financial institution or on a financial institution that is a member of the federal reserve system. Notwithstanding the foregoing, Tenant shall pay to Landlord together with Tenant’s execution of this Lease an amount equal to the Monthly Rent payable for the first full calendar month of the Lease term after Tenant’s obligation to pay Monthly Rent shall have commenced hereunder, which amount shall be applied to the Monthly Rent first due and payable hereunder.

b. All amounts payable by Tenant to Landlord under this Lease, or otherwise payable in connection with Tenant’s occupancy of the Premises, in addition to the Monthly Rent and Tenant’s Electrical Charge hereunder and Additional Rent under Paragraph 7, shall constitute rent owed by Tenant to Landlord hereunder.

c. Any rent not paid by Tenant to Landlord when due shall bear interest from the date due to the date of payment by Tenant at an annual rate of interest (the “Interest Rate”) equal to the lesser of (i) twelve percent (12%) per annum or (ii) the maximum annual interest rate allowed by law on such due date for business loans (not primarily for personal, family or household purposes) not exempt from the usury law. Failure by Tenant to pay rent when due, including any interest accrued under this subparagraph, shall constitute an Event of Default (as defined in Paragraph 25 below) giving rise to all the remedies afforded Landlord under this Lease and at law for nonpayment of rent.

d. No security or guaranty which may now or hereafter be furnished to Landlord for the payment of rent due hereunder or for the performance by Tenant of the other terms of this Lease shall in any way be a bar or defense to any of Landlord’s remedies under this Lease or at law.

6. Letter of Credit. As security for the performance by ‘ Tenant of Tenant’s obligations hereunder, Tenant shall cause to be delivered to Landlord, within thirty (30) days following the date of this Lease, an original irrevocable standby letter of credit (the “Letter of Credit”) in the amount specified in Paragraph 2.d. above, naming Landlord as beneficiary, which Landlord may draw upon to cure any Event of Default under this Lease or to compensate Landlord for any damage (subject to the limitations on damages expressly provided for in the last grammatical paragraph of Paragraph 14.b. below) Landlord incurs as a result of an Event of Default. Tenant’s failure to deliver the Letter of Credit within the aforementioned thirty (30) day period shall constitute an Event of Default entitling Landlord to exercise the remedies set forth in Paragraph 25.b. below. Any such draw on the Letter of Credit shall not constitute a waiver of any other rights of Landlord with respect to any such Event of Default or failure to perform. The Letter of Credit shall be issued by a major commercial bank reasonably acceptable to Landlord, with a metropolitan Boston, or New York, New York, service and claim point for the Letter of Credit, have an expiration date not earlier than the sixtieth (60th) day after the Expiration Date (or, in the alternative, have a term of not less than one (1) year and be automatically renewable for an additional one (1) year period unless notice of non-renewal is given by the issuer to Landlord not later than sixty (60) days prior to the expiration thereof) and shall provide that Landlord may make partial and multiple draws thereunder, up to the face amount thereof. In addition, the Letter of Credit shall provide that, in the event of Landlord’s assignment or other transfer of its interest in this Lease, the Letter of Credit shall be freely transferable by Landlord, without charge and without recourse, to the assignee or transferee of such interest and the bank shall confirm the same to Landlord and such assignee or transferee. The Letter of Credit shall provide for payment to Landlord upon the issuer’s receipt of a sight draft from Landlord together with Landlord’s certificate certifying that the requested sum is due and payable from Tenant and Tenant has failed to pay, and with no other conditions, shall be in the form attached hereto as Exhibit E, or otherwise in form and content satisfactory to Landlord. If the Letter of Credit has an expiration date earlier than the date sixty (60) days following the Expiration Date, then throughout the term hereof (including any renewal or extension of the term) Tenant shall provide evidence of renewal of the Letter of Credit to Landlord at least sixty (60) days prior to the date the Letter of Credit expires. If Landlord draws on the Letter of Credit pursuant to the terms hereof, Tenant shall immediately replenish the Letter of Credit or provide Landlord with an additional letter of credit conforming to the requirement of this paragraph so that the amount available to Landlord from the Letter of Credit(s) provided hereunder is the amount specified in Paragraph 2.d. above. Tenant’s failure to deliver any replacement, additional or extension of the Letter of Credit, or evidence of renewal of the Letter of Credit, within the time specified under this Lease shall entitle Landlord to draw upon the Letter of Credit then in effect. If Landlord liquidates the Letter of Credit as provided in the preceding sentence, Landlord shall hold the funds received from the Letter of Credit as security for Tenant’s performance under this Lease, and Landlord shall not be required to segregate such security deposit from its other funds and no interest shall accrue or be payable to Tenant with respect thereto. No holder of a Superior Interest (as defined in Paragraph 21 below), nor any purchaser at any judicial or private foreclosure sale of the Real Property or any portion thereof, shall be responsible to Tenant for such security deposit unless and only to the extent such holder or purchaser shall have actually received the same. If Tenant is not in default at the expiration or termination of this Lease, Landlord shall return to Tenant the Letter of Credit or the balance of the security deposit then held by Landlord, as applicable within thirty (30) days following the expiration or earlier termination of this Lease; provided, however, that in no event shall any such return be construed as an admission by Landlord that Tenant has performed all of its covenants and obligations hereunder.

7. Additional Rent; Operating Expenses and Tax Expenses.

a. Operating Expenses. Tenant shall pay to Landlord at the times hereinafter set forth, Tenant’s Share, as specified in Paragraph 2.e. above, of any increase in the Operating Expenses (as defined below) incurred by Landlord in each calendar year subsequent to the Base Year specified in Paragraph 2.f. above, over the Operating Expenses incurred by Landlord during the Base Year. The amounts payable under this Paragraph 7.a. and Paragraph 7.b. below are termed “Additional Rent” herein.

The term “Operating Expenses” shall mean the total costs and expenses incurred by Landlord in connection with the management, operation, maintenance, repair and ownership of the Real Property (including, without limitation, costs and expenses incurred in connection with the management, operation, maintenance, repair and ownership of other portions of the Office Park, to the extent fairly allocable to the Real Property), including, without limitation, the following costs: (1) salaries, wages, bonuses and other compensation (including hospitalization, medical, surgical, retirement plan, pension plan, union dues, life insurance, including group life insurance, welfare and other fringe benefits, and vacation, holidays and other paid absence benefits) relating to employees of Landlord or its agents engaged in the operation, repair, or maintenance of the Real Property; (2) payroll, social security, workers’ compensation, unemployment and similar fixes with respect to such employees of Landlord or its agents, and the cost of providing disability or other benefits imposed by law or otherwise, with respect to such employees; (3) the cost of uniforms (including the cleaning, replacement and pressing thereof) provided to such employees; (4) premiums and other charges incurred by Landlord with respect to fire, other casualty, rent and liability insurance, any other insurance as is deemed necessary or advisable in the reasonable judgment of Landlord, or any insurance required by the holder of any Superior Interest (as defined in Paragraph 21 below), and, after the Base Year, costs of repairing an insured casualty to the extent of the deductible amount under the applicable insurance policy; (5) water charges and sewer rents or fees; (6) license, permit and inspection fees; (7) sales, use and excise taxes on goods and services purchased by Landlord in connection with the operation, maintenance or repair of the Real Property and Building systems and equipment; (8) telephone, telegraph, postage, stationery supplies and other expenses incurred in connection with the operation, maintenance, or repair of the Real Property; (9) management fees and expenses; (10) costs of repairs to and maintenance of the Real Property, including building systems and appurtenances thereto and normal repair and replacement of worn-out equipment, facilities and installations, but excluding the replacement of major building systems (except to the extent provided in (16) and (17) below); (11) fees and expenses for janitorial, window cleaning, guard, extermination, water treatment, rubbish removal, plumbing and other services and inspection or service contracts for elevator, electrical, mechanical, HVAC and other building equipment and systems or as may otherwise be necessary or proper for the operation, repair or maintenance of he Real Property; (12)costs of supplies, tools, materials, and equipment used in connection with the operation, maintenance or repair of the Real Property; (13) accounting, legal and other professional fees and expenses; (14) fees and expenses for painting the exterior or the public or common areas of the Building and the cost of maintaining the sidewalks, landscaping and other common areas of the Real Property; (15) costs and expenses for electricity, chilled water, air conditioning water for heating, gas, fuel, steam, heat, lights, power and other energy related utilities required ii connection with the operation, maintenance and repair of the Real Property (provided, however, that if the cost of any energy related utility for the Base Year is greater than the cost of such utility in subsequent year(s) of the Lease term due to unusual increases or fluctuations in the rate for such utility in the Base Year and such unusual increases or fluctuations are not present in the applicable subsequent year(s), Operating Expenses for the Base Year may be adjusted, for purposes of determining the Operating Expenses payable by Tenant in the applicable subsequent year(s), to reflect what the cost of such utility would have been in the Base Year had normal rates applied); (16) the cost of any capital improvements made by Landlord to the Real Property or capital assets acquired by Landlord after the Base Year in order to comply with any local, state or federal law, ordinance, rule, regulation, code or order of any governmental entity or insurance requirement (collectively, “Legal Requirement”) with which the Real Property was not required to comply during the Base Year, or to comply with any amendment or other change to the enactment or interpretation of any Legal Requirement from its enactment or interpretation during the Base Year; (17) the cost of any capital improvements made by Landlord to the Building or capital assets acquired by Landlord after the Base Year for the protection of the health and safety of the occupants of the Real Property or that are designed to reduce other Operating Expenses (provided, however, that, with regard to capital improvements or asset; designed to reduce other Operating Expenses, the costs thereof may only be included in Operating Expenses if, at the time such costs were incurred, Landlord reasonably estimated (and upon Tenant’s written request, Landlord shall deliver to Tenant a written statement and explanation of Landlord’s estimation) that the annual saving in Operating Expenses that would result from such expenditure would be equal to or exceed the annual amortized amount of the cost to be included in Operating Expenses pursuant to this Paragraph 7.a.); (18) the cost of furniture, draperies, carpeting, landscaping and other customary and ordinary items of personal property (excluding paintings, sculptures and other works of art) provided by Landlord for use in common areas of the Building or the Real Properly or in the Building office (to the extent that such Building office is dedicated to the operation and management of the Real Property); (19) any expenses and costs resulting from substitution of work, labor, material or services in lieu of any of the above itemizations, or for any additional work, labor, services or material resulting from compliance with any Legal Requirement applicable to the Real Property or any parts thereof; and (20) Building office rent or rental value fairly allocated among the buildings within the Office Park. With respect to the costs of items included in Operating expenses under (16) and (17), such costs shall be amortized over a reasonable period, as reasonably determined by Landlord in accordance with generally accepted property management practices, together with interest on the unamortized balance at a rate per annum equal to three (3) percentage points over the six-month United States Treasury bill rate in effect at the time such item is constructed or acquired, or at such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing or acquiring such item, but in either case not more than the maximum rate permitted by law at the time such item is constructed or acquired.

Notwithstanding the foregoing, Operating Expenses shall not include the following: (i) depreciation on the Building or equipment or systems therein; (ii) financing or refinancing costs, including all interest, principal, points and other fees or expenses incurred in the application for or obtaining any loan; (iii) rental under any ground or underlying lease; (iv) interest (except as expressly provided in this Paragraph 7.a.); (v) Tax Expenses (as defined in Paragraph 7.b. below); (vi) attorneys’ and other professional fees and expenses incurred in connection with lease negotiations with current or prospective Building tenants, lease disputes with past, current or prospective Building tenants, the enforcement of leases affecting the Real Property, the sale or refinancing of all or any part of the Real Property, the defense of Landlord’s title to or interest in the Real Property, or disputes with past, current or prospective employees of Landlord or Landlord’s agents; (vii) the cost (including any amortization thereof) of any equipment, improvements or alterations which would be properly classified as capital expenditures according to generally accepted property management practices (except to the extent expressly included in Operating Expenses pursuant to Paragraphs 7.a.(16) and (17) above); (viii) the cost (including architectural, engineering and permit costs) of decorating, improving for tenant occupancy, painting or redecorating portions of the Building to be demised to tenants; (ix) wages, salaries, benefits or other similar compensation paid to executive employees of Landlord or Landlord’s agents above the rank of regional property manager or the cost of labor and employees with respect to personnel not located at the Building on a full-time basis unless such costs are appropriately allocated between the Building and the other responsibilities of such personnel; (x) advertising and promotional expenditures; (xi) real estate broker’s or other leasing or sales commissions; (xii) penalties or other costs incurred due to a violation by Landlord, as determined by written admission, stipulation, final judgment or arbitration award, of any of the terms and conditions of this Lease or any other lease relating to the Building except to the extent such costs reflect costs that would have been concurred by Landlord absent such violation; (xiii) subject to the provisions of item (4) above, repairs and other work occasioned by fire, windstorm or other casualty, to the extent Landlord is reimbursed by insurance proceeds, and other work paid from insurance or condemnation proceeds; (xiv) costs, penalties or fines arising from Landlord’s violation of any applicable governmental rule or authority except to the extent such costs reflect costs that would have been reasonably incurred by Landlord absent such violation; (xv) overhead and profit increments paid to subsidiaries or affiliates of Landlord for management or other services on or to the Building or for supplies or other materials to the extent that the cost of the services, supplies or materials materially exceed the amounts normally payable for similar goods and services under similar circumstances (taking into account the market factors in effect on the date any relevant contracts were negotiated) in comparable buildings in the Boston metropolitan area; (xvi) charitable and political contributions; (xvii) rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature (except equipment that is not affixed to the Building and is used in providing janitorial services, and except to the extent such costs would otherwise be includable pursuant to items (16) and (17) as set forth in the immediately preceding paragraph); (xviii) any expense for which Landlord is contractually entitled to be reimbursed by a tenant or other party (other than through a provision similar to the first paragraph of this Paragraph 7.a.), including, without limitation, payments for Excess Services; (xix) the cost of services made available at no additional charge to any tenant in the Building but not to Tenant; (xx) the cost of any large-scale hazardous substance abatement, removal, or other remedial activities provided, however, Operating Expenses may include the costs attributable to those abatement, removal, or other remedial activities taken by Landlord in connection with the ordinary operation and maintenance of the Building, including costs of cleaning up any minor chemical spills, when sue! removal or spill is directly related to such ordinary maintenance and operation; (xxi) costs related solely to the sale of all or part of the Real Property; (xxii) Landlord’s general corporate overhead and administrative expense; or (xxiii) any bad debt loss or rent loss or reserves for same.

b. Tax Expenses. Tenant shall pay to Landlord as Additional Rent under this Lease, at the times hereinafter set forth, Tenant’s Share, as specified in Paragraph 2.e. above, of any increase in Tax Expenses (as defined below) incurred by Landlord in each calendar year subsequent to the Base Tax Year specified in Paragraph 2.f. above, over Tax Expenses incurred by Landlord during the Base Tax Year. Notwithstanding the foregoing, if any reassessment, reduction or recalculation of any item included in Tax Expenses during the term results it a reduction of Tax Expenses, then, to the extent Tenant paid the same, Tenant shall be refunded Tenant’s share of such reduction for such year.

The term “Tax Expenses” shall mean all taxes, assessments (whether general or special), excises, transit charges, housing fund assessments or other housing charges, improvement districts, levies or fees, ordinary or extraordinary, unforeseen as well as foreseen, of any kind, which are assessed, levied, charged, confirmed or imposed on the Real Property, on Landlord with respect to the Real Property, on the act of entering into leases of space in the Real Property, on the use or occupancy of the Real Property or any part thereof, with respect to services or utilities consumed in the use, occupancy or operation of the Real Property, on any improvements, fixtures and equipment and other personal property of Landlord located in the Real Property and used in connection with the operation of the Real Property, or on or measured by the rent payable under this Lease or in connection with the business of renting space in the Real Property, including, without limitation, any gross income tax or excise tax levied with respect to the receipt of such rent, by the United States of America, the Commonwealth of Massachusetts, Middlesex County, the City of Waltham, or any political subdivision, public corporation, district or other political or public entity or public authority, and shall also include any other tax, fee or other excise, however described, which may be levied or assessed in lieu of, as a substitute (in whole or in part) for, or as an addition to, any other Tax Expense. Tax Expenses shall also include any of the foregoing which are assessed with respect to other portions of the Office Park, to the extent reasonably allocable to the Real Property. Tax Expenses shall include reasonable attorneys’ and professional fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Tax Expenses. If it shall not be lawful for Tenant lo reimburse Landlord for any increase in Tax Expenses as defined herein, the Monthly Rent payable to Landlord prior to the imposition of such increases in Tax Expense shall be increased to net Landlord the same net Monthly Rent after imposition of such increases in Tax Expenses as would have been received by Landlord prior to the imposition of such increases in Tax Expenses.

Tax Expenses shall not include income, franchise, transfer, inheritance or capital stock taxes, unless, due to a change in the method of taxation, any of such taxes is levied or assessed against Landlord in lieu of, as a substitute (in whole or in part) for, or as an addition to, any other charge which would otherwise constitute a Tax Expense.

c. Adjustment for Occupancy Factor. Notwithstanding any other provision herein to the contrary, in the event the Building is not at least ninety-five percent (95%) occupied on average during the Base Year and/or any calendar year during the Lease term, an adjustment shall be made by Landlord in computing Operating Expenses for such year so that the Operating Expenses shall be computed for such year as though the Building had been ninety-five percent (95%) occupied on average during such year. In addition, if any particular work or service includable in Operating Expenses is not furnished to a tenant who has undertaken to perform such work or service itself, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would have been incurred if Landlord had furnished such work or service to such tenant. The parties agree that statements in this Lease to the effect that Landlord is to perform certain of its obligations hereunder at its own or sole cost and expense shall not be interpreted as excluding any cost from Operating Expenses or Tax Expenses if such cost is an Operating Expense or Tax Expense pursuant to the terms of this Lease.

d. Intention Regarding Expense Pass-Through. It is the intention of Landlord and Tenant that, except as herein expressly provided, the Monthly Rent paid to Landlord throughout the term of this Lease shall be absolutely net of all increases, respectively, in Tax Expenses and Operating Expenses over, respectively, Tax Expenses for the Base Year and Operating Expenses for the Base Year, and the foregoing provisions of this Paragraph 7 are intended to so provide.

e. Notice and Payment. On or before the first day of each calendar year during the term hereof subsequent to the Base Year, or as soon as practicable thereafter, Landlord shall give to Tenant notice of Landlord’s estimate of the Additional Rent, if any, payable by Tenant pursuant to Paragraphs 7.a. and 7.b. for such calendar year subsequent to the Base Year. On or before the first day of each month during each such subsequent calendar year, Tenant shall pay to Landlord one-twelfth (l/12th) of the estimated Additional Rent; provided, however, that if Landlord’s notice is not given prior to the first day of any calendar year Tenant shall continue to pay Additional Rent on the basis of the prior year’s estimate until the month after Landlord’s notice is given. If at any time it appears to Landlord that the Additional Rent payable under Paragraphs 7.a. and/or 7.b. will vary from Landlord’s estimate by more than five percent (5%), Landlord may, by written notice to Tenant, revise its estimate for such year, and subsequent payments by Tenant for such year shall be based upon the revised estimate. On the first monthly payment date after any new estimate is delivered to Tenant, Tenant shall also pay any accrued cost increases, based on such new estimate.

f. Annual Accounting. Landlord shall maintain adequate records of the Operating Expenses and Tax Expenses in accordance with standard accounting principles. Within one hundred fifty (150) days after the close of each calendar year subsequent to the Base Year, or as soon after such one hundred fifty (150) day period as practicable, Landlord shall deliver to Tenant a statement of the Additional Rent payable under Paragraphs 7.a. and 7.b. for such year. The statement shall be based on the results of an audit of the operations of the Building prepared for the applicable year by a nationally recognized certified public accounting firm selected by Landlord. Upon Tenant’s request, Landlord shall promptly deliver to Tenant a copy of the auditor’s statement on which Landlord’s annual statement is based and such other information regarding the annual statement as may be reasonably required by Tenant to ascertain Landlord’s compliance with this Paragraph 7. Landlord’s annual statement shall be final and binding upon Landlord and Tenant unless either party, within six (6) months after Tenant’s receipt thereof, shall contest any item there n by giving written notice to the other, specifying each item contested and the reason therefor. Notwithstanding the foregoing, the Tax Expenses included in any such annual statement may be modified by any subsequent adjustment or retroactive application of Tax Expenses affecting the calculation of such Tax Expenses. If the annual statement shows that Tenant’s payments of Additional Rent for such calendar year pursuant to Paragraph 7.e. above exceeded Tenant’s obligations for the calendar year, Landlord shall credit the excess to the next succeeding installments of Monthly Rent and estimated Additional Rent or, if the Lease term has ended, Landlord shall forward such credit to Tenant within thirty (30) days after delivery of such statement. If the annual statement shows that Tenant’s payments of Additional Rent for such calendar year pursuant to Paragraph 7.e. above were less than Tenant’s obligation for the calendar year, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of such statement.

g. Proration for Partial Lease Year. If this Lease terminates on a day other than the last day of a calendar year, or if Tenant’s Share changes on a day other than the first day of a calendar year, the Additional Rent payable by Tenant pursuant to this Paragraph 7 applicable to the calendar year in which this Lease terminates, or Tenant’s Share is adjusted, shall be prorated on the basis that the number of days from the commencement of such calendar year to and including such termination or adjustment date bears to three hundred sixty (360).

8. Use of Premises; Compliance with Law.

a. Use of Premises. The Premises may be used solely for general office purposes for the initially contemplated use by Tenant described in Paragraph 2.g above or for any other general office use consistent with the operation of the Building as a first-class office building, provided in no event may the use of the Premises be changed to (1) a use which materially increases over and above that which is typical for general office use in first class office buildings such as the Building, (a) the operating costs for the Building, (b) the burden on the Building services, or (c) the foot traffic, elevator usage or security concerns in the Building, or which creates an increased probability of the comfort and/or safety of the Landlord or other tenants of the Building being compromised or reduced, or (2) use as a school or training facility, an entertainment, sports or recreation facility, retail sales to the public, a personnel or employment agency, an office or facility of any governmental or quasi-governmental agency or authority which is inconsistent with the first-class character of the Building, a place of public assembly (including without limitation a meeting center, theater or public forum), any use by or affiliation with a foreign government (including without limitation an embassy or consulate or similar office), or a facility for the provision of social, welfare or clinical health services or sleeping accommodations (whether temporary, daytime or overnight), or (3) a use which may conflict with any exclusive uses granted to other tenants of the Real Property, or with the terms of any easement, covenant, condition or restriction, or other agreement affecting the Real Property. Upon Tenant’s written request given concurrently with Tenant’s Sublease Notice under Paragraph 13.d. below, Landlord shall advise Tenant of any then existing exclusive uses granted to tenants of the Building.

Tenant shall not do or suffer or permit anything to be done in or about the Premises or the Real Property, nor bring or keep anything therein, which would in any way subject Landlord, Landlord’s agents or the holder of any Superior Interest (as defined in Paragraph 21) to any liability, increase the premium rate of or affect any fire, casualty, liability, rent or other insurance relating to the Real Property or any of the contents of the Building, or cause a cancellation of, or give rise to any defense by the insurer to any claim under, or conflict with, any policies for such insurance. If any act or omission of Tenant results in any such increase in premium rates, Tenant shall pay to Landlord upon demand the amount of such increase. Tenant shall not do or suffer or permit anything to be done in or about the Premises or the Real Property which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them, or use or suffer or permit the Premises to be used for any immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain, suffer or permit any nuisance in, on or about the Premises or the Rea1 Property. Without limiting the foregoing, no loudspeakers or other similar device which can be heard outside the Premises shall, without the prior written approval of Landlord, be used in or about the Premises. Tenant shall not commit or suffer to be committed any waste in, to or about the Premises. Landlord may from time to time conduct fire and life safety training for tenants of the Building, including evacuation drills and similar procedures. Tenant agrees to participate in such activities as reasonably requested by Landlord.

Tenant agrees not to employ any person, entity or contractor for any construction, alteration or installation work in the Premises (including moving Tenant’s equipment and furnishings in, out or around the Premises) whose presence may give rise to a labor or other disturbance in the Building and, if necessary to prevent such a disturbance in a particular situation, Landlord may require Tenant to employ union labor for the work.

b. Compliance with Law. Tenant shall not do or permit anything to be done in or about the Premises which will in any way conflict with any Legal Requirement (as defined in Paragraph 7.a.(16) above) now in force or which may hereafter be enacted. Tenant, at its sole cost and expense, shall promptly comply with all such present and future Legal Requirements relating to the condition, use or occupancy of the Premises, and shall perform all work to the Premises or other portions of the Real Property required to effect such compliance (or, at Landlord’s election, Landlord may perform such work at Tenant’s cost). Notwithstanding the foregoing, however, Tenant shall not be required to perform any structural changes to the Premises or other portions of the Real Property unless such changes are related to or affected or triggered by (i) Tenant’s Alterations (as defined in Paragraph 9 below), (ii) Tenant’s particular use of the Premises (as opposed to Tenant’s use of the Premises for general office purposes in a normal and customary manner), (iii) Tenant’s particular employees or employment practices, or (iv) the construction of initial improvements to the Premises, if any. The judgment of any court of competent jurisdiction or the admission of Tenant in an action against Tenant, whether or not Landlord is a party thereto, that Tenant has violated any Legal Requirement shall be conclusive of that fact as between Landlord and Tenant. Tenant shall immediately furnish Landlord with any notices received from any insurance company or governmental agency or inspection bureau regarding any unsafe or unlawful conditions within the Premises or the violation of any Legal Requirement.

The provisions of this grammatical paragraph (x) are personal to Oscient Pharmaceuticals Corporation, a Massachusetts corporation, and any person or entity to whom the foregoing has assigned its entire interest in this Lease, and shall not apply to any subtenant of all or part of the Premises, and (y) shall be inapplicable during any period that an Event of Default is continuing. Notwithstanding anything to the contrary in the immediately preceding grammatical paragraph, Tenant may defer compliance with a Legal Requirement with which Tenant is required to comply pursuant to the above so long as Tenant shall be contesting the validity thereof, provided that (i) Tenant conducts such contest expeditiously, actively, diligently and in good faith through appropriate legal proceedings, and (ii) neither such contest nor the failure to comply with the subject Legal Requirement during the pendency of such contest subjects Landlord or and other Indemnitee (as defined in Paragraph 14.b. below), or the Premises or any other part of the Real Property, to any criminal, civil, administrative or other action, sanction, penalty, fine or prosecution or subject the Premises or any other part of the Real Property to a lien or condemnation, or create a nuisance or inconvenience to other tenants of the Real Property, or create the risk of harm to persons or property, and (iii) the enforcement of any violation of the contested Legal Requirement is stayed throughout the pendency of such contest, and (iv) all holder(s) of a Superior Interest (as defined in Paragraph 21 below) either consent to such contest or, if such holder(s) condition such contest on the taking of certain action or the furnishing of certain security, such action shall be taken and such security furnished by Tenant, as applicable, at the expense of Tenant, and (v) Tenant keeps Landlord apprised of the status of the contest proceedings. If, in Landlord’s reasonable judgment, Tenant has failed to satisfy any of the aforementioned requirements for the contest of a Legal Requirement, such failure shall automatically terminate Tenant’s right to contest hereunder, shall give Landlord the right to take corrective action at Tenant’s expense, and, in addition, shall constitute a breach of the Lease and, upon written notice thereof by Landlord, Paragraph 25.a.8 below shall apply to such breach. Tenant shall hold Landlord and the other Indemnitees harmless from and indemnify them against any and all Claims (as defined in Paragraph 14.b. below) to the extent arising from Tenant’s contest of, or the non-compliance with, the subject Legal Requirement.

Except for those matters that are the responsibility of Tenant pursuant to the preceding two (2) grammatical paragraphs, Landlord shall be responsible for causing (i) the Base Building and the common areas of the Building to comply with all Legal Requirements (including, without limitation, Legal Requirements regarding Hazardous Materials) required for Tenant to occupy the Premises for the purposes leased and (ii) the common areas of the Building that are reasonably anticipated to be in Tenant’s path of travel during the Lease term, to comply with Title III of the Americans with Disabilities Act. For purposes of the foregoing, “Base Building” means the structural portions of the Building (including exterior walls, roof, foundation and core of the Building), the exterior of the Building and all Base Building systems, including without limitation, elevator, plumbing, air conditioning, heating, electrical, security, life safety and power, except those special systems installed for specific tenants and the portion of any other Building system within any specific tenant space which is the responsibility of such tenant. In no event shall the foregoing prevent Landlord from including in Operating Expenses the costs of complying with any Legal Requirement that would otherwise be included in Operating Expenses pursuant to Paragraph 7.a. above.

c. Hazardous Materials. Tenant shall not cause or permit the storage, use, generation, release, handling or disposal (collectively, “Handling”) of any Hazardous Materials (as defined below), in, on, or about the Premises or the Real Property by Tenant or any agents, employees, contractors, licensees, subtenants, customers, guests or invitees of Tenant (collectively with Tenant, “Tenant Parties”), except that Tenant shall be permitted to use normal quantities of office supplies or products (such as copier fluids or cleaning supplies) customarily used in the conduct of general business office activities (“Common Office Chemicals”), provided that the Handling of such Common Office Chemicals shall comply at all times with all legal Requirements, including Hazardous Materials Laws (as defined below). Notwithstanding anything to the contrary contained herein, however, in no event shall Tenant permit any usage of Common Office Chemicals in a manner that may cause the Premises or the Real Property to be contaminated by any Hazardous Materials or in violation of any Hazardous Materials Laws. Tenant shall immediately advise Landlord in writing of (a) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed, or threatened pursuant to any Hazardous Materials Laws relating to any Hazardous Materials affecting the Premises; and (b) all claims made or threatened by any third party against Tenant, Landlord, the Premises or the Real Property relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from any Hazardous Materials on or about the Premises. Without Landlord’s prior written consent, Tenant shall no take any remedial action or enter into any agreements or settlements in response to the presence of any Hazardous Materials in, on, or about the Premises. Tenant shall be solely responsible for and shall indemnify, defend and hold Landlord and all other Indemnitees (as defined in Paragraph 14.b. below), harmless from and against all Claims (as defined in Paragraph 14.b. below), to the extent arising out of (i) any Handling of Hazardous Materials by any Tenant Party or Tenant’s breach of its obligations hereunder, or (ii) any removal, cleanup, or restoration work and materials necessary to return the Real Property or any other property of whatever nature located on the Real Property to their condition existing prior to the Handling of Hazardous Materials in, on or about the Premises by any Tenant Party. Tenant’s obligations under this paragraph shall survive the expiration or other termination of this Lease. For purposes of this Lease, “Hazardous Materials” means any explosive, radioactive materials, hazardous wastes, or hazardous substances, including without limitation asbestos containing materials, PCB’s, CFC’s, or substances defined as “hazardous substances” in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601-9657; the Hazardous Materials Transportation Act of 1975, 49 U.S.C. Section 1801-1812; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901-6987; or any other Legal Requirement regulating, relating to, or imposing liability or standards of conduct concerning any such materials or substances now or at any time hereafter in effect (collectively, “Hazardous Materials Laws”). Notwithstanding anything to the contrary in this Paragraph 8.c, in no event shall Tenant be responsible under this Paragraph 8.c. for any acts or omissions of any customers guests or invitees of Tenant with regard to Hazardous Materials bandied outside of the Premises unless the Hazardous Materials were transported or handled on the Real Property by such person for reasons related to Tenant or Tenant’s business.

Landlord acknowledges that, to the best of Landlord’s knowledge (which, for purposes hereof, shall be limited to the actual knowledge of Shorenstein Fealty Services, L.P. (“Manager”), and to no other constituent owners or representatives of Landlord) as of the date of the Lease, there are no Hazardous Materials on the Real Property in violation of applicable Legal Requirements in effect as of the date of the Lease.

d. Applicability of Paragraph. The provisions of his Paragraph 8 are for the benefit of Landlord, the holder of any Superior Interest (as defined in Paragraph 21 below), and the other Indemnitees only and are not nor shall they be construed to be for the benefit of any tenant or occupant of the Building.

9. Alterations and Restoration.

a. Tenant shall not make or permit to be made any alterations, modifications, additions, decorations or improvements to the Premises, or any other work whatsoever that would directly or indirectly involve the penetration or removal (whether permanent or temporary) of, or require access through, in, under, or above any floor, wall or ceiling, or surface or covering thereof in the Premises (collectively, “Alterations”), except as expressly provided in this Paragraph 9. If Tenant desires any Alteration, except for Cosmetic Alterations as described in the immediately following grammatical paragraph, Tenant must obtain Landlord’s prior written approval of such Alteration, which approval shall not be unreasonably withheld or delayed.

Notwithstanding the foregoing or anything to the contrary contained elsewhere in this Paragraph 9, Tenant shall have the right, without Landlord’s consent, to make any Alteration to the Premises that meets all of the following criteria (a “Cosmetic Alteration”): (i) the Alteration is decorative in nature (such as paint, carpet or other wall or floor finishes, movable partitions or other such work), (b) Tenant provides Landlord with five (5) days’ advance written notice of the commencement of such Alteration, (c) such Alteration does not affect the Building’s electrical, mechanical, life safety, plumbing, security, or HVAC systems or any structural portion of the Building or any part of the Building other than the Premises, (d) the work will not decrease the value of the Premises, does not require a building permit or other governmental permit, uses only new materials comparable in quality to those being replaced and is performed in a workman like manner and in accordance with all applicable Legal Requirements and (e) the work does not involve opening the ceiling of the Premises. At the time Tenant notifies Landlord of any Cosmetic Alteration, Tenant shall give Landlord a copy of Tenant’s plans for the work. If the Cosmetic Alteration is of such a nature that formal plans will not be prepared for the work, Tenant shall provide Landlord with a reasonably specific description of the work.

All Alterations shall be made at Tenant’s sole cost and expense (including the expense of complying with all present and future Legal Requirements, including those regarding asbestos, if applicable, and any other work required to be performed in other areas within or outside the Premises by reason of the Alterations). Tenant shall either (i) arrange for Landlord to perform the work on terms and conditions acceptable to Landlord and Tenant, each in its sole discretion or (ii) bid the project out to contractors approved by Landlord in writing in advance (which approval shall not be unreasonably withheld). Tenant shall provide Landlord with a copy of the information submitted to bidders at such time as the bidders receive their copy. Regardless of the contractors who perform the work pursuant to the above, Tenant shall pay Landlord on demand prior to or during the course of such construction an amount (the “Alteration Operations Fee”) equal to five percent (5%) of the total hard cost of the Alteration (and for purposes of calculating the Alteration Operations Fee, such hard cost shall not include permit fees) as compensation to Landlord for Landlord’s internal review of Tenant’s Plans and general oversight of the construction (which oversight shall be solely for the benefit of Landlord and shall in no event be a substitute for Tenant’s obligation to retain such project management or other services as shall be necessary to ensure that the work is performed properly and in accordance with the requirements of this Lease). Notwithstanding the foregoing, the Alteration Operations Fee shall be inapplicable to Cosmetic Alterations. Tenant shall also reimburse Landlord for Landlord’s expenses such as electrical energy consumed in connection with the work, freight elevator operation, additional cleaning expenses, additional security services, fees and charges paid to third party architects, engineers and other consultants for review of the work and the plans and specifications with respect thereto and to monitor contractor compliance with Building construction requirements, and for other miscellaneous costs incurred by Landlord as result of the work.

All such work shall be performed diligently and in a first-class workmanlike manner and in accordance with plans and specifications reasonably approved by Landlord, and shall comply with all Legal Requirements and Landlord’s reasonably and uniformly applied construction procedures, conditions and requirements for the Building as in effect from time to time (including Landlord’s requirements relating to insurance and contractor qualifications). In no event shall Tenant employ any person, entity or contractor to perform work in the Premises whose presence may give rise to a labor or other disturbance in the Building. Default by Tenant in the payment of any sums agreed to be paid by Tenant for or in connection with an Alteration (regardless of whether such agreement is pursuant to this Paragraph 9 or separate instrument) shall entitle Landlord to all the same remedies as for non-payment of rent hereunder. Any Alterations, including without limitation, moveable partitions that are affixed to the Premises (but excluding moveable, free standing partitions) and all carpeting, shall at once become part of the Building and the property of Landlord. Tenant shall give Landlord not less than five (5) days prior written notice of the date the construction of the Alteration is to commence. Landlord may post and record an appropriate notice of nonresponsibility with respect to any Alteration and Tenant shall maintain any such notices posted ay Landlord in or on the Premises.

b. If Tenant desires permission to leave a specific Alteration in the Premises at the expiration or earlier termination of the Lease, Tenant shall request such permission from Landlord in writing at the time Tenant requests approval for such Alteration and Landlord shall advise Tenant at the time of Landlord’s approval of the subject Alteration whether Landlord will require the removal of the Alteration or specified portions thereof and restoration of the Premises to its previous condition at the expiration or sooner termination of this Lease; provided, however, that Landlord may only require Tenant to remove those Alterations that are structural in nature or are not in the nature of typical office improvements as to type and quantity. Except for those Alterations that, pursuant to the immediately preceding sentence, may remain in the Premises at the expiration or sooner termination of the Lease, Landlord may require all Alterations made for or by Tenant be removed by Tenant from the Premises at the expiration or sooner termination of this Lease and the Premises restored by Tenant to their condition prior to the making of the Alterations, ordinary wear and tear excepted. The removal of the Alterations so required to be removed from the Premises and the restoration of the Premises shall be performed by a genera] contractor selected by Tenant and reasonably approved by Landlord, in which event Tenant shall pay the general Contractor’s fees and costs in connection with such work. Any separate work letter or other agreement which is hereafter entered into between Landlord and Tenant pertaining to Alterations shall be deemed to automatically incorporate the terms of this Lease without the necessity for further reference thereto.

c. The provisions of this Paragraph 9 are inapplicable to the Tenant Improvements, as defined in Paragraph 4.a. above. Further, the term “Alterations” as used elsewhere in this Lease shall not include the Tenant Improvements.

10. Repair.

a. Except as specifically provided in this Lease, Tenant agrees that the Premises are in good condition and repair. Tenant, at Tenant’s sole cost and expense, shall keep the Premises and every part thereof in the condition received, ordinary wear and tear excepted; provided that Tenant shall not be responsible for repairs to the extent such repairs are (i) necessitated by the negligence or willful misconduct of Landlord or Landlord’s agents, employees or contractors, or (ii) Landlord’s obligation pursuant to Paragraph l0.b. below. Tenant waives all rights to make repairs at the expense of Landlord as provided by any Legal Requirement now or hereafter in effect. It is specifically understood and agreed that, except as specifically set forth in this Lease, Landlord has no obligation and has made no promises to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof, and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant.

b. Repairs to the Premises necessitated because of fire, earthquake, act of God or the elements shall be governed by Paragraph 26 below. Landlord shall repair the Premises if they are damaged due to item (i) described in Paragraph l0.a. above. Further,

Landlord shall (1) at Landlord’s sole cost and expense, repair any defect in the construction of Tenant improvements that exists in the Premises as of the date Tenant takes possession of the Premises and is of a nature which would not normally be discoverable by Tenant in the exercise of reasonable diligence in inspecting the Premises at the commencement of the term of this Lease, provided Tenant give prompt notice of such matter to Landlord promptly upon discovery and no later than twelve (12) months after the Commencement Date, and (2) repair and maintain in good condition and repair the common areas of the Building, the structural portions of the Building and all Building systems, including plumbing, air conditioning, heating, electrical, life safety and other systems installed or furnisher by Landlord, but excluding (i) non-Building standard lighting and electrical wiring and (ii) extraordinary quantities of electrical, plumbing, HVAC or other Building facilities or distribution thereof; provided, however, that to the extent repairs which Landlord is required to make pursuant to this item (2) are necessitated by the negligence or deliberate misconduct of Tenant or Tenant’s agents, employees or contractors, or are due to Alterations performed by or for Tenant, then Tenant shall reimburse Landlord for the cost of such repair to the extent Landlord is not reimbursed therefor by insurance. Landlord shall in no event be obligated to repair any wear and tear to the Premises.

11. Abandonment. Tenant shall not abandon the Premises or any part thereof at any time during the term hereof. Tenant’s mere vacating of the Premises during the term hereof shall not constitute an abandonment under this Lease nor an Event of Default so long as Tenant continues to pay Monthly Rent, Tenant’s Electrical Charge, Additional Rent and all other sums due Landlord under this Lease and maintains the insurance coverage required pursuant to Paragraph 15 of this Lease. Upon the expiration or earlier termination of this Lease, or if Tenant abandons or surrenders all or any part of the Premises or is dispossessed of the Premises by process of law, or otherwise, any movable furniture, equipment, trade fixtures, or other personal property belonging to Tenant and left on the Premises shall at the option of Landlord be deemed to be abandoned and, whether or not the property is deemed abandoned, Landlord shall have the right to remove such property from the Premises and charge Tenant for the removal and any restoration of the Premises as provided in Paragraph 9. Landlord may charge Tenant for the storage of Tenant’s property left on the Premises at such rates as Landlord may from time to time reasonably determine, or, Landlord may, at its option, store Tenant’s property in a public warehouse at Tenant’s expense. Notwithstanding the foregoing, neither the provisions of this Paragraph 11 nor any other provision of this Lease shall impose upon Landlord any obligation to care for or preserve any of Tenant’s property left upon the Premises, and Tenant hereby waives and releases Landlord from any claim or liability in connection with the removal of such property from the Premises and the storage thereof. Landlord s action or inaction with regard to the provisions of this Paragraph 11 shall not be construed as a waiver of Landlord’s right to require Tenant to remove its property, restore any damage to the Premises and the Building caused by such removal, and make any restoration required pursuant to Paragraph 9 above.

12. Liens. Tenant shall pay off or bond off any mechanic’s, materialman’s or other liens arising out of work performed at the Premises by or on behalf of Tenant and filed against the fee of the Real Property or against Tenant’s interest in the Premises. Landlord shall have the right to post and keep posted on the Premises any notices which it deems necessary for protection from such liens. If any such liens are filed, Landlord may, upon ten (10) days’ written notice to Tenant, without waiving its rights based on such breach by Tenant and without releasing Tenant from any obligations hereunder, pay and satisfy the same and in such event the sums so paid by Landlord shall be due and payable by Tenant immediately without notice or demand, with interest from the date paid by Landlord through the date Tenant pays Landlord, at the Interest Rate. Tenant agrees to indemnify, defend and bold Landlord and the other Indemnitees (as defined in Paragraph 14 b. below) harmless from and against any Claims (as defined in Paragraph 14.b. below) for mechanic’s, materialmen’s or other liens to the extent arising out of any Alterations, repairs or any work performed, materials furnished or obligations incurred by or for Tenant.

13. Assignment and Subletting.

a. Landlord’s Consent. Landlord’s and Tenant’s agreement with regard to Tenant’s right to transfer all or part of its interest in the Premises is as expressly set forth in this Paragraph 13. Tenant agrees that, except upon Landlord’s prior written consent, which consent shall not (subject to Landlord’s rights under Paragraph 13.d. below) be unreasonably withheld or delayed, neither this Lease nor all or any part of the leasehold interest created hereby shall, directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, be as signed, mortgaged, pledged, encumbered or otherwise transferred by Tenant or Tenant’s legal representatives or successors in interest (collectively, an “assignment”) and neither the Premises or any part thereof shall be sublet or be used or occupied for any purpose by anyone other than Tenant (collectively, a “sublease”). Any assignment or subletting without Landlord’s prior written consent shall, at Landlord’s option, be void and shall constitute an Event of Default entitling Landlord to terminate this Lease and to exercise all other remedies available to Landlord under this Lease and at law.

The parties hereto agree and acknowledge that, among other circumstances for which Landlord may reasonably withhold its consent to an assignment or sublease, it shal1 be reasonable for Landlord to withhold its consent where: (i) the proposed assignee or subtenant is a prospective tenant of the Office Park with whom Landlord, within the immediately prior four (4) months, has had written correspondence (such as the issuance of a letter of intent or written proposal of lease terms or the receipt by Landlord of a request for proposal) regarding the leasing of space in the Office Park and Landlord has adequate space in the Office Park to meet such prospective tenant’s space requirements, or the proposed assignee or subtenant is a current tenant of the Office Park and Landlord has adequate available space to meet that tenant’s expansion requirement; (ii) Landlord reasonably disapproves of the proposed assignee’s or subtenant’s reputation or creditworthiness, (iii) Landlord reasonably determines that the character of the business that would be conducted by the proposed assignee or subtenant at the Premises, or the manner of conducting such business, would be inconsistent with the character of the Building as a first-class office building; (iv) the proposed assignee or subtenant is an entity or the affiliate of an entity to whom Landlord or any affiliate of Landlord has previously leased space (or is an entity or an affiliate of an entity that has been a subtenant in a Building owned by Landlord or an affiliate of Landlord) and such entity (or related entity) has been in default (beyond any applicable notice and/or grace period) of any of its obligations under the applicable lease or sublease or has been a party to litigation or other 1egal action involving Landlord (or related entity); (v) the assignment or subletting may (in Landlord’s good faith judgment) conflict with any exclusive uses granted to other tenants of the Real Property o the Office Park, or with the terms of any easement, covenant, condition or restriction, or other agreement affecting the Real Property or the Office Park; (vi) the assignment or subletting would result in a violation of the use provisions set forth in Paragraph 8.a. above; or (vii) Landlord reasonably determines that the proposed assignee may be unable to perform all of Tenant’s obligations under this Lease or the proposed subtenant may be unable to perform all of its obligations under the proposed sublease. Landlord’s foregoing rights and options shall continue throughout the entire term of this Lease.

For purposes of this Paragraph 13, the following events shall be deemed an assignment or sublease, as appropriate: (i) the issuance of equity interests (whether stock, partnership interests or otherwise) in Tenant or any subtenant or assignee, or any entity controlling any of them, to any person or group of related persons, in a single transaction or a series of related or unrelated transactions, such that, following such issuance, such person or group shall have Control (as defined below) of Tenant or any subtenant or assignee; (ii) a transfer of Control of Tenant or any subtenant or assignee, or any entity controlling any of them, in a single transaction or a series of related or unrelated transactions (including, without limitation, by consolidation, merger, acquisition or reorganization), except that the transfer of outstanding capital stock or other listed equity interests by persons or parties other than “insiders” within the meaning of the Securities Exchange Act of 1934, as amended, through the “over-the-counter” market or any recognized national or international securities exchange, shall not be included in determining whether Control has been transferred; (iii) a reduction of Tenant’s assets to the point that this Lease is substantially Tenant’s only asset; (iv) a change or conversion in the form of entity of Tenant, any subtenant or assignee, or any entity controlling any of them, which has the effect of limiting the liability of any of the partners, members or other owners of such entity; or (v) the agreement by a third party to assume, take over, or reimburse Tenant for, any or all of Tenant’s obligations under this Lease, in order to induce Tenant to lease space with such third party. “Control” shall mean direct or indirect ownership of fifty percent (50%) or more of all of the voting stock of a corporation or fifty percent (50%) or more of the legal or equitable interest in any other business entity, or the power to direct the operations of any entity (by equity ownership, contract or otherwise).

If this Lease is assigned, whether or not in violation of the terms of this Lease, Landlord may collect rent from the assignee. If the Premises or any part thereof is sublet, Landlord may, upon an Event of Default by Tenant hereunder, collect rent from the subtenant. In either event, Landlord may apply the amount collected from the assignee or subtenant to Tenant’s monetary obligations hereunder.

The consent by Landlord to an assignment or subletting hereunder shall not relieve Tenant or any assignee or subtenant from obtaining Landlord’s express prior written consent to any other or further assignment or subletting. In no event shall any subtenant be permitted to assign its sublease or to further sublet all or any portion of its subleased premises without Landlord’s prior written consent, which consent may be withheld by Landlord it its reasonable discretion. Neither an assignment or subletting nor the collection of rent by Landlord from any person other than Tenant, nor the application of any such rent as provided in this Paragraph 13.a. shall be deemed a waiver of any of the provisions of this Paragraph 13.a. or release Tenant from its obligation to comply with the provisions of this Lease and Tenant shall remain fully and primarily liable or all of Tenant’s obligations under this Lease. If Landlord approves of an assignment or subletting hereunder and this Lease contains any renewal options, expansion options, rights of first refusal, rights of first negotiation or any other rights or options pertaining to additional space in the Building, such rights and/or options shall not run to the subtenant or assignee, it being agreed by the parties hereto that any such rights and options are personal to the Tenant originally named herein and may not be transferred.

b. Processing Expenses. Tenant shall pay to Landlord, as Landlord’s cost of processing each proposed assignment or subletting, an amount equal to the sum of (i) Landlord’s reasonable attorneys’ and other professional fees, plus (ii) the sum of One Thousand Dollars ($1,000.00) for the cost of Landlord’s administrative, accounting and clerical time (collectively, “Processing Costs”), and the amount of all direct and indirect costs and expenses incurred by Landlord arising from the assignee or sublessee taking occupancy of the subject space (including, without limitation, costs of freight elevator operation for moving of furnishings and trade fixtures, security service, janitorial and cleaning service, and rubbish removal service). Notwithstanding anything to the contrary herein, Landlord shall not be required to process any request for Landlord’s consent to an assignment or subletting until Tenant has paid to Landlord the amount of Landlord’s estimate of the Processing Costs and all other direct and indirect costs and expenses of Landlord and its agents arising from the assignee or subtenant taking occupancy.

c. Consideration to Landlord. In the event of my assignment or sublease, whether or not requiring Landlord’s consent, Landlord shall be entitled to receive, as additional rent hereunder, seventy-five percent (75%) of any consideration (including, without limitation, payment for leasehold improvements) paid by the assignee or subtenant for the assignment or sublease and, in the case of a sublease, seventy-five percent (75%) of the excess of the amount of rent paid for the sublet space by the subtenant over the amount of Monthly Rent and Tenant’s Electrical Charge under Paragraph 5 above and Additional Rent under Paragraph 7 above attributable to the sublet space for the corresponding month; except that Tenant may recapture, on an amortized basis over the term of the sublease or assignment (i) any brokerage commission; paid by Tenant in connection with the subletting or assignment (not to exceed commissions typically paid in the market at the time of such subletting or assignment), (ii) reasonable legal fees paid by Tenant in connection with such assignment or subletting (provided that Tenant shall submit to Landlord evidence reasonably acceptable to Landlord of such legal fees actually paid by Tenant, which evidence shall include copies of the applicable attorney bills), (iii) any improvement allowance or construction costs incurred by Tenant in connection with the assignment or sublease and (iv) rent concessions (collectively the “Assignment or Subletting Costs”), provided that, as a condition to Tenant recapturing the Assignment or Subletting Costs, Tenant shall provide to Landlord within ninety (90) days of Landlord’s execution of Landlord’s consent to the assignment or subletting, a detailed accounting of the Assignment or Subletting Costs and supporting documents, such as receipts and construction invoices. To effect the foregoing, Tenant shall deduct from the monthly amounts received by Tenant from the subtenant or assignee as rent or consideration (i) the Monthly Rent, Additional Rent and Tenant’s Electrical Charge payable by Tenant to Landlord for the subject space and (ii) the incremental amount, on an amortized basis, of the Assignment or Subletting Costs, and seventy-five percent (75%) of the then remaining sum shall be paid promptly to Landlord. Upon Landlord’s request, Tenant shall assign to Landlord all amounts to be paid to Tenant by any such subtenant or assignee and that belong to Landlord and shall direct such subtenant or assignee to pay the same directly to Landlord. If there is more than one sublease under this Lease, the amounts (if any) to be paid by Tenant to Landlord pursuant to this Paragraph 13.c. shall be separately calculated for each sublease and amounts due Landlord with regard to any one sublease may not be offset against rental and other consideration pertaining to or due under any other sublease.

d. Procedures. If Tenant desires to assign this Lease or any interest therein or sublet all or part of the Premises, Tenant shall give Landlord written notice thereof and the terms proposed (the “Sublease Notice”), which Sublease Notice, in the case of a proposed sublease, shall designate the space proposed to be sublet. Landlord shall have the prior right and option (to be exercised by written notice to Tenant given within thirty (30) days after receipt of Tenant’s notice) (i) in the event of a proposed assignment of the Lease, to terminate this Lease in its entirety, and, in the event of a proposed sublease that will expire in the final twelve (12) months of the Lease term (as the same may have been extended) to terminate the Lease as to the portion of the Premises so proposed by Tenant to be sublet, or (ii) regardless of whether (i) applied, to approve Tenant’s proposal to sublet or assign conditional upon Landlord’s subsequent written approval of the specific sublease or assignment obtained by Tenant. If Landlord exercises its option described in (ii) above, then Tenant shall have five (5) months thereafter (provided, however, if, as of the end of such five (5) month period Tenant is then actively negotiating with a particular proposed assignee or subtenant, then the five (5) month period shall be extended, for that particular assignee or subtenant only, until such time as those negotiations are concluded) to submit to Landlord, for landlord’s written approval, Tenant’s proposed sublease agreement (in which the proposed subtenant shall be named, and which agreement shall otherwise meet the requirements of Paragraph 13.e. below), together with a current financial statement of such proposed assignee or subtenant and any other information reasonably requested by Landlord. Landlord shall provide such approval or disapproval within ten (10) business days of receipt of the required information with regard to the sublease. If Tenant fails to submit the specific assignment or sublease and other required information within such time, or if the terms of the specific assignment or sublease submitted by Tenant materially vary (as hereinafter defined) from the terms set forth in the Sublease Notice approved by Landlord pursuant to (ii) above, then Tenant shall be required to submit a new Sublease Notice for Landlord’s evaluation pursuant to the procedures set forth in this paragraph. The terms of a sublease or assignment shall be deemed to materially vary from the terms set forth in the Sublease Notice if (A) the size of the space proposed to be sublet varies by more than five percent (5%) from the size stated in the Sublease Notice or if the location of the sublet space has been materially changed or (B) the length of the term of the sublease has been lengthened or shortened by six (6) months or more. If Landlord fails to exercise any such option to terminate, this shall not be construed as or constitute a waiver of any of the provisions of Paragraphs 13.a., b., c. or d. herein for any subsequent proposed assignment or sublease. If Landlord exercises any option to terminate, any costs of demising the portion of the Premise affected by such termination shall be borne by Tenant. In addition, Landlord shall have no liability for any real estate brokerage commission(s) or with respect to any of the costs and expenses that Tenant may have incurred in connection with its proposed assignment or subletting, and Tenant agrees to indemnify, defend and hold Landlord and all other Indemnitees harmless from and against any and all Claims (as defined in Paragraph 14.b. below), including, without limitation, claims for commissions, arising from such proposed assignment or subletting. Landlord’s foregoing rights and options shall continue throughout the entire term of this Lease.

e. Documentation. No permitted assignment or subletting by Tenant shall be effective until there has been delivered to Landlord a fully executed counterpart of the assignment or sublease which expressly provides that (i) the assignee or subtenant may not further assign this Lease or the sublease, as applicable, or sublet the Premises or any portion thereof, without Landlord’s prior written consent (which, in the case of a further assignment proposed by an assignee of this Lease, shall not be unreasonably withheld, subject to Landlord’s rights under the provisions of this Paragraph 13, and in the case of a subtenant’s assignment of its sublease or further subletting of its subleased premises or any portion thereof, may be withheld in Landlord’s sole and absolute discretion), (ii) the assignee or subtenant will comply with all of the provisions of this Lease, and Landlord may enforce the Lease provisions directly against such assignee or subtenant, (iii) in the case of an assignment, the assignee assumes all of Tenant’s obligations under this Lease arising on or after the date of the assignment, and (iv) in the case of a sublease, the subtenant agrees to be and remain jointly and severally liable with Tenant for the payment of rent pertaining to the sublet space in the amount set forth in the sublease, and for the performance of all of the ten is and provisions of this Lease applicable to the sublet space. In addition to the foregoing, no assignment or sublease by Tenant shall be effective until there has been delivered to Landlord a fully executed counterpart of Landlord’s consent to assignment (although such consent shall not be required or an assignment to an Affiliate pursuant to Paragraph 13.g. below) or consent to sublease form, or, in the case of a sublease to an Affiliate pursuant to Paragraph 13.g. below, Landlord’s commercially reasonable waiver and acknowledgment form for Affiliates (“Affiliate Waiver”). The failure or refusal of a subtenant or assignee to execute any such instrument shall not release or discharge the subtenant or assignee from its liability as set forth above. Notwithstanding the foregoing, however, no subtenant or assignee shall be permitted to occupy the Premises or any portion thereof unless and until such subtenant or assignee provides Landlord with certificates evidencing that such subtenant or assignee is carrying all insurance coverage required of such subtenant or assignee under this Lease.

f. No Merger. Without limiting any of the provisions of this Paragraph 13, if Tenant has entered into any subleases of any portion of the Premises, the voluntary or other surrender of this Lease by Tenant, or a mutual cancellation by Landlord and Tenant, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies or, at the option of Landlord, operate as an assignment to Landlord of any or all such subleases or subtenancies. If Landlord does elect that such surrender or cancellation operate as an assignment of such subleases or subtenancies, Landlord shall in no way be liable for any previous act or omission by Tenant under the subleases or for the return of any deposit(s) under the subleases that have not been actually delivered to Landlord, nor shall Landlord be bound by any sublease modification(s) executed without Landlord’s consent (which consent shall not be unreasonably withheld or delayed by Landlord at such time as Tenant presents such modification to Landlord for Landlord’s written approval) or for any advance rental payment by the subtenant in excess of one month’s rent.

g. Affiliates. Notwithstanding anything to the contrary in Paragraphs 13.a. and 13.d., but subject to Paragraphs 13.e. and 13.f., Tenant may assign this Lease or sublet the Premises or any portion thereof, without Landlord’s consent, to any partnership, corporation or other entity which controls, is controlled by, or is under common control with Tenant or Tenant’s parent (control being defined for such purposes as ownership of at least 50% of the equity interests in, or the power to direct the management of, the relevant entity) or to any partnership, corporation or other entity resulting from a merger or consolidation with Tenant or

Tenant’s parent, or to any person or entity which acquires substantially all the assets of Tenant as a going concern (collectively, an “Affiliate”), provided that (i) Landlord receives prior written notice of an assignment or subletting, (ii) the Affiliate’s net worth, taken together with the net worth of (x) any guarantor(s) provided by the Affiliate and (y) if the Tenant remains in existence following the event which resulted in the assignment of the Lease or the sublease to the Affiliate, the net worth of the Tenant, satisfies Landlord’s then financial criteria for new tenants leasing space in the Building of the size of the Premises (in the event of an assignment) or of the size of the space being sublet (in the event of a sublease), (iii) the Affiliate has proven experience in the operation of a first-class business of a type consistent with the use of the Building as a first class office Building, or, if the Affiliate is a newly formed entity, the Affiliate is managed or controlled by individuals who have proven experience in the operation of a such a first class business, (iv) the Affiliate remains an Affiliate for the duration of the subletting or the balance of the term in the event of an assignment (which requirement shall be inapplicable in the event of a merger), (v) the transaction is for legitimate business purposes unrelated to this Lease and the transaction is not a subterfuge by Tenant to avoid its obligations under this Lease or the restrictions on assignment and subletting contained herein, (vi) the Affiliate assumes (in the event of an assignment) in writing all of Tenant’s obligations under this Lease, (vii) Landlord receives a fully executed copy of an assignment or sublease agreement between Tenant and the Affiliate and (viii) in the event of a sublease to an Affiliate, Landlord receives a duly executed Affiliate Waiver from the Affiliate. The provisions of Paragraph 13.b. above shall apply to a sublease or assignment to an Affiliate, except that the Processing Costs shall be limited to Landlord’s reasonable attorneys’ and other professional fees. The provisions of Paragraph 13.c. above shall be inapplicable to an assignment or sublease to an Affiliate.

If Tenant does not promptly provide Landlord with all instruments and information required hereunder which are reasonably required to document that the proposed assignment or sublease is a transfer to an Affiliate not requiring Landlord’s consent hereunder, then Landlord may, at Landlord’s election made by written notice to Tenant, treat the transfer or notice of the assignment or sublease as a notice of intent to assign or sublet to a non-Affiliate, and all of Landlord’s rights hereunder with respect to a proposed assignment or sublease to a non-Affiliate shall thereupon apply as if such request had been made on the date of Landlord’s election.

14. Indemnification of Landlord.

a. Landlord and the holders of any Superior Interests (as defined in Paragraph 21 below) shall not be liable to Tenant and Tenant hereby waives all claims against such parties for any loss, injury or other damage to person or property in or about the Premises, the Real Property or the Office Park from any cause whatsoever, including without limitation, water leakage of any character from the roof, walls, basement, fire sprinklers, appliances, air conditioning, plumbing or other portion of the Premises, the Real Property or the Office Park, or gas, fire, explosion, falling plaster, steam, electricity, or any malfunction within the Premises, the Real Property or the Office Park, or acts of other tenants of the Building; provided, however, that the foregoing waiver shall be inapplicable to any loss, injury or damage resulting directly from the negligence or willful misconduct of Landlord or its agents, employees or contractors. Tenant acknowledges that from time to time throughout die term of this Lease, construction work may be performed in and about the Building, the Real Property or the Office Park by Landlord,

contractors of Landlord, or other tenants or their contractors, and that such construction work may result in noise and disruption to Tenant’s business. In addition to and without limiting the foregoing waiver or any other provision of this Lease, Tenant agrees that Landlord shall not be liable for, and Tenant expressly waives and releases Landlord and the other Indemnitees (as defined in Paragraph 14.b. below) from any Claims (as defined in Paragraph 14.b. below), including without limitation, any and all consequential damages or interruption or loss of business, income or profits or for abatement of rental, arising or alleged to be arising as a result of any such construction activity. Without limiting the foregoing, Landlord agrees to use reasonable efforts to minimize the duration and extent of any obstructions to the Premises during the course of any such construction activity and Landlord shall act as a reasonable owner of an office building in balancing the needs of tenants likely to be disrupted by construction activities against the needs of tenants for whom construction is required.

b. Tenant shall hold Landlord and the holders of any Superior Interest, and the constituent shareholders, partners or other owners thereof, and all of their agents, contractors, servants, officers, directors, employees and licensees (collectively with Landlord, the “Indemnitees”) harmless from and indemnify the Indemnitees against any and all claims, liabilities, , damages, costs and expenses, including reasonable attorneys’ fees and costs incurred in defending against the same (collectively, “Claims”), to the extent arising from (a) the acts or omissions of Tenant or any other Tenant Parties (as defined in Paragraph 8.c. above) in, on or about the Real Property or Office Park, or (b) any construction or other work undertaken by or on behalf of Tenant in, on or about the Premises, whether prior to or during the term of this Lease, or (c) any breach or Event of Default under this Lease by Tenant, or (d) any accident, injury or damage, howsoever and by whomsoever caused, to any person or property, occurring in, on or about the Premises; except to the extent such Claims are caused directly by the negligence or willful misconduct of Landlord or its agents, employees or contractors. In case any action or proceeding be brought against any of the Indemnitees by reason of any such Claim, Tenant, upon notice from Landlord, covenants to resist and defend at Tenant’s sole expense such action or proceeding by counsel reasonably satisfactory to Landlord. The provisions of this Paragraph 14.b. shall survive the expiration or earlier termination of this Lease with respect to any injury, illness, death or damage occurring prior to such expiration or termination.

Notwithstanding anything to the contrary set forth in this Paragraph 14.b. or elsewhere in this Lease, in no event shall Tenant be liable to Landlord for any consequential or remote damages, except for (i) consequential damages expressly provided for in Paragraph 20.c. of the Lease with regard to Tenant’s failure to timely surrender the Premises to Landlord as provided in such Paragraph 20.c. or (ii) damages caused to Landlord by the loss of a sale or financing due to Tenant’s failure to timely deliver any written agreement required by Paragraph 22 of the Lease after the second written notice from Landlord provided for therein or the estoppel certificate required by Paragraph 29 of this Lease after the second written notice from Landlord provided for therein.

c. Landlord shall hold Tenant and the constituent shareholders, partners or other owners thereof, and all of their agents, contractors, servants, officers, directors and employees (collectively “Tenant’s Indemnitees”) harmless from, and shall be responsible for, and indemnify them against any Claim incurred in connection with or arising from any injury, illness, or death to any person or damage to any property to the extent (i) such injury, illness, death or damage is caused by any breach by Landlord of this Lease or by the negligence or willful misconduct ct of Landlord or any of its agents, employees or contractors and (ii) such Claim is not included within the risks insured against under the insurance that Tenant is required to carry under Paragraph 15 below. The provisions of this Paragraph 14.c. shall survive the termination of this Lease with respect to any injury, illness, death or damage occurring prior to such termination. In case any action or proceeding be brought against Tenant or any of Tenant’s Indemnitees by reason of any such Claim, Landlord, upon notice from Tenant, covenants to resist and defend at Landlord’s sole expense such action or proceeding by counsel reasonably satisfactory to Tenant.

d. The provisions of this Paragraph 14 are subject to the provisions of Paragraph 16 below.

15. Insurance.

a. Tenant’s Insurance. Tenant shall, at Tenant’s expense, maintain during the term of this Lease (and, if Tenant occupies or conducts activities in or about the Premises prior to or after the term hereof, then also during such pre-term or post-term period): (i) commercial general liability insurance including contractual liability coverage, with minimum coverages of Three Million Dollars ($3,000,000.00) per occurrence combined single limit for bodily injury and property damage, One Million Dollars ($1,000,000.00) for products-completed operations coverage, One Hundred Thousand Dollars ($100,000.00) fire legal liability, One Million Dollars ($1,000,000.00) for personal and advertising injury (which coverage shall not be subject to the contractual liability exclusion), with a Three Million Dollars ($3,000,000.00) general aggregate limit, for injuries to, or illness or death of, persons and damage to property occurring in or about the Premises or otherwise resulting from Tenant’s operations in the Building, (ii) property insurance protecting Tenant against loss or damage by fire and such other risks as are insurable under then-available standard forms of “special form” (previously known as “all risk”) insurance policies (excluding earthquake and flood but including water damage), covering Tenant’s personal property and trade fixtures in or about the Premises or the Real Property, and any improvements and/or Alterations in the Premises, for the full replacement value thereof without deduction for depreciation; (iii) workers’ compensation insurance in statutory limits; (iv) at least three months’ coverage for loss of business income and continuing expenses, providing protection against any peril included within the classification “special form” insurance, excluding earthquake and flood but including water damage; and (v) if Tenant operates owned, leased or non-owned vehicles on the Real Property, comprehensive automobile liability insurance with a minimum coverage of One Million Dollars ($1,000,000.00) per occurrence, combined single limit. The above described policies shall protect Tenant, as named insured, except for workers’ compensation insurance described in clause (iii) above, shall protect Landlord and all the other Indemnitees and any other parties designated by Landlord, as additional insureds; shall insure Landlord’s and such other parties’ contingent liability with regard to acts or omissions of Tenant; shall specifically include all liability assumed by Tenant under this Lease (provided, however, that such contractual liability coverage shall not limit or be deemed to satisfy Tenant’s indemnity obligations under this Lease); and, if subject to deductibles, shall provide for deductible amounts not in excess of those reasonably approved in advance in writing by Landlord. Landlord reserves the right to increase the foregoing amount of liability coverage from time to time as Landlord reasonably determines is required to adequately protect Landlord and the other parties designated by Landlord from the matters insured thereby; provided, however, such increased amounts shall not materially exceed the greater of (a) those amounts normally required for comparable buildings in the Waltham area or (b) those amounts required to provide Landlord with the same relative protection as the amounts set forth above as of the date of this Lease. Notwithstanding the foregoing, Landlord makes no representation that the limits of liability required hereunder from time to time shall be adequate to protect Tenant. Landlord reserves the right to require that Tenant cause any of its contractors, vendors, movers or other parties conducting activities in or about or occupying the Premises to obtain and maintain insurance as reasonably determined by Landlord and as to which Landlord and such other parties designated by Landlord shall be additional insureds.

b. Policy Form. Each insurance policy required pursuant to Paragraph 15.a. above shall be issued by an insurance company licensed in the Commonwealth of Massachusetts and with a general policyholders’ rating of “A-” or better and a financial size ranking of “Class VIII” or higher in the most recent edition of Best’s Insurance Guide. Each insurance policy, other than Tenant’s workers’ compensation insurance, shall (i) provide that it may not be materially changed, cancelled or allowed to lapse unless thirty (30) days’ prior written notice to Landlord and any other insureds designated by Landlord is first given, (ii) provide that no act or omission of Tenant shall affect or limit the obligations of the insurer with respect to any other insured, (iii) include all waiver of subrogation rights endorsements necessary to effect the provisions of Paragraph 16 below, and (iv) provide that the policy and the coverage provided shall be primary, that Landlord, although an additional insured, shall nevertheless be entitled to recovery under such policy for any damage to Landlord or the other Indemnitees by reason of acts or omissions of Tenant, and that any coverage carried by Landlord shall be noncontributory with respect to policies carried by Tenant. Each such insurance policy or a certificate thereof shall be delivered to Landlord by Tenant on or before the effective date of such policy and thereafter Tenant shall deliver to Landlord renewal policies or certificates at least thirty (30) days prior to the expiration dates of expiring policies. If Tenant fails to procure such insurance or to deliver such policies or certificates, Landlord may at its option, procure the same for Tenant’s account, and the cost thereof shall be paid to Landlord by Tenant upon demand. Landlord may inspect and/or copy the relevant insurance policy; provided, however, if Landlord desires to inspect and/or copy a policy pursuant to the foregoing and the policy contains information irrelevant to the coverage issue and/or also covers property other than the Premises, then Tenant shall not be required to release the portions of the policy that are irrelevant to the coverage issue or that relate to such other properties if they are not required for Landlord to reasonably assess the coverage issue.

c. No Implication. Nothing in this Paragraph 15 shall be construed as creating or implying the existence of (i) any ownership by Tenant of any fixtures, additions, Alterations, or improvements in or to the Premises or (ii) any right on Tenant’s part to make any addition, Alteration or improvement in or to the Premises.

d. Landlord’s Insurance. During the term hereof Landlord shall keep the Building and the Tenant Improvements (but expressly excluding any Alterations constructed by or for Tenant, personal property, trade fixtures or other fixtures, office equipment, furniture, artwork and other decorations in any portion of the Premises not affixed to and a part of the Building) insured through reputable insurance underwriters against perils covered by then-available standard forms of “special form” (previously known as “all risk”) insurance policies, as such policies are in use from time to time (excluding, at Landlord’s option, perils such as earthquake, flood and other standard exclusions), with a deductible provision deemed commercially reasonable by Landlord, in an amount or amounts equal to not less than eighty percent (80%) of the full replacement value of the Building (excluding the land and the footings, foundations and installations below the basement level) and the Tenant Improvements (or such greater percentage as shall be required to preclude Landlord from being deemed a coinsurer), without deduction for depreciation, including the costs of demolition and debris removal, or such other fire and property damage insurance as Landlord shall reasonably determine to give substantially equal or greater protection.

16. Mutual Waiver of Subrogation Rights. Each party hereto hereby releases the other respective party and, in the case of Tenant as the releasing party, the other Indemnitees, and the respective partners, shareholders, agents, employees, officers, directors and authorized representatives of such released party, from any claims such releasing party may have for damage to the Real Property, Building, the Premises or any of such releasing party’s fixtures, personal property, improvements and alterations in or about the Premises, the Building or the Real Property that is caused by or results from risks insured against under any “special form” insurance policies actually carried by such releasing party or deemed to be carried by such releasing party provided, however, that such waiver shall be limited to the extent of the net insurance proceeds payable by the relevant insurance company with respect to such loss or damage (or in the case of deemed coverage, the net proceeds that would have been payable). For purposes of this Paragraph 16, Tenant shall be deemed to be carrying any of the insurance policies required pursuant to Paragraph 15.a. above but not actually carried by Tenant, and Landlord shall be deemed to carry the insurance policies required by Paragraph 15.d. above but not actually carried by Landlord; provided, however, that, as to the insurance policy required to be carried by Landlord under Paragraph 15.d. above, for purposes of applying the immediately preceding sentence, the “net insurance proceeds payable by the relevant insurance company” shall be the proceeds that would have been payable if Landlord’s insurance policy was for 100% of the full replacement value of the Building (excluding the land and the footings, foundations and installations below the basement level) and if the deductible carried by Landlord did not exceed One Hundred Thousand Dollars ($100,000.00). Each party hereto shall cause each such fire and extended coverage insurance policy obtained by it to provide that the insurance company waives all rights of recovery by way of subrogation against the other respective party and the other released parties in connection with any matter covered by such policy.

17. Utilities.

a. Basic Services. Landlord shall furnish the following utilities and services (“Basic Services”) for the Premises: (i) during the hours of 8 A.M. to 6 P.M. (“Business Hours”) Monday through Friday (except public holidays) (“Business Days”), electricity for Building standard lighting and power suitable for the use of the Premises for ordinary general office purposes, (ii) during Business Hours on Business Days, heat and air conditioning required in Landlord’s reasonable judgment for the comfortable use and occupancy of the Premises for ordinary general office purposes, (iii) unheated water for the restroom(s) and drinking fountain(s) in the public areas serving the Premises, (iv) elevator service to the floor(s) of the Premises by nonattended automatic elevators for general office pedestrian usage, and (v) on

Business Days, janitorial services limited to emptying and removal of general office refuse, light vacuuming as needed and window washing as determined by Landlord. Notwithstanding the foregoing, however, Tenant may use water, heat, air conditioning, electric current, elevator and janitorial service in excess of that provided in Basic Services (“Excess Services,” which shall include without limitation any power usage other than through existing standard 110-volt AC outlets; electricity in excess of the lesser of that described in clause (i) above or clause (ii) of Paragraph 17.c. below; electricity and/or water consumed by Tenant in connection with any dedicated or supplemental heating, ventilating and/or air conditioning, computer power, telecommunications and/or other special units or systems of Tenant; chilled, heated or condenser water; or water used for any purpose other than ordinary drinking and lavatory purposes), provided that the Excess Services desired by Tenant are reasonably available to Landlord and to the Premises (it being understood that in no event shall Landlord be obligated to make available to the Premises more than the pro rata share of the capacity of any Excess Service available to the Building or the applicable floor of the Building, as the case may be), and provided further that Tenant complies with the procedures established by Landlord from time to time for requesting and paying for such Excess Services and with all other provisions of this Paragraph 17. Landlord reserves the right to install in the Premises or the Real Property electric current and/or water meters (including, without limitation, any additional wiring, conduit or panel required therefor) to measure the electric current or water consumed by Tenant or to cause the usage to be measured by other reasonable methods (e.g., by temporary “check” meters or by survey).

Notwithstanding the above, (subject to any temporary shutdown for repairs, for security purposes, for compliance with any legal restrictions, or due to strikes, lockouts, labor disputes, fire or other casualty, acts of God, or other causes beyond the reasonable control of Landlord) (A) Tenant shall have access to the Premises 24 hours a day, each day of the Lease term, (B) the services described in (iii) and (iv) above shall be provided to the Premises 24 hours a day, each day of the Lease term, without additional charge to Tenant, and (C) subject to the above provisions of this Paragraph 17.a. regarding availability of Excess Services and Paragraph 17.b. below regarding Tenant’s payment for Excess Services, the electricity and HVAC described in (i) and (ii) above shall be available to the Premises 24 hours a day, each day of the Lease term.

b. Payment for Utilities and Services. The cost of Basic Services shall be included in Operating Expenses. In addition, Tenant shall pay to Landlord upon demand (i) the cost, at Landlord’s prevailing rate, of any Excess Services used by Tenant, (ii) the cost of installing, operating, maintaining or repairing any meter or other device used to measure Tenant’s consumption of utilities, (iii) the cost of installing, operating, maintaining or repairing any Temperature Balance Equipment (as defined in Paragraph 17.d. below) for the Premises and/or any equipment required in connection with any Excess Services requested by Tenant, and (iv) any cost otherwise incurred by Landlord in keeping account of or determining any Excess Services used by Tenant. Landlord’s failure to bill Tenant for any of the foregoing shall not waive Landlord’s right to bill Tenant for the same at a later time.

c. Utility Connections. Tenant shall not connect or use any apparatus or device in the Premises (i) using current in excess of 110 volts, or (ii) which would cause Tenant’s electrical demand load to exceed 1.0 watts per rentable square foot for overhead lighting or 2.0 watts per rentable square foot for convenience outlets, or (iii) which would exceed the capacity of the existing panel or transformer serving the Premises. Tenant shall not connect with electric current (except through existing outlets in the Premises or such additional outlets as may be installed in the Premises as part of initial improvements or Alterations approved by Landlord), or water pipes, any apparatus or device for the purpose of using electrical current or water.

Landlord will not permit additional coring or channeling of the floor of the Premises in order to install new electric outlets in the Premises unless Landlord is reasonably satisfied, on the basis of such information to be supplied by Tenant at Tenant’s expense, that coring and/or channeling of the floor in order to install such additional outlets will not weaken the structure of the floor,

d. Temperature Balance. If the temperature otherwise maintained in any portion of the Premises by the heating, air conditioning or ventilation system is affected as a result of (i) the type or quantity of any lights, machines or equipment (including without limitation typical office equipment that is used in excessive amounts or in areas of inadequate size or with inadequate ventilation) used by Tenant in the Premises, (ii) the occupancy of such portion of the Premises by more than one person per two hundred (200) square feet of rentable area there in, (iii) an electrical load for lighting or power in excess of the limits specified in Paragraph 17.c. above, or (iv) any rearrangement of partitioning or other improvements made by Tenant or at Tenant’s request, then at Tenant’s sole cost, Landlord may install any equipment, or modify any existing equipment (including the standard air conditioning equipment) Landlord reasonably deems necessary to restore the temperature balance (such new equipment or modifications to existing equipment termed herein “Temperature Balance Equipment”). Tenant agrees to keep closed, when necessary, draperies and/or window treatments which, because of the sun’s position, must be closed to provide for the efficient operation of the air conditioning system, and Tenant agrees to cooperate with Landlord and to abide by the regulations and requirements which Landlord may prescribe for the proper functioning and protection of the heating, ventilating and air conditioning system; provided that such regulations and requirements are reasonable and uniformly applied and are provided to Tenant. Landlord makes no representation to Tenant regarding the adequacy or fitness of the heating, air conditioning or ventilation equipment in the Building to maintain temperatures that may be required for, or because of, any computer or communications rooms, machine rooms, conference rooms or other areas of high concentration of personnel or electrical usage, or any other uses other than or in excess of the fractional horsepower normally required for office equipment, and Landlord shall have no liability for loss or damage suffered by Tenant or others in connection therewith.

e. Interruption of Services. Landlord’s obligation to provide utilities and services for the Premises are subject to the Rules and Regulations of the Building, applicable Legal Requirements (including the rules or actions of the public utility company furnishing the utility or service), and shutdowns for maintenance and repairs, for security purposes, or due to strikes, lockouts, labor disputes, fire or other casualty, acts of God, or other causes beyond the control of Landlord. In the event of an interruption in, or failure or inability to provide any service or utility for the Premises for any reason, such interruption, failure or inability shall not constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including, but not limited to, liability for consequential damages or loss of business by Tenant, or entitle Tenant to any abatement or offset of Monthly Rent, Additional Rent or any other amounts due from Tenant under this Lease. Tenant hereby waives the provisions of any applicable existing or future Legal Requirement permitting the termination of this Lease due to such interruption, failure or inability. Notwithstanding the foregoing, if any interruption in or failure or inability to provide any of the services or utilities described in Paragraph 17.a. is (i) within the reasonable control of Landlord or its agents or employees and continues for fourteen (14) or more consecutive business days after Landlord becomes aware thereof, whether by Tenant’s written notice to Landlord thereof or otherwise, or (ii) outside of Landlord’s reasonable control and continues for one hundred twenty (120) or more consecutive days after Landlord becomes aware thereof, whether by Tenant’s written notice to Landlord thereof or otherwise, and Tenant is unable to conduct and does not conduct any business in a material portion of the Premises as a result thereof, then Tenant shall be entitled to an abatement of Monthly Rent and Tenant’s Electrical Charge under Paragraph 5 hereof and Additional Rent under Paragraph 7 hereof, which abatement shall commence as of the first day after the expiration of such fourteen (14) consecutive business day or one hundred twenty (120) consecutive day period (as applicable) and terminate upon the cessation of such interruption, failure or inability, and which abatement shall be based on the portion of the Premises rendered unusable for Tenant’s business by such interruption, failure or inability. The abatement provisions set forth above shall be inapplicable to any interruption, failure or inability described in this Paragraph 17.e. that is caused by (x) damage from fire or other casualty (it being acknowledged that such situation shall be governed by Paragraph 26), or (y) the negligence or willful misconduct of Tenant or its agents, employees or contractors.

f. Governmental Controls. In the event any governmental authority having jurisdiction over the Office Park, the Real Property or the Building promulgates or revises any Legal Requirement or building, fire or other code or imposes mandatory or voluntary controls or guidelines on Landlord or the Office Park, the Real Property or the Building relating to the use or conservation of energy or utilities or the reduction of automobile or other emissions (collectively, “Controls”) or in the event Landlord is required or elects to make alterations to the Office Park, the Real Property or the Building in order to comply with such mandatory or voluntary Controls, Landlord may, in its sole discretion, comply with such Controls or make such alterations to the Office Park, the Real Property or the Building related thereto; provided that (a) in making any such alterations, Landlord shall use commercially reasonable efforts to minimize any disruption to Tenant’s business in the Premises and (b) in no event may Landlord comply with voluntary Controls if such compliance will prevent Tenant from reasonably using the Premises for the purposes leased. Such compliance and the making of such alterations shall not constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including, but not limited to, liability for consequential damages or loss of business by Tenant.

18. Personal Property and Other Taxes. Tenant shall pay, at least ten (10) days before delinquency, any and all taxes, fees, charges or other governmental impositions levied or assessed against Landlord or Tenant (a) upon Tenant’s equipment, furniture, fixtures, improvements and other personal property (including carpeting installed by Tenant) located in the Premises, (b) by virtue of any Alterations made by Tenant to the Premises, (c) which is an occupancy tax or tax in lieu thereof related to Tenant’s occupancy of the Premises, and (d) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. If any such fee, charge or other governmental imposition is paid by Landlord, Tenant shall reimburse Landlord for Landlord’s payment upon demand.

19. Rules and Regulations. Tenant shall comply with the rules and regulations set forth on Exhibit B attached hereto, as such rules and regulations may be modified or amended by Landlord from time to time (the “Rules and Regulations”), provided that such amendments or modifications shall be reasonable and non-discriminatory and are delivered to Tenant in writing. Landlord shall use reasonable efforts to uniformly enforce the Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance or noncompliance by any other tenant or occupant of the Building of or with any of the Rules and Regulations, but Landlord shall use reasonable efforts to enforce the Rules and Regulations. In the event of any inconsistency between the express provisions of this Lease and the Rules and Regulations, the provisions of this Lease shall govern.

20. Surrender; Holding Over.

a. Surrender. Upon the expiration or other termination of this Lease, Tenant shall surrender the Premises to Landlord vacant and broom-clean, with all improvements and Alterations (except as provided below) in their original condition, except for reasonable wear and tear, damage from casualty or condemnation or resulting from the negligence or willful misconduct of Landlord or its agents, employees or contractors and any changes resulting from approved Alterations; provided, however, that prior to the expiration or termination of this Lease Tenant shall remove from the Premises any Alterations that Tenant is required by Landlord to remove under the provisions of this Lease, and all of Tenant’s personal property (including, without limitation, all voice and data cabling) and trade fixtures. If such removal is not completed at the expiration or other termination of this Lease, Landlord may remove the same at Tenant’s expense. Any damage to the Premises or the Building caused by such removal shall be repaired promptly by Tenant (including the patching or repairing of ceilings and walls) or, if Tenant fails to do so, Landlord may do so at Tenant’s expense. The removal of Alterations from the Premises shall be governed by Paragraph 9 above. Tenant’s obligations under this paragraph shall survive the expiration or other termination of this Lease. Upon expiration or termination of this Lease or of Tenant’s possession, Tenant shall surrender all keys to the Premises or any other part of the Building and shall make known to Landlord the combination of locks on all safes, cabinets and vaults that may be located in the Premises.

b. Holding Over. If Tenant remains in possession of the Premises after the expiration or earlier termination of this Lease with the express written consent of Landlord, Tenant’s occupancy shall be a month-to-month tenancy at a rent equal to one hundred fifty percent (150%) of the Monthly Rent, Tenant’s Electrical Charge and Additional Rent payable under this Lease during the last full month prior to the date of the expiration of this Lease. Except as provided in the preceding sentence, the month-to-month tenancy shall be on the terms and conditions of this Lease, except that any renewal options, expansion options, rights of first refusal, rights of first negotiation or any other rights or options pertaining to additional space in the Building contained in this Lease shall be deemed to have terminated and shall be inapplicable thereto. Landlord’s acceptance of rent after such holding over with Landlord’s written consent shall not result in any other tenancy or in a renewal of the original term of this Lease. If Tenant remains in possession of the Premises after the expiration or earlier termination of this Lease without Landlord’s consent, Tenant’s continued possession shall be on the basis of a tenancy at sufferance and Tenant shall pay as Monthly Rent during the holdover period an amount equal to one hundred fifty percent (150%) of the Monthly Rent, Tenant’s Electrical Charge and Additional Rent payable under this Lease for the last full month prior to the date of such expiration or termination.

c. Indemnification. Tenant shall indemnify, defend and hold Landlord harmless from and against all Claims incurred by or asserted against Landlord and arising directly or indirectly from Tenant’s failure to timely surrender the Premises, including but not limited to (i) any rent payable by or any loss, cost, or damages, including lost profits, claimed by any prospective tenant of the Premises or any portion thereof, and (ii) Landlord’s damages as a result of such prospective tenant rescinding or refusing to enter into the prospective lease of the Premises or any portion thereof by reason of such failure to timely surrender the Premises; provided, however, as a condition to Tenant’s obligations under this Paragraph 20.c., Landlord shall give Tenant written notice of the existence of a prospective successor tenant for the Premises or any portion thereof, or the existence of any other matter which might give rise to a claim by Landlord under the foregoing indemnity, at least thirty (30) days prior to the date Landlord shall require Tenant’s surrender of the Premises, and Tenant shall not be responsible to Landlord under the foregoing indemnity if Tenant shall surrender the Premises on or prior to the expiration of such thirty (30) day period (it being agreed, however, that Landlord need not identify the prospective tenant by name in its notice, and it being further agreed that such notice may be given prior to the scheduled expiration date of this Lease).

21. Subordination and Attornment.

a. Within sixty (60) days following the execution of this Lease, or as soon as reasonably possible thereafter, Landlord shall provide Tenant with a Subordination, Non-Disturbance and Attornment Agreement from Fleet National Bank (which is the only holder of a Superior Interest (as defined below) as of the date of this Lease) in the form attached as Exhibit H.

b. As used herein and elsewhere in this Lease, an “Encumbrance” is any mortgage, deed of trust, ground lease, underlying lease or like encumbrance affecting any part of the Real Property or any interest of Landlord therein, and the holder of an Encumbrance that is superior to Tenant’s leasehold interest is referred to in this Lease as the holder of a “Superior Interest.” If an Encumbrance is created following the date of this Lease, then this Lease shall be automatically subject and subordinate to such Encumbrance upon delivery to Tenant of a non-disturbance agreement executed by the holder of the Encumbrance providing that if Tenant is not in default under this Lease beyond any applicable notice and cure period, that such party will recognize this Lease and Tenant’s rights hereunder and will not disturb Tenant’s possession hereunder, and if this Lease is by operation of law terminated in a foreclosure, that a new lease will be entered into on the same terms as this Lease for the remaining term hereof, and including such further matters and conditions to the foregoing as may be customarily and commercially reasonably required by the holder of the Encumbrance. Tenant shall, within fifteen (15) days after Landlord’s request, execute and deliver to Landlord a document evidencing the subordination of this Lease to a particular Encumbrance created after the date of this Lease, provided that the non-disturbance provisions provided for in this

Paragraph 21.b. are included in such document. If Tenant fails to execute and deliver to Landlord the required instrument within the required fifteen (15) day period, then Landlord may send a second written notice to Tenant requesting that Tenant execute and deliver such instrument to Landlord pursuant to the terms hereof.

Notwithstanding anything to the contrary herein, Tenant shall reimburse Landlord for (i) Landlord’s reasonable attorneys’ fees, if any, incurred in connection with obtaining a non-disturbance agreement and (ii) any fees or charges assessed by the lender in connection with the issuance of the non-disturbance agreement, such reimbursement to be made by Tenant within fifteen (15) days following receipt of Landlord’s written invoice therefor. The aforementioned reimbursement obligation shall only apply to non-disturbance agreements obtained pursuant to this Paragraph 21.b.

c. If the interest of Landlord in the Real Property or the Building is transferred to any person (“Purchaser”) pursuant to or in lieu of proceedings for enforcement of any Encumbrance, Tenant shall immediately attorn to the Purchaser, and this Lease shall continue in full force and effect as a direct lease between the Purchaser and Tenant on the terms and conditions set forth herein upon notice from Landlord of such transfer, subject to the terms of any applicable non-disturbance agreement.

22. Financing Condition. If any lender or ground lessor that intends to acquire an interest in, or holds a mortgage, ground lease or deed of trust encumbering any portion of the Real Property should require either the execution by Tenant of an agreement requiring Tenant to send such lender written notice of any default by Landlord under this Lease, giving such lender the right to cure such default until such lender has completed foreclosure, and preventing Tenant from terminating this Lease (to the extent such termination right would otherwise be available) unless such default remains uncured after foreclosure has been completed, and/or any modification of the agreements, covenants, conditions or provisions of this Lease, then Tenant agrees that it shall, within ten (10) days after Landlord’s request, execute and deliver such agreement and modify this Lease as required by such lender or ground lessor; provided, however, that no such modification shall affect the length of the term or increase the rent payable by Tenant under Paragraphs 5 and 7 or otherwise materially increase the obligations of, or reduce the rights and benefits of, Tenant hereunder. If Tenant fails to execute and deliver to Landlord the required agreement or modification within the required ten (10) day period, then Landlord may send a second written notice to Tenant requesting that Tenant execute and deliver such agreement or modification to Landlord pursuant to the terms hereof. Tenant acknowledges and agrees that its failure to execute any such agreement or modification required by such lender or ground lessor within five (5) business days following such second written notice from Landlord may cause Landlord serious financial damage by causing the failure of a financing transaction and giving Landlord all of its rights and remedies under Paragraph 25 below, including its right to damages caused by the loss of such financing, but only to the extent any such loss is attributable primarily to Tenant’s failure to deliver any such certificate.

23. Entry by Landlord. Landlord may, at any and all reasonable times, and upon reasonable advance notice (provided that no advance notice need be given if an emergency necessitates an immediate entry or prior to entry to provide routine janitorial services), enter the Premises to (a) inspect the same and to determine whether Tenant is in compliance with its obligations hereunder, (b) supply janitorial and any other service Landlord is required to provide hereunder, (c) show the Premises to prospective lenders or purchasers, and, curing the final twelve (12) months of the Lease term (as such term may have been extended), to prospective tenants, (d) post notices of nonresponsibility, and (e) alter, improve or repair the Premises or any other portion of the Real Property or the Office Park. In connection with any such alteration, improvement or repair, Landlord may erect in the Premises or elsewhere in the Real Property or the Office Park scaffolding and other structures reasonably required for the work to be performed. In no event shall such entry or work entitle Tenant to an abatement of rent, constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including but not limited to liability for consequential damages or loss of business or profits by Tenant; provided, however, that Landlord shall use good faith efforts to cause all such work to be done in such a manner as to minimize the extent and duration of the entry or work and to cause as little interference to Tenant as reasonably possible without incurring additional expense; provided, further, if the work is a type of work that is customarily performed by Landlords of first class office buildings after regular business hours, then, unless otherwise agreed to by Tenant, Landlord shall cause the work to be performed after business hours. Notwithstanding anything to the contrary herein, if any such entry or work is (i) necessitated due to reasons within Landlord’s reasonable control and continues for fourteen (14) or more consecutive business days, or (ii) necessitated due to reasons outside Landlord’s reasonable control and continues for sixty (60) or more consecutive days, and during the period of entry or work all or a substantial part of the Premises are rendered unusable by such entry or work so that Tenant is unable to, and does not, conduct its business in the Premises, then Tenant shall be entitled to an abatement of Monthly Rent and Tenant’s Electrical Charge under Paragraph 5 hereof and Additional Rent under Paragraph 7 hereof, which abatement shall commence as of the first day after the expiration of such fourteen (14) consecutive business day or sixty (60) consecutive day period (as applicable) and terminate upon the cessation of such entry or work, and which abatement shall be based on the portion of the Premises rendered unusable for Tenant’s business by such entry or work. The prior sentence is inapplicable to Landlord’s entry into the Premises or work within the Premises that is necessitated due to damage caused by fire or other casualty where such damage is governed by Paragraph 26. Landlord shall at all times retain a key with which to unlock all of the doors in the Premises, except Tenant’s vaults and safes. If an emergency necessitates immediate access to the Premises, Landlord may use whatever force is necessary to enter the Premises and any such entry to the Premises shall not constitute a forcible or unlawful entry into the Premises, a detainer of the Premises, or an eviction of Tenant from the Premises, or any portion thereof.

24. Insolvency or Bankruptcy. The occurrence of any of the following shall constitute an Event of Default under Paragraph 25 below:

a. Tenant ceases doing business as a going concern, makes an assignment for the benefit of creditors, is adjudicated an insolvent, files a petition (or files an answer admitting the material allegations of such petition) seeking for Tenant any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any state or federal bankruptcy or other law, or Tenant consents to or acquiesces in the appointment, pursuant to any state or federal bankruptcy or other law, of a trustee, receiver or liquidator for the Premises, for Tenant or for all or any substantial part of Tenant’s assets; or

b. Tenant fails within sixty (60) days after the commencement of any proceedings against Tenant seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any state or federal bankruptcy or other Legal Requirement, to have such proceedings dismissed, or Tenant fails, within sixty (60) days after an appointment pursuant to any state or federal bankruptcy or other Legal Requirement without Tenant’s consent or acquiescence, of any trustee, receiver or liquidator for the Premises, for Tenant or for all or any substantial part of Tenant’s assets, to have such appointment vacated; or

c. Tenant is unable, or admits in writing its inability, to pay its debts as they mature; or

d. Tenant gives notice to any governmental body of its insolvency or pending insolvency, or of its suspension or pending suspension of operations.

In no event shall this Lease be assigned or assignable by reason of any voluntary or involuntary bankruptcy, insolvency or reorganization proceedings, nor shall any rights or privileges hereunder be an asset of Tenant, the trustee, debtor-in-possession, or the debtor’s estate in any bankruptcy, insolvency or reorganization proceedings.

25. Default and Remedies.

a. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” by Tenant:

1. Tenant fails to pay when due Monthly Rent, Tenant’s Electrical Charge, Additional Rent or any other rent due hereunder within five (5) business days following written notice from Landlord that such sum is past due; except that Landlord shall only be required to give two (2) such notices in any calendar year, and after two (2) such notices are given any subsequent failure by Tenant in such calendar year to pay any amount due hereunder on the date due will constitute an Event of Default without the requirement of notice from Landlord of such failure; or

2. Deleted; or

3. Tenant fails to deliver any estoppel certificate pursuant to Paragraph 29 below, subordination agreement pursuant to Paragraph 21 above, or document required pursuant to Paragraph 22 above, within five (5) business days after Landlord’s second written notice requesting delivery of the same; or

4. Tenant violates the bankruptcy and insolvency provisions of Paragraph 24 above; or

5. Tenant makes or has made or intentionally furnishes or furnished any warranty, representation or statement to Landlord in connection with this Lease, or any other agreement made by Tenant for the benefit of Landlord, which is or was false or misleading in any material respect when made or furnished; or

6. Tenant assigns this Lease or subleases any portion of the Premises in violation of Paragraph 13 above; or

7. Defaulted; or

8. Tenant fails to comply with any other provision of this Lease in the manner required pursuant to this Lease within thirty (30) days after written notice from Landlord of such failure (or if the noncompliance cannot by its nature be cured within the 30 day period, if Tenant fails to commence to cure such noncompliance within the 30 day period or thereafter fails to diligently prosecute such cure to completion); except that such thirty (30) day period shall be shortened as set forth in Landlord’s written notice to Tenant as Landlord reasonably determines is necessary if waiting for such thirty (30) day period to expire would jeopardize the health, safety or quiet enjoyment of the Building by its tenants and occupants or cause further damage or loss to Landlord or the Real Property or result in any violation (or continuance of any violation) of any Legal Requirement.

b. Remedies. Upon the occurrence of an Event of Default Landlord shall have the following remedies, which shall not be exclusive but shall be cumulative and shall be in addition to any other remedies now or hereafter allowed by law:

1. Landlord may terminate this Lease at any time by written notice to Tenant, and this Lease shall come to an end on the date of such notice, as fully and completely as if such date were the date herein originally fixed for the expiration of the term; and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided. Tenant expressly acknowledges that in the absence of such written notice from Landlord, no other act of Landlord, including, but not limited to, its re-entry into the Premises, its efforts to relet the Premises, its reletting of the Premises for Tenant’s account, its storage of Tenant’s personal property and trade fixtures, its acceptance of keys to the Premises from Tenant, its appointment of a receiver, or its exercise of any other rights and remedies under this Paragraph 25 or otherwise at law, shall constitute an acceptance of Tenant’s surrender of the Premises or constitute a termination of this Lease. Upon such termination of the Lease, Landlord may, without notice, re-enter the Premises, either by force, summary proceedings, ejectment or otherwise, and remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end.

Upon such termination of the Lease, Landlord shall be entitled o recover damages from Tenant as provided in any applicable existing or future Legal Requirement providing for recovery of damages for such breach, including but not limited to the following:

(i) The reasonable cost of recovering the Premises; plus

(ii) The reasonable cost of removing Tenant’s Alterations, trade fixtures and improvements; plus

(iii) All unpaid rent due or earned hereunder prior to the date of termination, less the proceeds of any reletting or any rental received from subtenants prior to the date of termination applied as provided in Paragraph 25.b.2. below, together with interest at the Interest Rate, on such sums from the date such rent is due and payable until the date of the award of damages; plus

(iv) The amount by which the rent which would be payable by Tenant hereunder, including Tenant’s Electrical Charge under Paragraph 5 above and Additional Rent under Paragraph 7 above, as reasonably estimated by Landlord, from the date of termination until the date of the award of damages, exceeds the amount of such rental loss as Tenant proves could have been reasonably avoided, together with interest at the Interest Rate on such sums from the date such rent is due and payable until the date of the award of damages, plus

(v) The amount by which the rent payable by Tenant hereunder, including Tenant’s Electrical Charge under Paragraph 5 above and Additional Rent under Paragraph 7 above, as reasonably estimated by Landlord, for the remainder of the then term, after the date of the award of damages exceeds the amount of such rental loss as Tenant proves could have been reasonably avoided, discounted at the discount rate published by the Federal Reserve Bank of San Francisco for member banks at the time of the award plus one percent (1%); plus

(vi) Such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law, including without limitation any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

2. Landlord may continue this Lease in full force and effect and may enforce all of its rights and remedies under this Lease, including, but not limited to, the right to recover rent as it becomes due. After the occurrence of an Event of Default, Landlord may enter the Premises without terminating this Lease and sublet all or any part of the Premises for Tenant’s account to any person, for such term (which may be a period beyond the remaining term of this Lease), at such rents and on such other terms and conditions as Landlord deems advisable. In the event of any such subletting, rents received by Landlord from such subletting shall be applied (i) first, to the payment of the costs of maintaining, preserving, altering and preparing the Premises for subletting, the other costs of subletting, including but not limited to brokers’ commissions, attorneys’ fees and expenses of removal of Tenant’s personal property, trade fixtures and Alterations; (ii) second, to the payment of rent then due and payable hereunder; (iii) third, to the payment of future rent as the same may become due and payable hereunder; (iv) fourth, the balance, if any, shall be paid to Tenant upon (but not before) expiration of the term of this Lease. If the rents received by Landlord from such subletting, after application as provided above, are insufficient in any month to pay the rent due and payable hereunder for such month, Tenant shall pay such deficiency to Landlord monthly upon demand. Notwithstanding any such subletting for Tenant’s account without termination, Landlord may at any time thereafter, by written notice to Tenant, elect to terminate this Lease by virtue of a previous Event of Default.

3. During the continuance of an Event of Default, Landlord may enter the Premises without terminating this Lease and remove all Tenant’s personal property, Alterations and trade fixtures from the Premises and store them at Tenant’s risk and expense. If Landlord removes such property from the Premises and stores it at Tenant’s risk and expense, and if Tenant fails to pay the cost of such removal and storage after written demand therefor and/or to pay any rent then due, then after the property has been stored for a period of thirty (30) days or more Landlord may sell such property at public or private sale, in the manner and at such times and places as Landlord deems commercially reasonable following reasonable notice to Tenant of the time and place of such sale. The proceeds of any such sale shall be applied first to the payment of the expenses for removal and storage of the property, the preparation for and the conducting of such sale, and for attorneys’ fees and other legal expenses incurred by Landlord in connection therewith, and the balance shall be applied as provided in Paragraph 25.b.2. above.

Tenant hereby waives all claims for damages that may be caused by Landlord’s reentering and taking possession of the Premises or removing and storing Tenant’s personal property pursuant to this Paragraph 25, and Tenant shall indemnify, defend and hold Landlord harmless from and against any and all Claims resulting from any such act. No reentry by Landlord shall constitute or be construed as a forcible entry by Landlord.

4. Landlord may require Tenant to remove any and all Alterations from the Premises that Landlord is permitted by Paragraph 9.b. above to require Tenant to remove at the expiration or earlier termination of the Lease or, if Tenant fails to do so within ten (10) days after Landlord’s request, Landlord may do so at Tenant’s expense.

5. Landlord may cure the Event of Default at Tenant’s expense, it being understood that such performance shall not waive or cure the subject Event of Default. If Landlord pays any sum or incurs any expense in curing the Event of Default, Tenant shall reimburse Landlord upon demand for the amount of such payment or expense with interest at the Interest Rate from the date the sum is paid or the expense is incurred until Landlord is reimbursed by Tenant. Any amount due Landlord under this subsection shall constitute additional rent hereunder.

c. Waiver of Redemption. Tenant hereby waives, for itself and all persons claiming by and under Tenant, all rights and privileges which it might have under any present or future Legal Requirement to redeem the Premises or to continue this Lease after being dispossessed or ejected from the Premises.

26. Damage or Destruction. If all or any part of the Premises or any material portion of the balance of the Real Property is damaged by fire or other casualty, Landlord shall, within sixty (60) days of the date of the damage, give Tenant written notice of landlord’s reasonable estimate of the time required from the date of the damage to repair the damage (the “Damage Estimate”). Landlord shall diligently proceed to repair the damage and this Lease shall remain in full force and effect if (i) the damage is caused by a peril covered by Landlord’s insurance (or required under this Lease to be covered by Landlord’s insurance), the proceeds from such insurance are sufficient to repair the damage (an “Insured Casualty”), and the Damage Estimate is one hundred eighty (180) days or less, or (ii) the damage is caused by a peril not covered (and not required to be covered) by Landlord’s insurance or the proceeds from Landlord’s insurance are not sufficient to repair the damage (an “Uninsured Casualty”), and the

Damage Estimate is ninety (90) days or less. If the Damage Estimate is more than one hundred eighty (180) days, in the case of an Insured Casualty, or more than ninety (90) days, in the case of an Uninsured Casualty, Landlord, it its option exercised by written notice to Tenant within sixty (60) days of the date of the damage, shall either (a) diligently proceed to repair the damage, in which event this Lease shall continue in full force and effect, or (b) terminate this Lease as of the date specified by Landlord in the notice, which date shall be not less than thirty (30) days nor more than sixty (60) days after the date such notice is given, and this Lease shall terminate on the date specified in the notice; provided, however, that Landlord may only terminate this Lease pursuant to the foregoing if Landlord terminates the leases of all other tenants who are similarly physically affected by the casualty and for whom Landlord has the right to terminate their lease in such instance. If the damage is to the Premises or if the Building is so damaged that access to or use and occupancy of the Premises is materially impaired, the Damage Estimate is more than one (1) year, and Landlord does not give notice terminating this Lease within the sixty (60) day period provided above, then Tenant may give notice to Landlord, within fifteen (15) calendar days after the expiration of the aforesaid sixty (60) day period, terminating this Lease as of the date specified in Tenant’s termination notice, which date shall not be before the date of such notice or more than thirty (30) days after the date of Tenant’s termination notice. If this Lease was not terminated pursuant to the above and Landlord is required by the terms hereof to repair the subject damages, then, if Landlord does not complete the repairs by the later of (i) the date that is ninety (90) days following the estimated date for the completion of the repairs as stated in the Damage Estimate (such ninety (90) day period to be extended by any delays caused by Tenant or its agents) or (ii) the date one (1) year following the date of the damage (such one (1) year period to be extended by any delays caused by Tenant or its agents), then Tenant may terminate this Lease by providing Landlord with written notice of such termination at any time prior to the date the repairs are completed, which written notice shall specify the termination date, which termination date shall not be before the date of such notice nor more than thirty (30) days after the date of such notice.

Notwithstanding anything to contrary contained in this Paragraph 26, if the initial Damage Estimate is more than ninety (90) days, and the date on which Landlord reasonably anticipates the repairs of such damage will be completed is during the last twelve (12) months of the Lease term, Landlord and Tenant shall each have the option to terminate this Lease by giving written notice to the other, in the case of Landlord together with the Damage Estimate, or, in the case of Tenant, within thirty (30) days of Tenant’s receipt of the Damage Estimate, and this Lease shall terminate as of the date specified by the party in its termination notice, which date shall not be before the date of such notice or more than thirty (30) days after the date of such notice.

Notwithstanding anything to the contrary in this Paragraph 26, if damage which would otherwise lead to a right to terminate this Lease results from the willful misconduct of Landlord or Tenant, the party from whose misconduct such damage results shall have no right to terminate this Lease.

If the fire or other casualty damages the Premises or the common areas of the Real Property necessary for Tenant’s use and occupancy of the Premises, Tenant ceases to use any portion of the Premises as a result of such damage, and the damage does not result from the negligence or willful misconduct of Tenant or any other Tenant Parties, then during the period the Premises or portion thereof are rendered unusable by such damage and repair, Tenant’s Monthly Rent, Tenant’s Electrical Charge and Additional Rent under Paragraphs 5 and 7 above shall be proportionately reduced based upon the extent to which the damage and repair prevents Tenant from conducting, and Tenant does not conduct, its business at the Premises. Landlord shall not be obligated to repair or replace any of Tenant’s movable furniture, equipment, trade fixtures, and other personal property, nor any Alterations installed in the Premises by Tenant, and no damage to any of the foregoing shall entitle Tenant to any abatement, and Tenant shall, at Tenant’s sole cost and expense, repair and replace such items. All such repair and replacement of Alterations shall be constructed in accordance with Paragraph 9 above regarding Alterations.

A total destruction of the Building shall automatically terminate this Lease. In no event shall Tenant be entitled to any compensation or damages from Landlord for loss of use of the whole or any part of the Premises or for any inconvenience occasioned by any such destruction, rebuilding or restoration of the Premises, the Building or access thereto, except for the rent abatement expressly provided above. Tenant hereby waives any existing or future law providing for termination of hiring upon destruction of the thing hired and/or providing for repairs to and of premises.

27. Eminent Domain.

a. If all or any part of the Premises is taken by any public or quasi-public authority under the power of eminent domain, or any agreement in lieu thereof (a “taking”), this Lease shall terminate as to the portion of the Premises taken effective as of the date of taking. If only a portion of the Premises is taken, Landlord or Tenant may terminate this Lease as to the remainder of the Premises upon written notice to the other party within ninety (90) days after the taking; provided, however, that Tenant’s right to terminate this Lease is conditioned upon the remaining portion of the Premises being of such size or configuration that such remaining portion of the Premises is unusable or uneconomical for Tenant’s business. Landlord shall be entitled to all compensation, damages, income, rent awards and interest thereon whatsoever which may be paid or made in connection with any taking and Tenant shall have no claim against Landlord or any governmental authority for the value of any unexpired term of this Lease or of any of the improvements or Alterations in the Premises; provided, however, that the foregoing shall not prohibit Tenant from prosecuting a separate claim against the taking authority for an amount separately designated for Tenant’s relocation expenses or the interruption of or damage to Tenant’s business or as compensation for Tenant’s personal property, trade fixtures, Alterations or other improvements paid for by Tenant so long as any award to Tenant will not reduce the award to Landlord.

In the event of a partial taking of the Premises which does not result in a termination of this Lease, the Monthly Rent, Tenant’s Electrical Charge and Additional Rent under Paragraphs 5 and 7 hereunder shall be equitably reduced. If all or any material part of the Real Property other than the Premises is taken, Landlord may terminate this Lease upon written notice to Tenant given within ninety (90) days after the date of taking, provided that Landlord also terminates the leases of all other tenants of the Real Property that are similarly affected by the taking and for which Landlord has a termination right.

b. Notwithstanding the foregoing, if all or any portion of the Premises is taken for a period of time of one (1) year or less ending prior to the end of the term of this Lease, this Lease shall remain in full force and effect and Tenant shall continue to pay all rent and to perform all of its obligations under this Lease; provided, however, that Tenant shall be entitled to all compensation, damages, income, rent awards and interest thereon that is paid or made in connection with such temporary taking of the Premises (or portion thereof), except that any such compensation in excess of the rent or other amounts payable to Landlord hereunder shall be promptly paid over to Landlord as received. Landlord and Tenant each hereby waive the provisions of any applicable existing or future Legal Requirement providing for, or allowing either party to petition the courts of the state in which the Real Property is located for, a termination of this Lease upon a partial taking of the Premises and/or the Building.

28. Landlord’s Liability; Sale of Building. The term “Landlord,” as used in this Lease, shall mean only the owner or owners of the Real Property at the time in question. Notwithstanding any other provision of this Lease, the liability of Landlord for its obligations under this Lease is limited solely to Landlord’s interest in the Real Property as the same may from time to time be encumbered, and no personal liability shall at any time be asserted or enforceable against any other assets of Landlord or against the constituent shareholders, partners, members, or other owners of Landlord, or the directors, officers, employees and agents of Landlord or such constituent shareholder, partner, member or other owner, on account of any of Landlord’s obligations or actions under this Lease. In addition, in the event of any conveyance of title to the Real Property, then the grantor or transferor shall be relieved of all liability with respect to Landlord’s obligations to be performed under this Lease after the date of such conveyance. In no event shall Landlord be deemed to be in default under this Lease unless Landlord fails to perform its obligations under this Lease, Tenant delivers to Landlord written notice specifying the nature of Landlord’s alleged default, and Landlord fails to cure such default within thirty (30) days following receipt of such notice (or, if the default cannot reasonably be cured within such period, to commence action within such thirty (30) day period and proceed diligently thereafter to cure such default). Upon any conveyance of title to the Real Property, the grantee or transferee shall be deemed to have assumed Landlord’s obligations to be performed under this Lease from and after the date of such conveyance, subject to the limitations on liability set forth above in this Paragraph 28. If Tenant provides Landlord with any security for Tenant’s performance of its obligations hereunder, Landlord shall transfer such security to the grantee or transferee of Landlord’s interest in the Real Property, and upon such transfer Landlord shall be released from any further responsibility or liability for such security. Notwithstanding any other provision of this Lease, but not in limitation of the provisions of Paragraph 14.a. above, Landlord shall not be liable for any consequential damages or interruption or loss of business, income or profits, nor shall Landlord be liable for loss of or damage to artwork, currency, jewelry, bullion, unique or valuable documents, securities or other valuables, or for other property not in the nature of ordinary fixtures, furnishings and equipment used in general administrative and executive office activities and functions. Wherever in this Lease Tenant (a) releases Landlord from any claim or liability, (b) waives or limits any right of Tenant to assert any claim against Landlord or to seek recourse against any property of Landlord or (c) agrees to indemnify Landlord against any matters, the relevant release, waiver, limitation or indemnity shall run in favor of and apply to Landlord, the constituent shareholders, partners, members, or other owners of Landlord, and the directors, officers, employees and agents of Landlord and each such constituent shareholder, partner, member or other owner.

29. Estoppel Certificates. At any time and from time to title, upon not less than ten (10) business days’ prior notice from Landlord, Tenant shall execute, acknowledge and deliver to Landlord a statement certifying the commencement date of this Lease, stating that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and the date and nature of each such modification), that, to the best of Tenant’s knowledge (and Tenant shall be deemed to have knowledge of any default of which Tenant should have been reasonably aware, based on the circumstances), Landlord is not in default under this Lease (or, if Landlord is in default, specifying the nature of such default), that, to the best of Tenant’s knowledge (and Tenant shall be deemed to have knowledge of any default of which Tenant should have been reasonably aware, based on the circumstances) Tenant is not in default under this Lease (or if Tenant is in default, specifying the nature of such default), the current amounts of and the dates to which the Monthly Rent, Tenant’s Electrical Charge and Additional Rent has been paid, and setting forth such other matters as may be reasonably requested by Landlord. Any such statement may be conclusively relied upon by a prospective purchaser of the Real Property or b) a lender obtaining a lien on the Real Property as security. If Tenant fails to execute and deliver to Landlord the required certificate within the required ten (10) business day period, then Landlord may send Tenant a second written notice requesting that Tenant execute and deliver such certificate to Landlord pursuant to the terms hereof. If Tenant fails to execute and return such certificate to Landlord within five (5) business days following such second written notice, then such failure shall be conclusive upon Tenant that (i) this Lease is in full force and effect, without modification except as may be represented by Landlord in good faith, (ii) there are no uncured defaults in Landlord’s perform* nee of its obligations hereunder, (iii) not more than one month’s installment of Monthly Rent has been paid in advance, and (iv) any other statements of fact reasonably included by Landlord in such statement are correct. Tenant acknowledges and agrees that its failure to execute such certificate within five (5) business days following the second written notice from Landlord may cause Landlord serious financial damage by causing the failure of a sale or financing transaction and giving Landlord all of its rights and remedies under Paragraph 25 above, including its right to damages caused by the loss of such sale or financing, but only to the extent any such loss is attributable primarily to Tenant’s failure to deliver any such certificate.

30. Right of Landlord to Perform. If Tenant fails to make any payment required hereunder (other than Monthly Rent, Tenant’s Electrical Charge and Additional Rent) or fails to perform any other of its obligations hereunder, Landlord may, but shall not be obliged to, and without waiving any default of Tenant or releasing Tenant from any obligations to Landlord hereunder, make any such payment or perform any other such obligation on Tenant’s behalf; provided, however, unless such failure by Tenant, in Landlord’s reasonable judgment, causes an unreasonable annoyance to other tenants of the Building, creates an unsafe condition for person or property or may subject Landlord or any occupants of the Building to a penalty or liability under any Legal Requirement, Landlord may not make the payment or perform the obligation on Tenant’s behalf unless Landlord has provided Tenant with written notice of the failure to pay or perform and Tenant fails to correct the failure within thirty (30) days of such written notice or, if the failure cannot by its nature be cured within the 30 day period, if Tenant fails to commence to cure such noncompliance within the 30 day period and thereafter diligently prosecute such cure to completion or, in any event, if Tenant fails to complete the cure within ninety (90) days of the initial failure to perform. All sums so paid by Landlord and all necessary incidental costs in connection with the performance by Landlord of an obligation of Tenant (together with interest thereon from the date of such payment by Landlord until paid at the Interest Rate) shall be payable by Tenant to Landlord upon demand, and Tenant’s failure to make such payment upon demand shall entitle Landlord to the same rights and remedies provided Landlord in the event of non-payment of rent.

31. Late Charge. Tenant acknowledges that late payment of any installment of Monthly Rent, Tenant’s Electrical Charge or Additional Rent or any other amount required under this Lease will cause Landlord to incur costs not contemplated by this Lease and the exact amount of such costs would be extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, late charges that may be imposed on Landlord by the terms of any encumbrance or note secured by the Real Property and the loss of the use of the delinquent funds. Therefore, if any installment of Monthly Rent, Tenant’s Electrical Charge, Additional Rent or any other amount due from Tenant is not received when due, Tenant shall pay to Landlord on demand, on account of the delinquent payment, an additional sum equal to the greater of (i) five percent (5%) of the overdue amount, or (ii) One Hundred Dollars ($100.00), which additional sum represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant’s default with respect to the overdue amount, nor prevent Landlord from exercising its right to collect interest as provided above, rent, or any other damages, or from exercising any of the other rights and remedies available to Landlord.

32. Attorneys’ Fees; Waiver of Jury Trial. In the event of any action or proceeding between Landlord and Tenant (including an action or proceeding between Landlord and the trustee or debtor in possession while Tenant is a debtor in a proceeding under any bankruptcy law) to enforce any provision of this Lease, the losing party shall pay to the prevailing party all costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses, incurred in such action and in any appeal in connection therewith by such prevailing party. The “prevailing party” will be determined by the court before whom the action was brought based upon an assessment of which party’s major arguments or positions taken in the suit or proceeding could fairly be said to have prevailed over the other party’s major arguments or positions on major disputed issues in the court’s decision. Notwithstanding the foregoing, however, Landlord shall be deemed to be prevailing party in any unlawful detainer or other action or proceeding instituted by Landlord based upon any default or alleged default of Tenant hereunder if (i) judgment is entered in favor of Landlord, or (ii) prior to trial or judgment Tenant vacates the Premises or otherwise cures the default claimed by Landlord.

If Landlord becomes involved in any litigation or dispute, threatened or actual, by or against anyone not a party to this Lease, but arising by reason of or related to any act or omission of Tenant or any Tenant Party, Tenant agrees to pay Landlord’s reasonable attorneys’ fees and other costs incurred in connection with the litigation or dispute, regardless of whether a lawsuit is actually filed.

IF ANY ACTION OR PROCEEDING BETWEEN LANDLORD AND TENANT TO ENFORCE THE PROVISIONS OF THIS LEASE (INCLUDING AN ACTION OR PROCEEDING BETWEEN LANDLORD AND THE TRUSTEE OR DEBTOR IN POSSESSION WHILE TENANT IS A DEBTOR IN A PROCEEDING UNDER ANY BANKRUPTCY LAW) PROCEEDS TO TRIAL, LANDLORD AND TENANT HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY IN SUCH TRIAL.

33. Waiver. No provisions of this Lease shall be deemed waived by Landlord or Tenant unless such waiver is in a writing signed by the party giving such waiver. The waiver by either party of any breach of any provision of this Lease by the other party shall not be deemed a waiver of any subsequent breach of the same or any other provision of this Lease. No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant, or of Tenant upon any default of Landlord, shall impair such right or remedy or be construed as a waiver. Landlord’s acceptance of any payments of rent due under this Lease shall not be deemed a waiver of any default by Tenant under this Lease (including Tenant’s recurrent failure to timely pay rent) other than Tenant’s nonpayment of the accepted sums, and no endorsement or statement on any check or accompanying any check or payment shall be deemed an accord and satisfaction. Tenant’s payment of rent due and Tenant’s continuance in possession shall not constitute a waiver by Tenant of any default of Landlord. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any subsequent act by Tenant.

34. Notices. All notices and demands which may or are required to be given by either party to the other hereunder shall be in writing. All notices and demands by Landlord to Tenant shall be delivered personally or sent by United States mail, postage prepaid, or by any reputable overnight or same-day courier, addressed to Tenant at the Premises, or to such other place as Tenant may from time to time designate by notice to Landlord hereunder; provided, however, that prior to the Commencement Date, notices to Tenant shall be addressed to Tenant at 100 Beaver Street, Waltham, MA 02453-8443. All notices and demands by Tenant to Landlord shall be sent by United States mail, postage prepaid, or by any reputable overnight or same-day courier, addressed to Landlord at 555 California Street, 49th floor, San Francisco, California 94104, Attn: Corporate Secretary, with a copy to Shorenstein Company LLC, 450 Lexington Avenue, New York, New York 10017, with a further copy to the management office of the Building, or to such other place as Landlord may from time to time designate by notice to Tenant hereunder. Notices delivered personally or sent same-day courier will be effective immediately upon delivery to the addressee at the designated address; notices sent by overnight courier will be effective one (1) Business Day after acceptance by the service for delivery; notices sent by mail will be effective two (2) Business Days after mailing. In the event Tenant requests multiple notices hereunder, Tenant will be bound by such notice from the earlier of the effective times of the multiple notices.

35. Deleted.

36. Defined Terms and Marginal Headings. When required by the context of this Lease, the singular includes the plural. If more than one person or entity signs this Lease as Tenant, the obligations hereunder imposed upon Tenant shall be joint and several, and the act of, written notice to or from, refund to, or signature of, any Tenant signatory to this Lease (including, without limitation, modifications of this Lease made by fewer than all such Tenant signatories) shall bind every other Tenant signatory as though every other Tenant signatory had so acted, or received or given the written notice or refund, or signed. The headings and titles to the paragraphs of this Lease are for convenience only and are not to be used to interpret or construe this Lease. Wherever the term “including” or “includes” is used in this Lease it shall be construed as if followed by the phrase “without limitation.” The language in all parts of this Lease shall in all cases be construed as a whole and in accordance with its fair meaning and not construed for or against any party simply because one party was the drafter thereof.

37. Time and Applicable Law. Time is of the essence of this Lease and of each and all of its provisions, except as to the conditions relating to the delivery of possession of the Premises to Tenant. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

38. Successors. Subject to the provisions of Paragraphs 13 and 28 above, the covenants and conditions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, executors, administrators and assigns.

39. Entire Agreement; Modifications. This Lease (including any exhibit, rider or attachment hereto) constitutes the entire agreement between Landlord and Tenant with respect to Tenant’s lease of the Premises. No provision of this Lease may be amended or otherwise modified except by an agreement in writing signed by the parties hereto. Neither Landlord nor Landlord’s agents have made any representations or warranties with respect to the Premises, the Building, the Real Property, the Office Park or this Lease except as expressly set forth herein, including without limitation any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant’s business or for any other purpose, nor has Landlord or its agents agreed to undertake any alterations or construct any improvements to the Premises except those, if any, expressly provided in this Lease, and no rights, easements or licenses shall be acquired by Tenant by implication or otherwise unless expressly set forth herein.

40. Light and Air. Tenant agrees that no diminution of light, air or view by any structure which may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of rent hereunder, result in any liability of Landlord to Tenant, or in any other way affect this Lease.

41. Name of Building. Tenant shall not use the name of the Building for any purpose other than as the address of the business conducted by Tenant in the Premises without the written consent of Landlord. Landlord reserves the right to change the name of the Building at any time in its sole discretion by written notice to Tenant and Landlord shall not be liable to Tenant for any loss, cost or expense on account of any such change of name.

42. Severability. If any provision of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

43. Authority. If Tenant is a corporation, partnership, trust, association or other entity, Tenant and each person executing this Lease on behalf of Tenant, hereby covenants and warrants that (a) Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Tenant has and is duly qualified to do business in the state in which the Real Property is located, (c) Tenant has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all Tenant’s obligations hereunder, and (d) each person (and all of the persons if more than one signs) signing this Lease on behalf of Tenant is duly and validly authorized to do so.

44. No Offer. Submission of this instrument for examination and signature by Tenant does not constitute an offer to lease or a reservation of or option for lease, and is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

45. Real Estate Brokers. Landlord and Tenant each represents and warrants to the other that such party has negotiated this Lease directly with the Real Estate Broker(s) identified in Paragraph 2 (“Brokers”) and has not authorized or employed, or acted by implication to authorize or to employ, any other real estate broker or salesperson to act for such party in connection with this Lease. Each party shall hold the other harmless from and indemnify and defend the other against any and all Claims by any real estate broker or salesperson other than the Brokers for a commission, finder’s fee or other compensation as a result of the inaccuracy of such party’s representation above. Notwithstanding anything to the contrary herein, pursuant to separate written agreements, Landlord shall pay any commission or fee due to the Brokers in connection with the execution of this Lease and Tenant shall have no liability therefor.

46. Consents and Approvals. Wherever the consent, approval, judgment or determination of Landlord is required or permitted under this Lease, Landlord’s consent, approval, judgment or determination shall not be unreasonably made or withheld (as applicable), unless the provision providing for such consent, approval, judgment or determination specifies that Landlord’s consent or approval shall be in Landlord’s sole discretion, or otherwise specifies the standards under which Landlord may withhold its consent. Whenever Tenant requests Landlord to take any action or give any consent or approval, Tenant shall reimburse Landlord for all of Landlord’s costs incurred in reviewing the proposed action or consent (whether or not Landlord consents to any such proposed action), including without limitation reasonable attorneys’ or consultants’ fees and expenses, within ten (10) days after Landlord’s delivery to Tenant of a statement of such costs. If it is determined that Landlord failed to give its consent or approval where it was required to do so under this Lease, Tenant’s sole remedy will be an order of specific performance or mandatory injunction of the Landlord’s agreement to give its consent or approval. The review and/or approval by Landlord of any item shall not impose upon Landlord any liability for accuracy or sufficiency of any such item or the quality or suitability of such item for its intended use. Any such review or approval is for the sole purpose of protecting Landlord’s interest in the Real Property, and neither Tenant nor any Tenant Party nor any person or entity claiming by, through or under Tenant, nor any other third party shall have any rights hereunder by virtue of such review and/or approval by Landlord.

47. Reserved Rights. Landlord retains and shall have the rights set forth below, exercisable without notice and without liability to Tenant for damage or injury to property, person or business and without effecting an eviction, constructive or actual, or disturbance of Tenant’s use or possession of the Premises or giving rise to any claim for rent abatement:

a. To grant to anyone the exclusive right to conduct any business or render any service in or to the Building and its tenants, provided that such exclusive right shall not operate to require Tenant to use or patronize such business or service or to exclude Tenant from its use of the Premises expressly permitted herein.

b. To perform, or cause or permit to be performed, at any time and from time to time, including during Business Hours, construction in the common areas and facilities or other leased areas in the Real Property or the Office Park; provided that such activities do not have a materially adverse affect on Tenant’s access to, and use and enjoyment of, the Premises for the purposes leased.

c. To reduce, increase, enclose or otherwise change at any time and from time to time the size, number, location, lay-out and nature of the common areas and facilities and other tenancies and premises in the Real Property or the Office Park, to create additional rentable areas through use or enclosure of common areas, and to dedicate the roads within the Office Park for public use.

48. Financial Statements. Upon submission of this Lease to Landlord and at any time thereafter within thirty (30) days after Landlord’s request therefor (but not more than twice in any twelve (12) month period unless the Building is then the subject of a sale or refinancing), Tenant shall furnish to Landlord copies of true and accurate financial statements reflecting Tenant’s then current financial situation (including without limitation balance sheets, statements of profit and loss, and changes in financial condition), Tenant’s most recent audited or certified annual financial statements, and Tenant’s federal income tax returns pertaining to Tenant’s business, and in addition shall cause to be furnished to Landlord similar financial statements and tax returns for any guarantor(s) of this Lease. Tenant agrees to deliver to any lender, prospective lender, purchaser or prospective purchaser designated by Landlord such financial statements of Tenant as may be reasonably requested by such lender or purchaser. If Tenant has provided any financial information to Tenant that is not otherwise available to the public and Tenant has advised Landlord that such information is confidential, then, except as aforementioned or as may be required by law, Landlord shall use good faith efforts to keep such financial information confidential.

49. Deleted.

50. Nondisclosure of Lease Terms. Tenant agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord, and that disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate with other tenants. Tenant hereby agrees to use reasonable efforts to prevent its partners, officers, directors, employees, agents, real estate brokers and sales persons and attorneys from disclosing the terms of this Lease to any other person without Landlord’s prior written consent, except to any accountants of Tenant in connection with the preparation of Tenant’s financial statements or tax returns, to an assignee of this Lease or sublessee of the Premises, or to an entity or person to whom disclosure is required by applicable law or in connection with any action brought to enforce this Lease.

51. Furniture. Effective as of the Commencement Date, Landlord conveys to Tenant without charge, and Tenant accepts, all of Landlord’s right, title and interest in and to the furniture listed on attached Exhibit F (the “Furniture”). Landlord makes no representation or warranty to Tenant regarding the condition of the Furniture and Tenant accepts the Furniture in its as-is condition. Upon the expiration or earlier termination of the Lease, Tenant shall remove the Furniture from the Premises in accordance with Paragraph 20.a. of this Lease.

52. Right of First Offer.

a. First Offer Right; Exercise of Right. Subject to the provisions of this Paragraph 52, Tenant shall have a right of first offer to lease the space located on the second (2nd) floor of the Building that is contiguous to the Premises and outlined on attached Exhibit G (the “First Offer Space”) which First Offer Space is, as of the date of this Lease, vacant. Upon the execution of this Lease and every six (6) months thereafter until four (4) such notices have been given to Tenant, Landlord shall send Tenant a written notice (the “First Offer Notice”) offering the First Offer Space to Tenant pursuant to this Paragraph 52; provided, however, that, once Tenant or a third party has leased the First Offer Space, as permitted by the terms hereof, no further First Offer Notices shall be given to Tenant.

Upon Tenant’s receipt of a First Offer Notice for the First Offer Space, Tenant may exercise its right to lease the First Offer Space by notifying Landlord thereof in writing (“Tenant’s Election Notice”) within five (5) business days after the date of the First Offer Notice, (Tenant must lease the entire First Offer Space and may not lease only a portion thereof.) If Tenant does not exercise its right to lease the First Offer Space within such five (5) business day period, then Landlord shall have a period of six (6) months to lease the First Offer Space to any third party on any conditions Landlord desires. If Tenant does not lease the First Offer Space to a third party during such six (6) month period, then an additional First Offer Notice shall be given to Tenant in accordance with the immediately preceding grammatical paragraph, unless the period for the delivery of such First Offer Notices has lapsed.

Notwithstanding anything to the contrary above, if Landlord fails to deliver a First Offer Notice to Tenant on the date such First Offer Notice was required to be sent, such failure shall not constitute a default by Landlord under this Lease or afford Tenant the right to terminate this Lease or the right to any damages, but, in such event, Landlord may not lease the First Offer Space to a third party unless Landlord first delivers a First Offer Notice to Tenant and Tenant thereafter fails to exercise its right to Lease the First Offer Space by written notice to Landlord give within five (5) business days of Tenant’s receipt of the First Offer Notice.

b. Terms and Conditions. If Tenant timely exercises its right to lease the First Offer Space pursuant to the provisions of Paragraph 52.a. above, Landlord and Tenant shall promptly enter into an amendment of this Lease, adding the First Offer Space to the Premises on all the terms and conditions set forth in this Lease as to the Premises originally demised hereunder, except that (i) the First Offer Space shall be delivered to Tenant in its then “as-is” condition, (ii) the term of the lease to Tenant of the First Offer Space shall commence upon the date the First Offer Space is delivered to Tenant and shall continue coextensively with the remaining term hereof and any extension thereof, and (iii) the Monthly Rent payable by Tenant for the First Offer Space shall be the fair market rent (as hereinafter defined) for the First

Offer Space, provided that, if the term of this Lease as to the First Offer Space will be less than five (5) years, then for the purposes of establishing the fair market rent for the First Offer Space, the term of this Lease shall be deemed to be five (5) years. For purposes of this Paragraph 52.b., the term “fair market rent” shall have the meaning set forth in Paragraph 53.b. below, with all references therein to the “Premises” being deemed to refer to the “First Offer Space,” and disregarding any provisions which by their nature pertain only to the renewal term. If Landlord and Tenant are unable to agree upon the fair market monthly rent within such thirty (30)-day period, then the fair market rent shall be established by appraisal in accordance with Paragraph 53.c. below.

If Tenant exercises the right of first offer granted herein and Landlord is unable, for any reason beyond Landlord’s reasonable control, to deliver the First Offer Space to Tenant on the stated availability date, then, as Tenant’s sole remedy, Tenant’s rent with respect to the First Offer Space shall be abated until Landlord delivers the same to Tenant.

c. Delay in Determination of Monthly Rent. If the fair market rent is not established prior to the commencement of the Lease term as to the First Offer Space, then Tenant shall pay Monthly Rent per rentable square foot for the First Offer Space at the rate per square foot then in effect for the existing Premises and, as soon as the fair market rent for the First Offer Space is determined, Tenant shall, within thirty (30) days of written demand, pay to Landlord any deficiency in the amount paid by Tenant during such period, or, if Tenant paid excess Monthly Rent during such period, Landlord shall credit such excess payments to the Monthly Rent amounts next due.

d. Limitation on Tenant’s Right of First Offer. Notwithstanding the foregoing, if (i) on the date of exercise of the right of first offer, or the date immediately preceding the date the Lease term for the First Offer Space is to commence, there exists in uncured Event of Default or a breach of this Lease by Tenant that subsequently matures into an Event of Default, or (ii) on the date immediately preceding the date the Lease term for the First Offer Space is to commence the Tenant originally named herein (a) is not in occupancy of at least fifty percent (50%) of the Premises then leased hereunder or (b) does not intend to occupy at least fifty percent (50%) of the Premises (as such Premises have increased by the addition of the First Offer Space thereto), then, at Landlord’s option, Tenant shall have no right to lease the First Offer Space and, at Landlord’s option, the exercise of the right of first offer shall be null and void.

53. Renewal Option.

a. Option to Renew. Tenant shall have the option to renew this Lease for one (1) additional term of five (5) years, commencing upon the expiration of the initial term of the Lease. The renewal option must be exercised, if at all, by written notice given by Tenant to Landlord not later than ten (10) months prior to expiration of the initial term of this Lease. Notwithstanding the foregoing, at Landlord’s election, this renewal option shall be null and void and Tenant shall have no right to renew this Lease if (i) as of the date immediately preceding the commencement of the renewal period the Tenant originally named herein and/or an Affiliate of such Tenant is not in occupancy of at least seventy percent (70%) of the Premises then demised hereunder or such Tenant does not intend to continue to occupy at least seventy percent (70%) of the Premises (but intends to assign this Lease or sublet more than thirty percent (30%) of the Premises), or (ii) on the date Tenant exercises the option or on the date immediately preceding the commencement date of the renewal period there exists an uncured Event of Default or a breach of this Lease that subsequently matures into an Event of Default.

b. Terms and Conditions. If Tenant exercises the renewal option, then during the renewal period all of the terms and conditions set forth in this Lease as applicable to the Premises during the initial term shall apply during the renewal term, except that (i) Tenant shall have no further right to renew this Lease, (ii) Tenant shall take the Premises in their then “as-is” state and condition, (iii) the Monthly Rent payable by Tenant for the Premises shall be the then-fair market rent for the Premises based upon the terms of this Lease, as renewed and (iv) the Base Year for the Premises shall be the calendar year in which the renewal term commences and the Base Tax Year for the Premises shall be the fiscal tax year in which the renewal term commences. Fair market rent shall include the periodic rental increases, if any, that would be included for space leased for the period of the renewal term. For purposes of this Paragraph 53, the term “fair market rent” shall mean the rental rate that would be applicable for a lease term commencing on the commencement date of the renewal term and that would be payable in any arms length negotiations for the Premises in their then as-is condition, for the renewal term, which rental rate may be established by reference to rental terms actually negotiated for comparable space under primary lease (and not sublease), taking into consideration the location of the Building and such amenities as existing improvements, view, floor on which the Premises are situated and the like, situated in first class office buildings in comparable locations in the Waltham area, in comparable physical and economic condition as the Building, engaged in then-prevailing ordinary rental market practices with respect to tenant concessions such as tenant improvement allowances and free rent (if applicable) (e.g. not offering extraordinary rental, promotional deals and other concessions to tenants in an effort to alleviate cash flow problems, difficulties in meeting loan obligations or other financial distress, or in response to a greater than average vacancy rate in a particular building). The fair market rent shall be mutually agreed upon by Landlord and Tenant in writing within the thirty (30) calendar day period commencing six (6) months prior to commencement of the renewal period. If Landlord and Tenant are unable to agree upon the fair market monthly rent within such thirty (30)-day period, then the fair market rent shall be established by appraisal in accordance with the procedures set forth in Paragraph 53.c. below.

c. Appraisal. Within fifteen (15) days after the expiration of the thirty (30)-day period for the mutual agreement of Landlord and Tenant as to the fair market rent, each party hereto, at its cost, shall engage a real estate appraiser to act on its behalf in determining the fair market rent. The appraisers each shall have at least ten (10) years’ experience with leases in first-class high-rise office buildings in the Boston metropolitan area and shall submit to Landlord and Tenant in advance for Landlord’s and Tenant’s reasonable approval the appraisal methods to be used. If a party does not appoint an appraiser within said fifteen (15)-day period but an appraiser is appointed by the other respective party, the single appraiser appointed shall be the sole appraiser and shall set the fair market rent. If the two appraisers are appointed by the parties as stated in this paragraph, such appraisers shall meet promptly and attempt to set the fair market rent. If such appraisers are unable to agree within thirty (30) days after appointment of the second appraiser, the appraisers shall elect a third appraiser meeting the qualifications stated in this paragraph within ten (10) days after the last date the two appraisers are given to set the fair market rent. Each of the parties hereto shall bear one-half (1/2) the cost of appointing the third appraiser and of the third appraiser’s fee. The third appraiser shall be a person who has not previously acted in any capacity for either party.

The third appraiser shall conduct his own investigation of the fair market rent, and shall be instructed not to advise either party of his determination of the fair market rent except as follows: When the third appraiser has made his determination, he shall so advise Landlord and Tenant and shall establish a date, at least five (5) days after the giving of notice by the third appraiser to Landlord and Tenant, on which he shall disclose his determination of the fair market rent. Such meeting shall take place in the third appraiser’s office unless otherwise agreed by the parties. After having initialed a paper on which his determination of fair market rent is set forth, the third appraiser shall place his determination of the fair market rent in a sealed envelope. Landlord’s appraiser and Tenant’s appraiser shall each set forth their determination of fair market rent on a paper, initial the same and place them in sealed envelopes. Each of the three envelopes shall be marked with the name of the party whose determination is inside the envelope.

In the presence of the third appraiser, the determination of the fair market rent by Landlord’s appraiser and Tenant’s appraiser shall be opened and examined. If the higher of the two determinations is 105% or less of the amount set forth in the lower determination, the average of the two determinations shall be the fair market rent, the envelope containing the determination of the fair market rent by the third appraiser shall be destroyed and the third appraiser shall be instructed not to disclose his determination. If either party’s envelope is blank, or does not set forth a determination of fair market rent, the determination of the other party shall prevail and be treated as the fair market rent. If the higher of the two determinations is more than 105% of the amount of the lower determination, the envelope containing the third appraiser’s determination shall be opened. If the value determined by the third appraiser is the average of the values proposed by Landlord’s appraiser and Tenant’s appraiser, the third appraiser’s determination of fair market rent shall be the fair market rent. If such is not the case, fair market rent shall be the rent proposed by either Landlord’s appraiser or Tenant’s appraiser which is closest to the determination of fair market rent by the third appraiser.

d. Minimum Rental. Notwithstanding anything in the foregoing to the contrary, in no event shall the Monthly Rent during the renewal period be less than the aggregate of the amounts of Monthly Rent and Additional Rent payable by Tenant (for all of the Premises leased hereunder) under Paragraphs 2.b., 5 and 7 hereof for the calendar month immediately preceding the commencement of the renewal period. If the fair market rent is not established prior to the commencement of the renewal period, then Tenant shall continue to pay as Monthly Rent and Additional Rent the sums in effect as of the last day of the initial term of the Lease and, as soon as the fair market rent is determined, Tenant shall immediately pay to Landlord any deficiency in the amount paid by Tenant during such period.

54. Notice of Lease; Termination Agreement. Tenant shall not record this Lease or any memorandum without Landlord’s prior written consent; provided, however, Landlord agrees to consent to the recordation or registration of a notice of this Lease, at Tenant’s cost and expense, in substantially the form attached hereto as Exhibit I. Upon the expiration or earlier termination of this Lease, upon Landlord’s request, Tenant shall execute, deliver and record an instrument acknowledging such termination or expiration and the date of the termination or expiration of this Lease (which instrument shall be substantially in the form of Termination Agreement attached hereto as Exhibit J) and Tenant appoints Landlord as its attorney-in-fact in its name and behalf to execute the instrument if Tenant fails to execute and deliver the instrument to Landlord within ten (10) days after Landlord’s request therefor.

THIS LEASE IS EXECUTED by Landlord and Tenant as of the date set forth at the top of page 1 hereof.

Landlord:		Tenant:

BAY COLONY CORPORATE CENTER LLC,		OSCIENT PHARMACEUTICALS
a Delaware limited liability company		CORPORATION, a Massachusetts corporation

By:	SHORENSTEIN REALTY SERVICES, L.P., a California limited partnership, its manager

By:		By:
Name:	Ronnie E. Ragoff	Name:	Stephen Cohen
Title:	VP	Title:	Senior Vice President and CFO

1000 Winter Street

Floor 02

Exhibit A

EXHIBIT B

RULES AND REGULATIONS

Bay Colony Corporate Center

Waltham, Massachusetts

1. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside or inside of the Building or any part of the Premises visible from the exterior of the Premises without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion. Landlord shall have the right to remove, at Tenant’s expense and without notice to Tenant, any such sign, placard, picture, advertisement, name or notice that has not been approved by Landlord.

All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved of by Landlord.

If Landlord notifies Tenant in writing that Landlord objects to any curtains, blinds, shades or screens attached to or hung in or used in connection with any window or door of the Premises, such use of such curtains, blinds, shades or screens shall be removed immediately by Tenant. No awning shall be permitted on any part of the Premises.

2. No ice, drinking water, towel, barbering or bootblacking, shoeshining or repair services, or other similar services shall be provided to the Premises, except from persons authorized by Landlord and at the hours and under regulations fixed by Landlord.

3. The bulletin board or directory of the Building will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom.

4. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by any of the Tenant Parties or used by Tenant for any purpose other than for ingress to and egress from its Premises. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants. No tenant and no employees or invitees of any tenant shall go upon the roof of the Building.

5. Tenant shall not alter any lock or install any new or additional locks or any bolts on any interior or exterior door of the Premises without the prior written consent of Landlord.

6. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

7. Tenant shall not overload the floor of the Premises or mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof.

8. No furniture, freight or equipment of any kind shall be brought into the Building without the consent of Landlord and all moving of the same into or out of the Building shall be done at such time and in such manner as Landlord shall designate. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building and also the times and manner of moving the same in and out of the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on a platform of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property from any cause, and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of Tenant. The elevator designated for freight by Landlord shall be available for use by all tenants in the Building during the hours and pursuant to such procedures as Landlord may determine from time to time. The persons employed to move Tenant’s equipment, material, furniture or other property in or out of the Building must be acceptable to Landlord. The moving company must be a locally recognized professional mover, whose primary business is the performing of relocation services, and must be bonded and fully insured. In no event shall Tenant employ any person or company whose presence may give rise to a labor or other disturbance in the Real Property or the Office Park. A certificate or other verification of such insurance must be received and approved by Landlord prior to the start of any moving operations. Insurance must be sufficient in Landlord’s sole opinion, to cover all personal liability, theft or damage to the Real Property and the Office Park, including, but not limited to, floor coverings, doors, walls, elevators, stairs, foliage and landscaping. Special care must be taken to prevent damage to foliage and landscaping during adverse weather. All moving operations shall be conducted at such times and in such a manner as Landlord shall direct, and all moving shall take place during non-business hours unless Landlord agrees in writing otherwise.

9. Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises, unless otherwise agreed to by Landlord. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the Building or the Premises. Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness.

10. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought in or kept in or about the Premises or the Building. In no event shall Tenant keep, use, or permit to be used in the Premises or the Building any guns, firearm, explosive devices or ammunition.

11. No cooking shall be done or permitted by Tenant in the Premises, nor shall the Premises be used for the storage of merchandise, for washing clothes, for lodging, or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, however, Tenant may maintain and use microwave ovens and equipment for brewing coffee, tea, hot chocolate and similar beverages, provided that Tenant shall (i) prevent the emission of any food or cooking odor from leaving the Premises, (ii) be solely responsible for cleaning the areas where such equipment is located and removing food-related waste from the Premises and the Building, or shall pay Landlord’s standard rate for such service as an addition to cleaning services ordinarily provided, (iii) maintain and use such areas solely for Tenant’s employees and business invitees, not as public facilities, and (iv) keep the Premises free of vermin and other pest infestation and shall exterminate, as needed, in a manner and through contractors reasonably approved by Landlord, preventing any emission of odors, due to extermination, from leaving the Premises. Notwithstanding clause (ii) above, Landlord shall, without special charge, empty and remove the contents of one (1) 15-gallon (or smaller) waste container from the food preparation area so long as such container is fully lined with, and the contents can be removed in, a waterproof plastic liner or bag, supplied by Tenant, which will prevent any leakage of food related waste or odors; provided, however, that if at any time Landlord must pay a premium or special charge to Landlord’s cleaning or scavenger contractors for the handling of food-related or so-called “wet” refuse, Landlord’s obligation to provide such removal, without special charge, shall cease.

12. Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline, or inflammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by Landlord.

13. Landlord will direct electricians as to where and how telephone and telegraph wires are to be introduced into the Premises and the Building. No boring or cutting for wires will be allowed without the prior consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the prior approval of Landlord.

14. Upon the expiration or earlier termination of the Lease, Tenant shall deliver to Landlord the keys of offices, rooms and toilet rooms which have been furnished by Landlord to Tenant and any copies of such keys which Tenant has made. In the event Tenant has lost any keys furnished by Landlord, Tenant shall pay Landlord for such keys.

15. Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises, except to the extent and in the manner approved in advance by Landlord. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by the tenant by whom, or by whose contractors, employees or invitees, the damage shall have been caused.

16. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours and in such elevators as shall be designated by Landlord, which elevator usage shall be subject to the Building’s customary charge therefor as established from time to time by Landlord.

17. On Saturdays, Sundays and legal holidays, and on other days between the hours of 6:00 P.M. and 8:00 A.M., access to the Building, or to the halls, corridors, elevators or stairways in the Building, or to the Premises may be refused unless the person seeking access is known to the person or employee of the Building in charge and has a pass or is properly identified. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of the same by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building.

18. Tenant shall be responsible for insuring that the doors of the premises are closed and securely locked before leaving the Building and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before Tenant or Tenant’s employees leave the Building, and that all electricity, gas or air shall likewise be carefully shut off, so as to prevent waste or damage, and for any default or carelessness Tenant shall make good all injuries sustained by other tenants or occupants of the Building or Landlord. Landlord shall not be responsible to Tenant for loss of property on the Premises, however occurring, or for any damage to the property of Tenant caused by the employees or independent contractors of Landlord or by any other person.

19. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

20. The requirements of any tenant will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee will admit any person (tenant or otherwise) to any office without specific instructions from Landlord.

21. No vending machine or machines of any description shall be installed, maintained or operated upon the Premises without the prior written consent of Landlord.

22. Subject to Tenant’s right of access to the Premises in accordance with Building security procedures, Landlord reserves the right to close and keep locked all entrance at d exit doors of the Building on Saturdays, Sundays and legal holidays and on other days between the hours of 6:00 P.M. and 8:00 A.M., and during such further hours as Landlord may deem advisable for the adequate protection of the Building and the property of its tenants.

23. Neither Landlord nor any operator of the parking areas within the Real Property and the Office Park, as the same are designated and modified by Landlord, in its sole discretion, from time to time (the “Parking Areas”) shall be liable for loss of or damage to any vehicle or any contents of such vehicle or accessories to any such vehicle, or any property left in any of the Parking Areas, resulting from fire, theft, vandalism, accident, conduct or other users of the Parking Areas and other persons, or any other casualty or cause. Further, tenants understand and agree that: (a) Landlord shall not be obligated to provide any traffic control, security protection or operator for the Parking Areas; (b) tenants use the Parking Areas at their own risk; and (c) Landlord shall not be liable for personal injury or death, or theft, loss of or damage to property sustained in the Parking Areas.

24. Tenants (including the employees, agents, invitees, and visitor; of tenants) shall use the Parking Areas solely for the purpose of parking passenger model cars, small vans and small trucks and shall comply in all respects with any rules and regulations that may be promulgated by Landlord from time to time with respect to the Parking Areas. The Parking Areas may be used by tenants, or their agents or employees, for occasional overnight parking of vehicles. Tenants shall ensure that any vehicle parked in any of the parking spaces shall be kept in proper repair and shall not leak excessive amounts of oil or grease or any amount of gasoline.

25. Tenant’s right to use the Parking Areas shall be in common with other tenants of the Real Property and the Office Park and with other parties permitted by Landlord to use the Parking Areas. Landlord reserves the right to assign and reassign, from time to time, particular parking spaces within the Parking Areas for use by persons selected by Landlord provided that each tenant’s rights under its respective lease are preserved. Landlord shall not be liable to any tenant for any unavailability of such tenant’s designated spaces, if any, nor shall any unavailability entitle tenants to any refund, deduction, or allowance. Tenants shall not park in any numbered space or any space designated as: RESERVED, HANDICAPPED, VISITORS ONLY, or LIMITED TIME PARKING (or similarly designated).

26. If the Parking Areas are damaged or destroyed, or if the use of the Parking Areas is limited or prohibited by any governmental authority, or the use or operation of the Parking Areas is limited or prevented by strikes or other labor difficulties or other causes beyond Landlord’s control, the tenants’ inability to use their parking spaces shall not subject Landlord or any operator of the Parking Areas to any liability to such tenants and shall not relieve the tenants of any of their obligations under their respective leases.

EXHIBIT C

Form of Commencement Date Letter

______________, 200_

Oscient Pharmaceuticals Corporation

Re:	Lease, dated June__, 2004 (the “Lease”), between Bay Colony Corporate Center LLC, a Delaware limited liability company (“Landlord”) and Oscient Pharmaceuticals Corporation, a Massachusetts corporation (“Tenant”) for premises on the 2nd floor of the building located at 1000 Winter Street, Waltham, MA.

Gentlemen or Ladies:

Pursuant to Paragraph 3.a. of your above-referenced Lease, this letter shall confirm that the portion of the Tenant Improvements (as defined in Paragraph 4.a. of the Lease) that are located in Increment 2 were Substantially Completed (as defined in Paragraph 4.c. of the Lease) on ________________. Accordingly, the Increment 2 Commencement Date (as defined in Paragraph 2.b. of the Lease) is _____________ and the Expiration Date of the Lease (as defined in Paragraph 2.b. of the Lease), is __________.

Please acknowledge Tenant’s agreement to the foregoing by executing both duplicate originals of this letter and returning one fully executed duplicate original to Landlord at the address on this letterhead. If Landlord does not receive a fully executed duplicate original of this letter from Tenant evidencing Tenant’s agreement to the foregoing (or a written response setting forth Tenant’s disagreement with the foregoing) within twenty (20) days of the date of this letter, Tenant will be deemed to have consented to the terms set forth herein.

Very truly yours,

BAY COLONY CORPORATE CENTER LLC, a Massachusetts corporation

By:	SHORENSTEIN REALTY SER /ICES, L.P., a California limited partnership, its manager

By:
Its Authorized Signatory

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The undersigned agrees to the dates set forth above:

OSCIENT PHARMACEUTICALS CORPORATION, a Massachusetts corporation

By

Name

Title

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EXHIBIT D

DESCRIPTION OF FINAL PLANS

DRAWING INDEX

A-0	ARCH SPECIFICATIONS/ SCHEDULES
A-1	BAY COLONY RULES & REGULATIONS
A-2S	DEMO PLAN- SOUTH
A-2N	DEMO PLAN- NORTH
A-3S	WALL PLAN- SOUTH
A-3N	WALL PLAN- NORTH
A-4S	ELECTRIC PLAN- SOUTH
A-4N	ELECTRIC PLAN- NORTH
A-5S	CEILING PLAN- SOUTH
A-5N	CEILING PLAN- NORTH
FP-1	FIRE PROTECTION NOTES
FP-2S	FIRE PROTECTION DEMO PLAN- SOUTH
FP-2N	FIRE PROTECTION DEMO PLAN- NORTH
FP-3S	FIRE PROTECTION PLAN- SOUTH
FP-3N	FIRE PROTECTION PLAN- NORTH
H-1	HVAC NOTES/ LEGENDS
H-2S	HVAC DEMO PLAN- SOUTH
H-2N	HVAC DEMO PLAN- NORTH
H-3S	HVAC PLAN- SOUTH
H-3N	HVAC PLAN- NORTH
E-1	ELECTRICAL SYMBOLS & NOTES
E-2S	ELECTRICAL POWER & FIRE ALARM PLAN- SOUTH
E-2N	ELECTRICAL POWER & FIRE ALARM PLAN- NORTH
E-3S	ELECTRICAL LIGHTING PLAN- SOUTH
E-3N	ELECTRICAL LIGHTING PLAN- NORTH

Architect:
DAVID SALTZMAN
ARCHITECTS- INC.
31 SEDGEMEADOW RD
WAYLAND, MA 01778
508-358-4111
508-358-6182 (F)

SCHEDULE

NTS

6 - 4 - 04

A-0

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EXHIBIT E

Form of Letter of Credit

[Date]

BAY COLONY CORPORATE CENTER LLC

c/o SHORENSTEIN COMPANY LLC

555 California Street, Suite 4900

San Francisco, CA 94104

Attn: Corporate Secretary

IRREVOCABLE STANDBY LETTER OF CREDIT NO.__________

We hereby establish our Irrevocable Letter of Credit in your favor available by your drafts drawn on [NAME OF BANK], at sight, for any sum or sums not exceeding ___________________ Dollars ($________________), for account of [NAME OF TENANT] at [TENANT’S ADDRESS]. Draft(s) must be accompanied by supporting documents as described below:

A written statement to [INSERT NAME OF BANK] stating that “The principal amount [or the portion requested] of this Letter of Credit is due and payable to Beneficiary in accordance with the provisions of that certain Office Lease dated_________, 2004, initially entered into between Bay Colony Corporate Center LLC, and Oscient Pharmaceuticals Corporation.”

The written statement shall be accompanied by this Letter of Credit for surrender; provided, however, that if less than the balance of the Letter of Credit is drawn, this Letter of Credit need not be surrendered and shall continue in full force and effect with respect to the unused balance of this Letter of Credit unless and until we issue to you a replacement Letter of Credit for such unused balance, the term of which replacement Letter of Credit shall be identical to those set forth in this Letter of Credit. We are not required to inquire as to the accuracy of the matters recited in the written statement or as to the authority of the person signing the written statement and may take the act of signing as conclusive evidence of such accuracy and his or her authority to do so. The obligation of [BANK] under this Letter of Credit is the individual obligation of [BANK], and is in no way contingent upon reimbursement with respect thereto.

Each draft must bear upon its face the clause “Drawn under Letter of Credit No.____________, dated _____________, of [BANK].”

This Letter of Credit shall be automatically extended for an additional period of one year from the present or each future expiration date unless we have notified you in writing delivered via U.S. registered mail, return receipt requested, to your address stated above, or to such other address as you shall have furnished to us for such purpose, not less than sixty (60) days before such expiration date, that we elect not to renew this Letter of Credit. Upon your receipt of such notification, you may draw your sight draft on us prior to the then applicable expiration date for the unused balance of the Letter of Credit, which shall be accompanied by your signed written statement that you received notification of our election not to extend.

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Except so far as otherwise expressly stated herein, this Letter of Credit is subject to the “Uniform Customs and Practices for Documentary Credits (1993 Revision), International Chamber of Commerce - Publication No. 500.” If this Letter of Credit expires during an interruption of business as described in article 17 of Publication 500, we hereby specifically agree to effect payment if this Letter of Credit is drawn against within 30 days after the resumption of business.

We hereby agree with you that drafts drawn under and in compliance with the terms of this Letter of Credit will be duly honored if presented to the above-mentioned drawee at our offices at [ADDRESS] on or before ___________ PM [TIME ZONE] Time on [INITIAL EXPIRATION DATE], or such later expiration date to which this Letter of Credit is extended pursuant to the terms hereof.

If at any time Beneficiary or its authorized transferee is not in possession of the original of this letter of credit (together with all amendments, if any) because such original has been delivered to us as required hereunder for a draw thereon or transfer thereof, our obligations as set forth in this letter of credit shall continue in full force and effect as if Beneficiary or such authorized transferee still help such original, and any previous delivery to us, without return by us, of such original shall be deemed to have satisfied any requirement that such original be delivered to us for a subsequent draw hereunder or transfer hereof.

This Letter of Credit may be, without charge and without recourse, assigned to, and shall inure to the benefit of, any successor in interest to Bay Colony Corporate Center LLC, under the Office Lease. Transfer charges, if any, are for the account of the applicant.

Sincerely, [BANK]

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EXHIBIT F

List of Furniture

Property Description	Amount
OFFICES	34
One Task Chair
Desk
File Cabinet and/or Bookcase
2 Guest Chairs
CUBES	66
Systems Furniture
One Task Chair
HUDDLE ROOMS	2
Table and 4 Chairs
MULTIPURPOSE ROOMS	3
Four Tables
18 Chairs
CONFERENCE ROOM TABLE	3
8 Chairs
CONFERENCE ROOM TABLE	1
18 Chairs
FILE CABINETS	42

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1000 Winter Street

Floor 02

Exhibit G

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EXHIBIT H

FLEET SNDA

Recorded at the

Request of and

When Recorded, Return to:

Gail E. McCann, Esq.

Edwards & Angell, LLP

2800 Financial Plaza

Providence, Rhode Island 02903

LEASE SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

This agreement (“Lease Subordination, Non-Disturbance and Attornment Agreement” or “Agreement”) is made as of the                     day of                    , 200    , among FLEET NATIONAL BANK, a national banking association having a place of business at 111 Westminster Street, Suite 800, Providence, Rhode Island 02903, as Agent (“Agent”) for itself and the other institutions who from time to time become Lenders under a Loan Agreement among Borrower, Agent, and Lenders relating to the Property (as defined below), BAY COLONY CORPORATE CENTER LLC, a Delaware limited liability company, having an address in care of Shorenstein Company, L.P., 555 California Street, San Francisco, California 94104, Attn.: Legal Dept. (“Landlord” or “Borrower”), OSCIENT PHARMACEUTICALS CORPORATION, a Massachusetts corporation, having a place of business at                                         , Waltham, Massachusetts (“Tenant”).

Introductory Provisions

A. Lenders are making a loan to Borrower (“Loan”) to be secured by, among other things, a Mortgage, Security Agreement and Fixture Filing (“Mortgage”) given by Borrower to Agent covering property which may be known as Bay Colony Corporate Center, Waltham, Massachusetts, as more particularly described on Exhibit A attached hereto (“Property”), and a Collateral Assignment of Leases and Rents (“Assignment”) from Borrower to Agent with respect to the Property. The Mortgage, the Assignment and related documents are collectively called the “Mortgage Documents”.

B. Tenant is the tenant under that certain lease (“Lease’) dated as of                     , 2004, as may be amended, made with Landlord, covering a portion (the “Premises”) of the Property as more particularly described in the Lease.

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C. Agent and Lenders require, as a condition to the making and maintaining of the Loan, that the Mortgage be and remain superior to the Lease and that their rights under the Assignment be recognized.

D. Tenant requires as a condition to the Lease being subordinate to the Mortgage that its rights under the Lease be recognized.

E. Agent, on behalf of Lenders, Landlord, and Tenant desire to confirm their understanding with respect to the Mortgage and the Lease.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein, and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, and with the understanding by Tenant that Lenders shall rely hereon in making and maintaining the Loan, Agent, Landlord, and Tenant agree as follows:

1. Subordination. The Lease and the rights of Tenant thereunder are subordinate and inferior to the lien of the Mortgage Documents and any amendment, renewal, substitution, extension or replacement thereof and each advance made thereunder as though the Mortgage Documents, and each such amendment, renewal, substitution, extension or replacement were executed and recorded, and the advance made, before the execution of the Lease. Without limiting the foregoing and notwithstanding any other term or provision of this Agreement, Tenant’s rights with respect to proceeds of insurance and of eminent domain awards are expressly made subject and subordinate to the rights of Agent and Lenders, and the disposition of such proceeds shall be governed by the Mortgage Documents, and the other “Loan Documents” referred to therein, in all respects.

2. Non-Disturbance. So long as Tenant is not in default (beyond any period expressed in the Lease within which Tenant may cure such default) in the payment of rent or in the performance or observance of any of the terms, covenants or conditions of the Lease on Tenant’s part to be performed or observed, (i) Tenant’s occupancy of the Premises shall not be disturbed by Agent or Lenders in the exercise of any of their rights under the Mortgage Documents during the term of the Lease, or any extension or renewal thereof made in accordance with the terms of the Lease, (i) Lender will not join Tenant as a party defendant in any action or proceeding for the purpose of terminating Tenant’s interest and estate under the Lease because of any default under the Mortgage Documents and (iii) Lender agrees to recognize the Lease and Tenant’s rights under the Lease, except as may be provided herein.

3. Attornment and Certificates. In the event Agent or Lenders succeed to the interest of Borrower as Landlord under the Lease, or if the Property or the Premises are sold pursuant to the remedies relating to the Mortgage Documents, Tenant shall attorn to Agent, Lenders, or a purchaser upon any such foreclosure sale, and shall recognize Agent, Lenders, or such purchaser thereafter as the Landlord under the Lease; provided that such purchaser agrees not to disturb Tenant’s possession of the Premises and recognizes the Lease and Tenant’s rights under the Lease, except as may be provided herein. Such attornment shall be effective and self-operative without the execution of any further instrument. Tenant agrees, however, to execute and deliver at any time and from time to time, upon the request of any holders) of any of the indebtedness or other obligations secured by the Mortgage Documents, or upon request of any

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such purchaser, (a) any instrument or certificate which, in the reasonable judgment of such holder(s), or such purchaser, may be necessary or appropriate in any such foreclosure proceeding or otherwise to evidence such attornment, and (b) an instrument or certificate regarding the status of the Lease, consisting of statements, if true (and if not true, specifying in what respect), that (i) the Lease is in full force and effect, (ii) the date through which rentals have been paid, (iii) the duration and date of the commencement of the term of the Lease, (iv) the nature of any amendments or modifications to the Lease, (v) to the best of Tenant’s knowledge, that no default, or state of facts, which with the passage of time, or notice, or both, would constitute a default, exists on the part of either party to the Lease, and (vi) the dates on which payments of additional rent, if any, are due under the Lease.

4. Limitations. If Agent or Lenders exercise any of their rights under the Mortgage Documents, or if Agent or Lenders shall succeed to the interest of Landlord under the Lease in any manner, or if any purchaser acquires the Property, or the Premises, upon or after any foreclosure of the Mortgage, or any deed in lieu thereof, Agent, Lenders or such purchaser, as the case may be, shall have the same remedies by entry, action or otherwise in the event of any default by Tenant (beyond any period expressed in the Lease within which Tenant may cure such default) in the payment of rent or in the performance or observance of any of the terms, covenants and conditions of the Lease on Tenant’s part to be paid, performed or observed that the Landlord had or would have had if Lender or such purchaser had not succeeded to the interest of the present Landlord. From and after any such attornment, Agent, Lenders or such purchaser shall be bound to Tenant under all the terms, covenants and conditions of the Lease, and Tenant shall, from and after such attornment to Agent, Lenders, or to such purchaser, have the same remedies against Agent, Lenders, or such purchaser, for the breach of an agreement contained in the Lease that Tenant might have had under the Lease against Landlord, if Agent, Lenders or such purchaser had not succeeded to the interest of Landlord. Provided, however, that Agent, Lenders or such purchaser shall only be bound during the period of their ownership, and that in the case of the exercise by Agent or Lenders of their rights under the Mortgage Documents or a foreclosure, or deed in lieu of foreclosure, all Tenant claims shall be satisfied only out of the interest, if any, of Agent, Lenders, or such purchaser, in the Property, and Agent, Lenders and such purchaser shall not be (a) liable for any act or omission of any prior landlord (including the Landlord); or (b) liable for or incur any obligation with respect to the construction of the Property or any improvements of the Premises or the Property; or (c) subject to any offsets or defenses which Tenant might have against any prior landlord (including the Landlord); or (d) bound by any rent or additional rent which Tenant might have paid more than one month in advance to any prior landlord (including the Landlord), except to the extent actually received by Agent, Lenders or such purchaser; or (e) bound by any amendment or modification of the Lease, or any consent to any assignment or sublet, made without Agent’s prior written consent if required under the Mortgage and other Loan Documents; or (f) bound by or responsible for any security deposit not actually received by Agent; or (g) liable for or incur any obligation with respect to any breach of warranties or representations of any nature under the Lease or otherwise including without limitation any warranties or representations respecting use, compliance with zoning, landlord’s title, landlord’s authority, habitability and/or fitness for any purpose, or possession; or (h) liable for consequential damages. The foregoing shall not, however: (i) relieve Agent, Lenders or such purchaser of the obligation to remedy or cure any conditions at the Premises the existence of which constitutes a Landlord default under the Lease and which continue at the time of such succession or acquisition, or (ii) deprive the Tenant of the right to

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terminate the Lease for a breach of Landlord covenant which is not cured as provided for herein and in the Lease and as a result of which there is a material interference with Tenant’s permitted use and occupation of the Premises or any permitted business conducted therein.

5. Rights Reserved. Nothing herein contained is intended, nor shall it be construed, to abridge or adversely affect any right or remedy of: (a) the Landlord under the Lease, or any subsequent Landlord, against the Tenant in the event of any default by Tenant (beyond any period expressed in the Lease within which Tenant may cure such default) in the payment of rent or in the performance or observance of any of the terms, covenants or conditions of the Lease on Tenant’s part to be performed or observed; or (b) the Tenant under the Lease against the original or any prior Landlord in the event of any default by the original Landlord to pursue claims against such original or prior Landlord whether or not such claim is barred against Lender or a subsequent purchaser.

6. Notice and Right to Cure. Tenant agrees to provide Agent with a copy of each notice of default given to Landlord under the Lease, at the same time as such notice of default is given to the Landlord, and that in the event of any default by the Landlord under the Lease, Tenant will take no action to terminate the Lease (a) if the default is not curable by Lender (so long as the default does not interfere with Tenant’s use and occupation of the Premises), or (b) if the default is curable by Agent or Lenders, unless the default remains uncured for a period of thirty (30) days after written notice thereof shall have been given, postage prepaid, to Landlord at Landlord’s address, and to Agent at the address provided in Section 7 below; provided, however, that if any such default is such that it reasonably cannot be cured within such thirty (30) day period, such period shall be extended for such additional period of time (not to exceed 120 days) as shall be reasonably necessary (including, without litigation, a reasonable period of time to obtain possession of the Property and to foreclose the Mortgage, if necessary to effectuate a cure), if Agent gives Tenant written notice within such thirty (30) day period of Lender’s election to undertake the cure of the default and if curative action (including, without imitation, action to obtain possession and foreclose) is instituted within such thirty-day period and is thereafter diligently pursued. Agent and Lenders shall have no obligation to cure any default under the Lease, except to the extent provided in paragraph 4 above.

7. Notices. Any notice or communication required or permitted hereunder shall be in writing, and shall be given or delivered: (i) by United States mail, registered or certified, postage fully prepaid, return receipt requested, or (ii) by recognized courier service or recognized overnight delivery service; and in any event addressed to the party for which it is intended at its address set forth below:

To Agent:	Fleet National Bank
111 Westminster Street, Suite 800
Providence, RI 02903
Attention: Commercial Real Estate/Loan
Administration Manager

To Tenant:	OSCIENT PHARMACEUTICALS CORPORATION
___________________________________________
___________________________________________

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or such other address as such party may have previously specified by notice given or delivered in accordance with the foregoing. Any such notice shall be deemed to have been given and received on the date delivered or tendered for delivery during normal business hours as herein provided.

8. No Oral Change. This Agreement may not be modified orally or in any manner than by an agreement in writing signed by the parties hereto or their respective successors in interest.

9. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, personal representatives, successors and assigns, and any purchaser or purchasers at foreclosure of the Property or any portion thereof, and their respective heirs, personal representatives, successors and assigns.

10. Payment of Rent To Agent. Tenant acknowledges that it has notice that the Lease and the rent and all sums due thereunder have been assigned to Agent as part of the security for the Obligations secured by the Mortgage Documents. In the event Agent notifies Tenant of a default under the Loan and demands that Tenant pay its rent and all other sums due under the Lease to Agent, Tenant agrees that it will honor such demand and pay its rent and all other sums due under the Lease to Agent, or Agent’s designated agent, until otherwise notified in writing by Agent. Borrower unconditionally authorizes and directs Tenant to make rental payments directly to Lender following receipt of such notice and further agrees that Tenant may rely upon such notice without any obligation to further inquire as to whether or not any default exists under the Mortgage Documents, and that Borrower shall have no right or claim against Tenant for or by reason of any payments of rent or other charges made by Tenant to Agent following receipt of such notice.

11. No Amendment or Cancellation of Lease. So long as the Mortgage remains undischarged of record and except as provided herein to the contrary (including paragraph 6 hereof), Tenant shall not amend or modify the Lease, or consent to an amendment or modification of the Lease, or agree to subordinate the Lease to any other Mortgage, without Agent’s prior written consent in each instance if required under the Mortgage or other Loan Documents, such consent not to be unreasonably withheld.

12. Captions. Captions and headings of sections are not parts of this Agreement and shall not be deemed to affect the meaning or construction of any of the provisions of this Agreement.

13. Counterparts. This Agreement may be executed in several counterparts each of which when executed and delivered is an original, but all of which together shall constitute one instrument.

14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

15. Parties Bound. The provisions of this Agreement shall be binding upon and inure to the benefit of Tenant, Agent, Lenders and Borrower and their respective successors and assigns; provided, however, reference to successors and assigns of Tenant shall not

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constitute a consent by Landlord or Borrower to an assignment or sublet by Tenant, but has reference only to those instances in which such consent is not required pursuant to the Lease or for which such consent has seen given.

[SIGNATURES ON NEXT PAGE]

6

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

AGENT:

FLEET NATIONAL BANK, As Agent

By
Name
Title

TENANT:

OSCIENT PHARMACEUTICALS CORPORATION, a Massachusetts corporation

By
Name
Title

[For Agent]

STATE OF RHODE ISLAND

COUNTY OF PROVIDENCE	Date: , 200

Then personally appeared before me the above-named                                                             , the                                         , of Fleet National, as Agent and acknowledged the foregoing to be his/her free act and deed and the free act and deed of such Bank, as Agent.

____________________, Notary / Public
My Commission Expires: _____________________
[Seal]

[For Tenant]

STATE OF

COUNTY OF	Date: , 200

Then personally appeared before me the above-named                                                         , the                                                          of                                                              and acknowledged the foregoing to be his/her free act and deed and the free act and deed of such                                                  .

____________________, Notary / Public
My Commission Expires: _____________________
[Seal]

CONSENT BY LANDLORD

The undersigned acknowledges add approves the terms and conditions of the foregoing Agreement as of this                      day of                     , 200    .

LANDLORD:

BAY COLONY CORPORATE CENTER LLC, a Delaware limited liability company

By	SHORENSTEIN REALTY SERVICES, L.P., a California limited partnership, its manager

By
Print Name
Title

STATE OF______________________

______________________________, ss.	Date: , 200

Then personally appeared before me the above-named                                     , the                                          of Shorenstein Management, Inc., a California corporation, which is the general partner of Shorenstein Realty Services, L.P., a California limited partnership, which is the manager of Bay Colony Corporate Center LLC, a Delaware limited liability company, and acknowledged the foregoing to be his/her free act and deed and the free act and deed of such corporation, limited partnership, and limited 1 ability company.

____________________, Notary / Public
My Commission Expires: _____________________
[Seal]

1

EXHIBIT I

FORM OF NOTICE OF LEASE

Notice is hereby given that on                     , 2004, Bay Colony Corporate Center LLC, a Delaware limited liability company, with a mailing address of 555 California Street, 49th floor, San Francisco, California 94104, Attn: Corporate Secretary, with a copy to Shorenstein Company LLC, 450 Lexington Avenue, New York, New York 10017, with a further copy to the management office of the Building (“Landlord”) and Oscient Pharmaceuticals Corporation, having a mailing address of 1000 Winter Street, Suite 2200, Waltham MA 02451-1297 (“Tenant”) executed a lease of certain space comprising 31,501 rentable square feet of space on the second floor of the building known as 1000 Winter Street, Waltham, MA (the “Lease”).

The term of the Lease shall be for a period of approximately seven (7) years and eight (8) months commencing on the date hereof and ending on the date ninety (90) full calendar months following the delivery of the second and final increment of the leased space. Tenant shall have a right of first offer on certain space located contiguous to the leased premises and shall have an option to renew the lease for an additional period of five (5) years, all on the terms and conditions more fully set forth in the Lease Tenant hereby appoints Landlord as Tenant’s attorney-in-fact in its name and behalf to execute, deliver and record an instrument acknowledging the date of the expiration or termination of the Lease if Tenant shall fail to execute and deliver such instrument within ten (10) days after Landlord’s request therefor.

EXECUTED as a sealed instrument on the                      day of                    , 2004.

Landlord:		Tenant:

BAY COLONY CORPORATE CENTER LLC, a Delaware limited liability company		OSCIENT PHARMACEUTICALS CORPORATION, a Massachusetts corporation

By:	SHORENSTEIN REALTY SERVICES, L.P., a California limited partnership, its manager

By:

By:		Name:
Name:		Title
Title

1

[For Landlord]

STATE OF

COUNTY OF	Date: , 200

Then personally appeared before me the above-named                                         , the                                         , of Bay Colony Corporate Center LLC and acknowledged the foregoing to be his/her free act and deed and the free act and deed of such company.

____________________, Notary / Public
My Commission Expires: _____________________
[Seal]

[For Tenant]

STATE OF

COUNTY OF	Date: , 200

Then personally appeared before me the above-named                                         , the                                          of                                         and acknowledged the foregoing to be his/her free act and deed and the free act and deed of such                                         .

____________________, Notary Public
My Commission Expires: _____________________
[Seal]

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EXHIBIT J

FORM OF TERMINATION AGREEMENT

Bay Colony Corporate Center LLC, a Delaware limited liability company, with a mailing address of 555 California Street, 49th floor, San Francisco, California 94104, Attn: Corporate Secretary, with a copy to Shorenstein Company LLC, 450 Lexington Avenue, New York, New York 10017, with a further copy to the management office of the Building (“Landlord”) and Oscient Pharmaceuticals Corporation, having a mailing address of 1000 Winter Street, Waltham MA 02-51-1297 (“Tenant”) executed a lease dated as of                     , 2004, for certain space comprising 31,501 rentable square feet of space on the second floor of the building known as 1000 Winter Street, Waltham, MA (the “Lease”), A Notice of Lease with respect thereto was recorded with Middlesex South Deeds Book                     Page                     .

Landlord and Tenant hereby agree that, as to anyone relying on Landlord’s record title to the building, the term of the Lease (as the same may be renewed) shall terminate on the earlier of the date set forth in the Notice of Lease or on the date on which this Termination Agreement is recorded in Middlesex South Deeds.

EXECUTED as a sealed instrument on the                      day of                     , 2004.

Landlord:		Tenant:

BAY COLONY CORPORATE CENTER LLC, a Delaware limited liability company		OSCIENT PHARMACEUTICALS CORPORATION, a Massachusetts corporation

By:	SHORENSTEIN REALTY SERVICES, L.P., a California limited partnership, its manager

By:
By:
Name:
Name:
Title
Title

1

[For Landlord]

STATE OF

COUNTY OF	Date: , 200

Then personally appeared before me the above-named                                         , the                                         , of Bay Colony Corporate Center LLC and acknowledged the foregoing to be his/her free act and deed and the free act and deed of such company.

____________________, Notary / Public
My Commission Expires: _____________________
[Seal]

[For Landlord]

STATE OF

COUNTY OF	Date: , 200

Then personally appeared before me the above-named                                         , the                                          of                                          and acknowledged the foregoing to be his/her free act and deed and the free act and deed of such                                         .

____________________, Notary Public
My Commission Expires: _____________________
[Seal]

2

Page 1 of

Record and return to:

Christina J. Fulham

Ropes & Gray LLP

One International Place

Boston, MA 02110-2624

NOTICE OF LEASE

Notice is herby given, pursuant to the provisions of Massachusetts General Laws Chapter 183, Section 4 and Chapter 185, Section 71, of the following lease:

LESSOR:	BCCC Property LLC, a Delaware limited liability company.

LESSEE:	Oscient Pharmaceuticals Corporation, a Massachusetts corporation.

DATE OF LEASE EXECUTION:	Lease was executed as of June 23, 2004. The Lease was subsequently amended by a First Amendment to Lease, executed as of August 12, 2004. (References herein to the “Lease” refer to the Lease as so amended.)

DESCRIPTION OF LEASED PREMISES:	36,230 rentable square feet of space (the “Premises”) on the second floor of the building (the “Building”) known as 1000 Winter Street, Waltham, MA. The Premises are outlined on attached Exhibit A-1 and the land on which the Building is located is described on attached Exhibit A-2.

TERM AND COMMENCEMENT:	September 1, 2004, through March 31, 2012.

RENEWAL OPTION:	One (1) option to renew for a five (5) year period, upon and subject to the terms of Paragraph 53 of the Lease.

For Lessor’s title see Deed at Document No. 1362633

Southern Middlesex Land Court Registry District

on Certificate of Title No. 233038 in Book 1295, Page 83

EXECUTED as a sealed instrument on the                     day of                     , 2006.

LESSOR:	LESSEE:

BCCC Property LLC, a Delaware limited liability company	OSCIENT PHARMACEUTICALS CORPORATION, a Massachusetts corporation

By:	By:
Name:	Name:
Title:	Title:

[For Lessor]

COMMONWEALTH OF MASSACHUSETTS

SUFFOLK, ss.

On this                      day of                     , 200    , before me, the undersigned notary public, personally appeared , proved to me through satisfactory evidence of identification, which was                                         , to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it voluntarily for its stated purpose, as                                          [capacity] of Oscient Pharmaceuticals Corporation.

Notary Public
My Commission Expires: _____________________

[Seal]

[For Lessee]

COMMONWEALTH OF MASSACHUSETTS

SUFFOLK, ss.

On this                      day of                     , 200    , before me, the undersigned notary public, personally appeared                     , proved to me through satisfactory evidence of identification, which was                     , to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it voluntarily for its stated purpose, as                     [capacity] of Oscient Pharmaceuticals Corporation.

Notary Public
My Commission Expires: _____________________

[Seal]

EXHIBIT A-1

Outline of Leased Premises

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1000 Winter Street

Floor 02

Exhibit A-2

2

EXHIBIT A-2

Legal Description Of Land

Parcel I:

That certain Parcel of land together with all buildings and improvements now or hereafter situate in Waltham in the County of Middlesex, Commonwealth of Massachusetts, described as follows:

Northeasterly by Winter Street, eight hundred sixty-six and 87/100 feet;

Easterly by land now or formerly of City of Cambridge, four hundred forty-two and 93/l00 feet;

Southwesterly by land now or formerly of Waltham Resources Corp., ten hundred and fifty feet; and

Northerly by three lines measuring together, four hundred fourteen and 19/100 feet,

Northwesterly by three lines measuring together, seven hundred forty-three and 28/100 feet,

Southwesterly being a curving line, three hundred sixty-four and 63/100 feet,

Northwesterly, one hundred forty and 15/100 feet,

Northeasterly, ninety-two and 37/100 feet,

Northwesterly, twenty feet,

Northeasterly, three hundred and eight-three feet, and

Northwesterly, twenty feet, all by lot 6 as shown on plan hereinafter mentioned.

Said Parcel is shown as lot 5, Sheet 4, on said plan (Plan No. 41218C).

All of said boundaries are determined by the Land Court to be located as shown on a subdivision plan, as approved by the Land Court, filed in the Land Registration Office, a copy of which is filed in the Middlesex South Registry District of the Land Court in Registration Book 1051, Page 79, with Certificate 184229.

Parcel II:

That certain Parcel of land together with all buildings and improvements now or hereafter situate in Waltham in the County of Middlesex, Commonwealth of Massachusetts, described as follows:

Northeasterly by Winter Street, four hundred and one feet;

Southeasterly, twenty feet,

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Southwesterly, three hundred and eighty-three feet,

Southeasterly, twenty feet,

Southwesterly, ninety-two and 37/100 feet,

Southeasterly, one hundred forty and 15/100 feet,

Northeasterly, being a curving line, three hundred sixty-four and 63/100 feet,

Southeasterly, by three lines measuring together, seven hundred forty-three and 28/100 feet,

Southerly, by three lines measuring together, four hundred fourteen and 19/100 feet, all by lot 5 as shown on plan hereinafter mentioned;

Southwesterly by land now or formerly of Waltham Resources Corp., four hundred eighty-nine and 18/100 feet;

Northerly, four hundred twelve and 10/100 feet, and

Northwesterly, three hundred twenty-six and 44/100 feet, by lot 7 on said plan; and

Northeasterly, thirteen and 10/100 feet,

Northwesterly, three hundred seventy-nine and 63/100 feet,

Northwesterly, again, four hundred forty-seven and 33/100 feet,

Northeasterly, two hundred five and 91/100 feet; and

Northwesterly, twenty feet, all by lot 8 on said plan.

Said Parcel is shown as lot 6, Sheet 3, on said plan (Plan No. 41218C).

All of said boundaries are determined by the Land Court to be located as shown on a subdivision plan, as approved by the Land Court, filed in the Land Registration Office, a copy of which is filed in the Middlesex South Registry District of the Land Court in Registration Book 1051, Page 79, with Certificate 184229.

Parcel III:

Those certain Parcels of land together with all buildings and improvements now or hereafter situate in Waltham, in the County of Middlesex, Commonwealth of Massachusetts being shown as lots 10 and 11 on a plan entitled “Land Court Plan of Land in Waltham, Mass., Prepared For: London & Leeds Development Corp.”, scale: 1”=80’ dated May 2,1995, prepared by Schofield Brothers of New England Inc., 1071 Worcester Read, Framingham, Mass. 01701, filed in the Middlesex South Registry District of the Land Court as Land Court Plan No. 41218E.

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Together with the rights, easements, benefits and appurtenances contained in the following instruments:

(1) Declaration of Easement dated April 30, 1984 filed in the Middlesex South Registry District of the Land Court as Document No. 661086 (affects Parcels I, II, and III);

(2) Declaration of Restrictions dated October 20, 1983 recorded in the Middlesex South District Registry of Deeds in Book 15274, Page 590 (affects Parcels I and II);

(3) Grant of Utility Easements dated October 20, 1983 and recorded in said Registry in Book 15274, Page 577 and filed as Document No. 649824 (affects Parcels I, II, and III);

(4) License Agreement dated June 8, 1984 recorded in said Registry in Book 15651, Page 171 (affects Parcels I and II);

(5) Declaration of Easements and Covenants dated October 30, 1986 filed as Document No. 726257 as amended by First Amendment of Declaration of Easements and Covenants dated December 15, 1997 filed as Document No. 1049953 (affects Parcels I, II and III); and

(6) Grant of Drainage Easements dated October 20,1983 recorded in Book 15274, Page 597 (affects Parcels I, II and III).

NOTE: As herein used, “recorded” shall mean “recorded with the Middlesex South District Registry of Deeds”, and “registered/filed” shall mean “registered/filed with the Middlesex South Registry District of the Land Court”.

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DOCUMENT 01401030

Southern Middlesex LAND COURT

REGISTRY DISTRICT

RECEIVED FOR REGISTRATION

On: Jan 27, 2006 at 08:19A

Document Fee:   75.00

Receipt Total: $150.00

CERT: 233038        BK: 01295        PG: 83

Recorded at the

Request of and

When Recorded, Return to:

Gail E. McCann, Esq.

Edwards & Angell, LLP

2800 Financial Plaza

Providence, Rhode Island 02903

LEASE SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

This agreement (“Lease Subordination, Non-Disturbance and Attornment Agreement” or “Agreement”) is made as of the ____ day of July, 2004, among FLEET NATIONAL BANK, a national banking association having a place of business at 111 Westminster Street, Suite 800, Providence, Rhode Island 02903, as Agent (“Agent”) for itself and the other institutions who from time to time become Lenders under a Loan Agreement among Borrower, Agent, and Lenders relating to the Property (as defined below), BAY COLONY CORPORATE CENTER LLC, a Delaware limited liability company, having an address in care of Shorenstein Company, L.P., 555 California Street, San Francisco, California 94104, Attn.: Legal Dept (“Landlord” or “Borrower”), OSCIENT PHARMACEUTICALS CORPORATION, a Massachusetts corporation, having a place of business at 1000 Winter Street, Suite 2200, Waltham, MA 02451 (“Tenant”).

Introductory Provisions

A. Lenders are making a loan to Borrower (“Loan”) to be secured by, among other things, a Mortgage, Security Agreement and Fixture Filing (“Mortgage”) given by Borrower to Agent covering property which may be known, as Bay Colony Corporate Center, Waltham, Massachusetts, as more particularly described on Exhibit A attached hereto (“Property”), and a Collateral Assignment of Leases and Rents (“Assignment”) from Borrower to Agent with respect to the Property. The Mortgage, the Assignment and related documents are collectively called the “Mortgage Documents”.

B. Tenant is the tenant under that certain lease (“Lease”) dated as of June 23, 2004, as may be amended, made with Landlord, covering a portion (the “Premises”) of the Property as more particularly described in the Lease.

C. Agent and Lenders require, as a condition to the making and maintaining of the Loan, that the Mortgage be and remain superior to the Lease and that their rights under the Assignment be recognized.

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D. Tenant requires as a condition to the Lease being subordinate to the Mortgage that its rights under the Lease be recognized.

E. Agent, on behalf of Lenders, Landlord, and Tenant desire to confirm their understanding with respect to the Mortgage and the Lease.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein, and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, and with the understanding by Tenant that Lenders shall rely hereon in making and maintaining the Loan, Agent, Landlord, and Tenant agree as follows:

1. Subordination. The Lease and the rights of Tenant thereunder are subordinate and inferior to the lien of the Mortgage Documents and any amendment, renewal, substitution, extension or replacement thereof and each advance made thereunder as though the Mortgage Documents, and each such amendment, renewal, substitution, extension or replacement were executed and recorded, and the advance made, before, the execution of the Lease. Without limiting the foregoing and notwithstanding any other term or provision of this Agreement, Tenant’s rights with respect to proceeds of insurance and of eminent domain awards are expressly made subject and subordinate to the rights of Agent and Lenders, and the disposition of such proceeds shall be governed by the Mortgage Documents, and the other “Loan Documents” referred to therein, in all respects.

2. Non-Disturbance. So long as Tenant is not in default (beyond any period expressed in the Lease within which Tenant may cure such default) in the payment of rent or in the performance or observance of any of the terms, covenants or conditions of the Lease on Tenant’s part to be performed or observed, (i) Tenant’s occupancy of the Premises shall not be disturbed by Agent or Lenders in the exercise of any of their rights under the Mortgage Documents during the term of the Lease, or any extension or renewal thereof made in accordance with the terms of the Lease, (ii) Lender will not join Tenant as a party defendant in any action or proceeding for the purpose of terminating Tenant’s interest and estate under the Lease because of any default under the Mortgage Documents and (iii) Lender agrees to recognize the Lease and Tenant’s rights under the Lease except as may be provided, herein.

3. Attornment and Certificates. In the event Agent or Lenders succeed to the interest of Borrower as Landlord under the Lease, or if the Property or the Premises are sold pursuant to the remedies relating to the Mortgage Documents, Tenant shall attorn to Agent, Lenders, or a purchaser upon any such foreclosure sale, and shall recognize Agent, Lenders, or such purchaser, thereafter as the Landlord under the Lease; provided that such purchaser agrees not to disturb Tenant’s possession of the Premises and recognizes the Lease and Tenant’s rights under the Lease, except as may be provided herein. Such attornment shall be effective and self-operative without the execution of any further instrument. Tenant agrees, however, to execute and deliver at any time and from time to time, upon the request of any holder(s) of any of the indebtedness or other obligations secured by the Mortgage Documents, or upon request of any such purchaser, (a) any instrument or certificate which, in the reasonable judgment of such holder(s), or such purchaser, may be necessary or appropriate in any such foreclosure proceeding or otherwise to evidence such attornment, and (b) an instrument or certificate regarding the status of the Lease, consisting of statements, if true (and if not true, specifying in what respect), that (i) the Lease is

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in full force and effect, (ii) the date through which rentals have been paid, (iii) the duration and date of the commencement of the term of the Lease, (iv) the nature of any amendments or modifications to the Lease, (v) to the best of Tenant’s knowledge, that no default, or state of facts, which with the passage of time, or notice, or both, would constitute a default, exists on the part of either party to the Lease, and (vi) the dates on which payments of additional rent, if any, are due under the Lease.

4. Limitations. If Agent or Lenders exercise any of their rights under the Mortgage Documents, or if Agent or Lenders shall succeed to the interest of Landlord under the Lease in any manner, or if any purchaser acquires the Property, or the Premises, upon or after any foreclosure of the Mortgage, or any deed in lieu thereof, Agent, Lenders or such purchaser, as the case may be, shall have the same remedies by entry, action or otherwise in the event of any default by Tenant (beyond any period expressed in the Lease within which Tenant may cure such default) in the payment of rent or in the performance or observance of any of the terms, covenants and conditions of the Lease on Tenant’s part to be paid, performed or observed that the Landlord had or would have had if Lender or such purchaser had not succeeded to the interest of the present Landlord. From and after any such attornment, Agent, Lenders or such purchaser shall be bound to Tenant under all the terms, covenants and conditions of the Lease, and Tenant shall, from and after such attornment to Agent, Lenders, or to such purchaser, have the same remedies against Agent, Lenders, or such purchaser, for the breach of an agreement contained in the Lease that Tenant might have had under the Lease against Landlord, if Agent, Lenders or such purchaser had not succeeded to the interest of Landlord. Provided, however, that Agent, Lenders or such purchaser shall only be bound during the period of their ownership, and that in the case of the exercise by Agent or Lenders of their rights under the Mortgage Documents or a foreclosure, or deed in lieu of foreclosure, all Tenant claims shall be satisfied only out of the interest, if any, of Agent, Lenders, or such purchaser, in the Property, and Agent, Lenders and such purchaser shall not be (a) liable for any act or omission of any prior landlord (including the Landlord); or (b) liable for or incur any obligation with respect to the construction of the Property or any improvements of the Premises or the Property; or (c) subject to any offsets or defenses which Tenant might have against any prior landlord (including the Landlord); or (d) bound by any rent or additional rent which Tenant might have paid more than one month in advance to any prior landlord (including the Landlord), except to the extent actually received by Agent, Lenders or such purchaser; or (e) bound by any amendment or modification of the Lease, or any consent to any assignment or sublet, made without Agent’s prior written consent if required under the Mortgage and other Loan Documents; or (f) bound by or responsible for any security deposit not actually received by Agent; or (g) liable for or incur any obligation with respect to any breach of warranties or representations of any nature under the Lease or otherwise including without limitation any warranties or representations respecting use, compliance with zoning, landlord’s title, landlord’s authority, habitability and/or fitness for any purpose, or possession; or (h) liable for consequential damages. The foregoing shall not, however: (i) relieve Agent, Lenders or such purchaser of the obligation to remedy or cure any conditions; at the Premises the existence of which constitutes a Landlord default under the Lease and which continue at the time of such succession or acquisition, or (ii) deprive the Tenant of the right to terminate the Lease for a breach of Landlord covenant which is not cured as provided for herein and in the Lease and as a result of which there is a material interference with Tenant’s permitted use and occupation of the Premises or any permitted business conducted therein.

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5. Rights Reserved. Nothing herein contained is intended, nor shall it be construed, to abridge or adversely affect any right or remedy of: (a) the Landlord under the Lease, or any subsequent Landlord, against the Tenant in the event of any default by Tenant (beyond any period expressed in the Lease within which Tenant may cure such default) in the payment of rent or in the performance or observance of any of the terms, covenants or conditions of the Lease on Tenant’s part to be performed or observed; or (b) the Tenant under the Lease against the original or any prior Landlord in the event of any default by the original Landlord to pursue claims against such original or prior Landlord whether or not such claim is barred against Lender or a subsequent purchaser.

6. Notice and Right to Cure. Tenant agrees to provide Agent with a copy of each notice of default given to Landlord, under the Lease, at the same time as such notice of default is given to the Landlord, and that in the event of any default by the Landlord under the Lease, Tenant will take no action to terminate the Lease (a) if the default, is not curable by Lender (so long as the default does not interfere with Tenant’s use and occupation of the Premises), or (b) if the default is curable by Agent or Lenders, unless the default remains uncured for a period of thirty (30) days after written notice thereof shall have been given, postage prepaid, to Landlord at Landlord’s address, and to Agent at the address provided in Section 7 below; provided, however, that if any such default is such that it reasonably cannot be cured within such thirty (30) day period, such period shall be extended for such additional period of time (not to exceed 120 days) as shall be reasonably necessary (including, without limitation, a reasonable period of time to obtain possession of the Property and to foreclose the Mortgage, if necessary to effectuate a cure), if Agent gives Tenant written notice within such thirty (30) day period of Lender’s election to undertake the cure of the default and if curative action (including, without limitation, action to obtain possession and foreclose) is instituted within such thirty-day period and is thereafter diligently pursued. Agent and Lenders shall have no obligation to cure any default under the Lease, except to the extent provided in paragraph 4 above.

7. Notices. Any notice or communication required or permitted hereunder shall be in writing, and shall be given or delivered: (i) by United States mail, registered or certified, postage fully prepaid, return receipt requested, or (ii) by recognized courier service or recognized overnight delivery service; and in any event addressed to the party for which it is intended at its address set forth below:

To Agent:	Fleet National Bank 111 Westminster Street, Suite 800 Providence, RI 02903 Attention: Commercial Real Estate/Loan Administration Manager

To Tenant:	OSCIENT PHARMACEUTICALS CORPORATION 1000 Winter Street, Suite 2200 Waltham, MA 02451

or such other address as such party may have previously specified by notice given or delivered in accordance with the foregoing. Any such notice shall be deemed to have been given and received on the date delivered or tendered for delivery during normal business hours as herein provided.

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8. No Oral Change. This Agreement may not be modified orally or in any manner than by an agreement in writing signed by the parties hereto or their respective successors in interest.

9. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, personal representatives, successors and assigns, and any purchaser or purchasers at foreclosure of the Property or any portion thereof, and their respective heirs, personal representatives, successors and assigns.

10. Payment of Rent To Agent. Tenant acknowledges that it has notice that the Lease and the rent and all sums due thereunder have been assigned to Agent as part: of the security for the Obligations secured by the Mortgage Documents. In the event Agent notifies Tenant of a default under the Loan and demands that Tenant pay its rent and all other sums due under the Lease to Agent, Tenant agrees that it will honor such demand and pay its rent and all other sums due under the Lease to Agent, or Agent’s designated agent, until otherwise notified in writing by Agent. Borrower unconditionally authorizes and directs Tenant to make rental payments directly to Lender following receipt of such notice and further agrees that Tenant may rely upon such notice without any obligation to further inquire as to whether or not any default exists under the Mortgage Documents, and that Borrower shall have no right or claim against Tenant for or by reason of any payments of rent or other charges made by Tenant to Agent following receipt of such notice.

11. No Amendment or Cancellation of Lease. So long as the Mortgage remains undischarged of record and except as provided herein to the contrary (including paragraph 6 hereof), Tenant shall not amend or modify the Lease, or consent to an amendment or modification of the Lease, or agree to subordinate the Lease to any other Mortgage, without Agent’s prior written consent in each instance if required under the Mortgage or other Loan Documents, such consent not to be unreasonably withheld.

12. Captions. Captions and headings of sections are not parts of this Agreement and shall not be deemed to affect the meaning or construction of any of the provisions of this Agreement.

13. Counterparts. This Agreement may be executed in several counterparts each of which when executed and delivered is an original, but all of which together shall constitute one instrument.

14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

15. Parties Bound. The provisions of this Agreement shall be binding upon and inure to the benefit of Tenant, Agent, Lenders and Borrower and their respective successors and assigns; provided, however, reference to successors and assigns of Tenant shall not constitute a consent by Landlord or Borrower to an assignment or sublet by Tenant, but has reference only to those instances in which such consent is not required pursuant to the Lease or for which such consent has been given.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

AGENT: FLEET NATIONAL BANK, As Agent

By
Name
Title

TENANT: OSCIENT PHARMACEUTICALS CORPORATION, a Massachusetts corporation

By
Name
Title

(Continued on next page)

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[For Agent]

STATE OF RHODE ISLAND

COUNTY OF PROVIDENCE

On                                         , 2004 before me,                                         , a Notary Public in and for the State of Rhode Island, personally appeared                                         , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that his/her signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Signature	(Seal)

[For Tenant]

STATE OF ________________

COUNTY OF ______________

On                                         , 2004 before me,                                         , a Notary Public in and for the State of                                         , personally appeared _______________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that his/her signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Signature	(Seal)

, Notary Public
My Commission Expires:
[Seal]

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CONSENT BY LANDLORD

The undersigned acknowledges and approves the terms and conditions of the foregoing Agreement as of this __________ day of July, 2004.

LANDLORD:

BAY COLONY CORPORATE CENTER LLC, a Delaware limited liability company

By	SHORENSTEIN REALTY SERVICES, L.P., a California limited partnership, its manager

By
Print Name

Title

STATE OF NEW YORK

________________________________________________,	ss.	Date: July __ 2004

Then personally appeared before me the above-named                                          of Shorenstein Management, Inc., a California corporation, which is the general partner of _______________, the Shorenstein Realty Services, L.P., a California limited partnership, which is the manager of Bay Colony Corporate Center LLC, a Delaware limited liability company, and acknowledged the foregoing to be his/her free act and deed and the free act and deed of such corporation, limited partnership, and limited liability company.

, Notary Public
My Commission Expires:
[Seal]

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Exhibit A

Legal Description of Property

Page

Parcel I:

That certain Parcel of land together with all buildings and improvements now or hereafter situate in Waltham in the County of Middlesex, Commonwealth of Massachusetts, described as follows:

Northeasterly by Winter Street, eight hundred sixty-six and 87/100 feet;

Easterly by land now or formerly of City of Cambridge, four hundred forty-two and 93/10) feet;

Southwesterly by land now or formerly of Waltham Resources Corp., ten hundred and fifty feet; and

Northerly by three lines measuring together, four hundred fourteen and 19/100 feet,

Northwesterly by three lines measuring together, seven hundred forty-three and 28/100 feet,

Southwesterly being a curving line, three hundred sixty-four and 63/100 feet,

Northwesterly, one hundred forty and 15/100 feet,

Northeasterly, ninety-two and 37/100 feet,

Northwesterly, twenty feet,

Northeasterly, three hundred and eight-three feet, and

Northwesterly, twenty feet, all by lot 6 as shown on plan hereinafter mentioned.

Said Parcel is shown as lot 5, Sheet 4, on said plan (Plan No. 41218C).

All of said boundaries are determined by the Land Court to be located as shown on a subdivision plan, as approved by the Land Court, filed in the Land Registration Office, a copy of which is filed in the Middlesex South Registry District of the Land Court in Registration Book 1051, Page 79, with Certificate 184229.

Parcel II:

That certain Parcel of land together with all buildings and improvements now or hereafter situate in Waltham in the County of Middlesex, Commonwealth of Massachusetts, described as follows:

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(CONTINUED)

Page

Northeasterly by Winter Street, four hundred and one feet;

Southeasterly, twenty feet,

Southwesterly, three hundred and eighty-three feet,

Southeasterly, twenty feet,

Southwesterly, ninety-two and 37/100 feet,

Southeasterly, one hundred forty and 15/100 feet,

Northeasterly, being a curving line, three hundred sixty-four and 63/100 feet,

Southeasterly, by three lines measuring together, seven hundred forty-three and 28/100 feet,

Southerly, by three lines measuring together, four hundred fourteen and 19/100 feet, all by lot 5 as shown on plan hereinafter mentioned;

Southwesterly by land now or formerly of Waltham Resources Corp., four hundred eighty-nine and 18/100 feet;

Northerly, four hundred twelve and 10/100 feet, and

Northwesterly, three hundred twenty-six and 44/100 feet, by lot 7 on said plan; and

Northeasterly, thirteen and 10/100 feet,

Northwesterly, three hundred seventy-nine and 63/100 feet,

Northwesterly, again, four hundred forty-seven and 33/100 feet,

Northeasterly, two hundred five and 91/100 feet; and

Northwesterly, twenty feet, all by lot 8 on said plan.

Said Parcel is shown as lot 6, Sheet 3, on said plan (Plan No. 41218C).

All of said boundaries are determined by the Land Court to be located as shown on a subdivision plan, as approved by the Land Court, filed in the Land Registration Office, a copy of which is filed in the Middlesex South Registry District of the Land Court in Registration Book 1051, Page 79, with Certificate 184229.

2

(CONTINUED)

Page

Parcel III:

Those certain Parcels of land together with all buildings and improvements now or hereafter situate in Waltham, in the County of Middlesex, Commonwealth of Massachusetts, being shown as lots 10 and 11 on a plan entitled “Land Court Plan of Land in Waltham, Mass., Prepared For: London & Leeds Development Corp.”, scale: 1”=80’ dated May 2, 1995, prepared by Schofield Brothers of New England Inc., 1071 Worcester Read, Framingham, Mass, 01701, filed in the Middlesex South Registry District of the Land Court as Land Court Plan No. 41218E.

Together with the rights, easements, benefits and appurtenances contained in the following instruments:

(1) Declaration of Easement dated April 30, 1984 filed in the Middlesex South Registry District of the Land Court as Document No. 661086 (affects Parcels I, II, and III);

(2) Declaration of Restrictions dated October 20, 1983 recorded in the Middlesex South District Registry of Deeds in Book 15274, Page 590 (affects Parcels I and II);

(3) Grant of Utility Easements dated October 20, 1983 and recorded in said Registry in Book 15274, Page 577 and filed as Document No. 649824 (affects Parcels I, II, and III);

(4) License Agreement dated June 8, 1984 recorded in said Registry in Book 15651, Page 171 (affects Parcels I and II);

(5) Declaration of Easements and Covenants dated October 30, 1986 filed as Document No. 726257 as amended by First Amendment of Declaration of Easements and Covenants dated December 15, 1997 filed as Document No. 1049953 (affects Parcels I, II and III); and

(6) Grant of Drainage Easements dated October 20, 1983 recorded in Book 15274, Page 597 (affects Parcels I, II and III).

NOTE: As hereinafter used, “recorded” shall mean “recorded with the Middlesex South District Registry of Deeds”, and “registered/filed” shall mean “registered/filed with the Middlesex South Registry District of the Land Court”.

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